Exhibit 99.1(F)

KB Insurance Co., Ltd

(Formerly LIG Insurance Co., Ltd) and Subsidiaries

Consolidated Financial Statements

December 31, 2015 and 2014

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Index

December 31, 2015 and 2014

Page(s)

Independent Auditor’s Report	1~2

Consolidated Financial Statements

Consolidated Statements of Financial Position	3

Consolidated Statements of Comprehensive Income	4~5

Consolidated Statements of Changes in Equity	6~7

Consolidated Statements of Cash Flows	8~9

Notes to the Consolidated Financial Statements	10~111

Independent Auditor’s Report

(English Translation of a Report Originally Issued in Korean)

To the Board of Directors and Shareholders of

KB Insurance Co., Ltd (formerly LIG Insurance Co., Ltd)

We have audited the accompanying consolidated financial statements of KB Insurance Co., Ltd (formerly LIG Insurance Co., Ltd) and its subsidiaries(collectively referred to as the the “Group”), which comprise the consolidated statement of financial position as of December 31, 2015, and the consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the year then ended and notes to the consolidated financial statements, including a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of consolidated financial statements in accordance with the International Financial Reporting Standards as adopted by the Republic of Korea (Korean IFRS), and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with Korean Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as of December 31, 2015, and its consolidated financial performance and its consolidated cash flows for the year then ended in accordance with Korean IFRS.

Other Matters

The consolidated financial statements of the Group as of and for the year ended December 31, 2014, were audited by other auditors, whose report dated March 11, 2015, expressed an unmodified opinion on those statements. Those consolidated financial statements did not include the adjustments described in Note 2.2(3). However, the consolidated financial statements as of and for the year ended December 31, 2014, presented herein for comparative purposes, include such adjustments.

Auditing standards and their application in practice vary among countries. The procedures and practices used in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries.

/s/ Samil PricewaterhouseCoopers

March 10, 2016

Seoul, Korea

This report is effective as of March 10, 2016, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Consolidated Statements of Financial Position

December 31, 2015 and 2014

(In Korean won)	Note	2015	2014
Assets
Cash and cash equivalents	4,5,8,23,32	769,207,926,792	566,224,007,639
Financial assets at fair value through profit or loss	4,5,9,14,32	979,945,507,137	1,521,499,395,198
Available-for-sale financial assets	4,5,10,23,32	8,560,472,085,861	7,139,877,019,402
Held-to-maturity financial assets	4,5,11,32	2,148,197,811,515	1,635,316,856,821
Loans	4,5,12,32	6,755,519,047,911	6,420,032,957,683
Other receivables	4,5,12,23,32	907,175,730,176	1,145,210,169,719
Investments in associates	13	7,435,741,213	10,827,460,997
Derivative assets to hedge	4,5,14	11,177,788,388	32,597,634,168
Reinsurance assets	4,15	776,233,697,415	894,957,135,525
Investment property	16,18	333,736,147,564	315,747,244,117
Property and equipment	17,18	760,877,896,857	809,978,699,148
Intangible assets	19	41,191,160,904	51,227,861,289
Assets of disposal group classified as held for sale	20	1,039,888,312,108	—
Current tax assets		2,315,313,716	4,309,671,568
Deferred income tax assets	46	2,427,223,829	1,513,543,375
Deferred acquisition costs	21	1,654,854,101,613	1,606,591,492,707
Other assets	22	48,641,426,413	41,619,439,865
Separate account assets	51	2,722,036,877,851	1,744,168,910,179

Total assets		27,521,333,797,263	23,941,699,499,400

Liabilities
Insurance liabilities	24	20,447,989,539,790	18,484,673,103,264
Financial liabilities at fair value through profit or loss	5,14,25	7,001,616,938	189,667,671,179
Deposits	5,26	—	95,497,317,854
Debts	5,27	—	295,301,754,649
Other financial liabilities	5,28,32	528,311,743,729	553,468,035,646
Derivative liabilities to hedge	5,14	95,336,345,346	63,410,932,856
Provisions	29	47,277,649,541	28,990,896,108
Net defined benefit liabilities	30	103,397,977,900	84,745,578,591
Liabilities of disposal group classified as held for sale	20	884,469,740,813	—
Current tax liabilities		16,705,084,363	—
Deferred tax liabilities	46	245,563,982,782	209,783,762,562
Other liabilities	31	42,238,270,277	35,189,775,251
Separate account liabilities	51	2,991,801,912,071	2,147,385,034,827

Total liabilities		25,410,093,863,550	22,188,113,862,787

Equity
Capital stock	33	30,000,000,000	30,000,000,000
Capital surplus	33	181,120,621,932	49,715,102,618
Capital adjustments	33	(8,508,615)	(56,607,409,411)
Accumulated other comprehensive income	33	285,657,046,146	250,316,298,646
Accumulated other comprehensive income of disposal groups	33	1,534,340,393	—
Retained earnings	33	1,582,383,902,252	1,443,753,025,693

Equity attributable to shareholders of the Parent company		2,080,687,402,108	1,717,177,017,546
Non-controlling interests	33	30,552,531,605	36,408,619,067

Total equity		2,111,239,933,713	1,753,585,636,613

Total liabilities and equity		27,521,333,797,263	23,941,699,499,400

The accompanying notes are an integral part of these consolidated financial statements.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Consolidated Statements of Comprehensive Income

Years ended December 31, 2015 and 2014

(In Korean won)	Note	2015	2014
Operating revenue
Premium income	34	9,124,342,819,637	8,837,489,849,738
Reinsurance income	36	682,091,879,383	678,750,827,691
Recovered expenses	41	103,423,710,107	132,714,988,739
Interest income	6,37	615,085,381,934	562,990,094,152
Dividend income	6	65,973,127,494	55,159,041,166
Gain on valuation and disposal of securities	6,38	134,204,797,116	121,995,168,033
Gain on valuation and disposal of loans and other receivables	6,39	164,076,340	3,483,229,068
Gain on valuation and disposal of derivatives	6,14,40	29,673,128,139	40,638,427,183
Gain on valuation and disposal of Investments in subsidiaries		352,557,223	5,099,420,017
Foreign currency transaction gain	6	201,780,246,386	118,106,817,185
Gain on changes in reinsurance assets	15	—	102,306,961,561
Other income	43,44	58,240,200,721	49,847,853,006
Separate account income	51	94,949,906,565	69,914,386,669

		11,110,281,831,045	10,778,497,064,208

Operating expenses
Change in insurance liabilities	24	1,942,098,969,592	2,368,983,693,207
Insurance claims paid	35	3,234,418,113,439	3,015,975,700,933
Refund of surrender value and dividend expenses	35	2,291,491,508,146	2,152,748,056,075
Reinsurance expenses	36	883,531,939,682	941,109,106,025
Loss from reimbursement	22	784,223,510	1,290,725,030
Claim survey expenses paid	42	219,952,379,714	202,621,897,831
Amortization of deferred acquisition costs	21	654,047,419,224	644,567,414,934
Insurance operating expenses	42	953,613,019,902	905,903,523,152
Interest expense	6,37	752,201,426	555,552,097
Loss on valuation and disposal of securities	6,38	93,085,193,255	65,059,684,689
Loss on valuation and disposal of loans and other receivables	6,39	11,633,056,110	4,799,262,685
Loss on valuation and disposal of derivatives	6,14,40	172,321,832,759	101,392,727,183
Loss on investments on subsidiaries and associates		1,004,530,395	—
Foreign currency transaction loss	6	23,039,989,030	22,989,671,578
Administrative expenses for assets	42	78,328,249,647	69,795,437,405
Loss on changes of reinsurance assets	15	130,428,933,316	—
Administrative expenses for real estate	16	16,291,391,710	16,234,568,957
Other expenses	43,44	66,118,983,627	60,976,771,029
Separate account expenses	51	94,949,906,565	69,914,386,669

		10,867,891,841,049	10,644,918,179,479

Operating income		242,389,989,996	133,578,884,729

Non-operating income (expenses)
Non-operating income	45	4,559,041,271	13,877,584,822
Non-operating expenses	45	4,810,924,051	11,331,174,641

		(251,882,780)	2,546,410,181

Profit before income tax from continuing operations		242,138,107,216	136,125,294,910

Income tax expense from continuing operations	46	53,463,770,378	26,174,236,650

Profit for the year from continuing operations	7	188,674,336,838	109,951,058,260

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Consolidated Statements of Comprehensive Income

Years ended December 31, 2015 and 2014

(In Korean won)	Note	2015	2014
Profit for the year from discontinued operations	7,20	(29,326,171,733)	(721,746,227)
Profit for the year	33	159,348,165,105	109,229,312,033
Other comprehensive income	33	36,273,649,061	166,745,769,237
Items that will not be reclassified subsequently to profit or loss
Remeasurements of defined benefit plans	30	2,064,447,572	(9,318,858,299)
Items that may be subsequently reclassified to profit or loss
Unrealized net change in fair value of available-for-sale financial assets	6	42,530,142,800	162,550,725,025
Effective portion of changes in fair value of cash flow hedges	6	(661,144,807)	1,001,300,612
Unrealized net change in other comprehensive income of associate		(18,231,841)	23,734,132
Foreign currency translation differences for foreign operations		(4,196,363,119)	(1,830,488,828)
Other comprehensive income arising from separate account		(3,445,201,544)	14,319,356,595

		36,273,649,061	166,745,769,237

Total comprehensive income for the year		195,621,814,166	275,975,081,270

Profit for the year attributable to :
Shareholders of the Parent Company		164,198,627,698	109,341,984,412
Non-controlling interests		(4,850,462,593)	(112,672,379)

		159,348,165,105	109,229,312,033

Total comprehensive income for the year attributable to :
Shareholders of the Parent Company		201,073,715,591	275,252,834,989
Non-controlling interests		(5,451,901,425)	722,246,281

		195,621,814,166	275,975,081,270

Earnings per share
Basic earnings per share	47	3,117	2,115

The accompanying notes are an integral part of these consolidated financial statements.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Consolidated Statements of Changes in Equity

Years ended December 31, 2015 and 2014

(In Korean won)	Capital stock	Capital surplus	Capital adjustments	Accumulated other comprehensive income	Retained earnings	Non-controlling interests	Total

Balance at January 1, 2014	30,000,000,000	49,715,102,618	(56,601,850,642)	101,278,962,021	1,343,301,326,599	36,687,540,504	1,502,381,081,100
Total comprehensive income (loss)
Profit (loss) for the year	—	—	—	—	109,341,984,412	(112,672,379)	109,229,312,033
Net change in fair value of available-for-sale financial assets	—	—	—	161,790,745,167	—	759,979,858	162,550,725,025
Effective portion of changes in fair value of cash flow hedges	—	—	—	1,001,300,612	—	—	1,001,300,612
Net change in fair value of subsidiaries	—	—	—	23,013,428	—	720,704	23,734,132
Foreign currency translation differences for foreign operations	—	—	—	(1,895,854,556)	—	65,365,728	(1,830,488,828)
Other comprehensive income arising from separate account	—	—	—	14,319,356,595	—	—	14,319,356,595
Remeasurements of defined benefit plans	—	—	—	(9,327,710,669)	—	8,852,370	(9,318,858,299)
Transactions with owners of the Group
Dividends to owners of the Group	—	—	—	—	(25,854,910,500)	—	(25,854,910,500)
Others
Transfer of revaluation of property and equipment	—	—	—	(16,873,513,952)	16,846,334,719	—	(27,179,233)
Changes in consolidated subsidiaries	—	—	(5,558,769)	—	118,290,463	998,832,282	1,111,563,976

Balance at December 31, 2014	30,000,000,000	49,715,102,618	(56,607,409,411)	250,316,298,646	1,443,753,025,693	36,408,619,067	1,753,585,636,613

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Consolidated Statements of Changes in Equity

Years ended December 31, 2015 and 2014

(In Korean won)	Capital stock	Capital surplus	Capital adjustments	Accumulated other comprehensive income	Accumulated other comprehensive income of disposal group	Retained earnings	Non- controlling interests	Total

Balance at January 1, 2015	30,000,000,000	49,715,102,618	(56,607,409,411)	250,316,298,646	—	1,443,753,025,693	36,408,619,067	1,753,585,636,613
Total comprehensive income (loss)
Profit (loss) for the year	—	—	—	—	—	164,198,627,698	(4,850,462,593)	159,348,165,105
Net change in fair value of available-for-sale financial assets	—	—	—	43,007,804,370	—	—	(477,661,570)	42,530,142,800
Effective portion of changes in fair value of cash flow hedges	—	—	—	(661,144,807)	—	—	—	(661,144,807)
Net change in fair value of associates	—	—	—	(18,457,972)	—	—	226,131	(18,231,841)
Foreign currency translation differences for foreign operations	—	—	—	(4,070,062,000)	—	—	(126,301,119)	(4,196,363,119)
Other comprehensive income arising from separate account	—	—	—	(3,445,201,544)	—	—	—	(3,445,201,544)
Remeasurements of defined benefit plans	—	—	—	2,062,149,846	—	—	2,297,726	2,064,447,572
Classified as held-for-sale	—	—	—	(1,534,340,393)	1,534,340,393	—	—	—

Transactions with owners of the Group
Dividends to owners of the Group	—	—	—	—	—	(25,854,910,500)	—	(25,854,910,500)
Other changes	—	—	—	—	—	287,159,361	(287,159,361)	—
Disposal of treasury stocks	—	131,405,519,314	56,599,754,316	—	—	—	—	188,005,273,630

Others
Changes in consolidated subsidiaries	—	—	(853,520)	—	—	—	(117,026,676)	(117,880,196)

Balance at December 31, 2015	30,000,000,000	181,120,621,932	(8,508,615)	285,657,046,146	1,534,340,393	1,582,383,902,252	30,552,531,605	2,111,239,933,713

The accompanying notes are an integral part of these consolidated financial statements.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Consolidated Statements of Cash Flows

Years ended December 31, 2015 and 2014

(In Korean won)	2015	2014

Cash flows from operating activities
Profit before income tax	215,726,257,559	135,958,482,177
Adjustments for:
Interest income	(637,396,591,744)	(583,929,317,614)
Interest expense	10,086,858,512	10,552,539,555
Dividend income	(66,027,858,554)	(55,239,989,986)
Change in reinsurance assets	130,428,933,316	(102,306,961,561)
Net loss from reimbursement	784,223,510	1,290,725,030
Net gain on valuation and disposal of securities	(40,425,659,533)	(49,459,177,544)
Net loss on valuation of loans and other receivables	11,106,366,957	5,395,948,482
Net loss on valuation and disposal of derivatives	143,706,362,201	64,096,531,393
Net gain on Investments in subsidiaries	(1,022,915,412)	(1,024,759,442)
Net foreign currency transaction loss gain	(158,268,205,964)	(95,598,216,075)
Change in insurance liabilities	1,942,098,969,646	2,368,983,693,207
Amortization of deferred acquisition costs	654,047,419,224	644,567,414,934
Depreciation	41,836,282,157	43,530,582,401
Amortization of intangible assets	10,759,802,915	18,822,511,119
Impairment loss on intangible assets	1,316,607,582	5,112,820,191
Net gain on disposal of assets held for sale	—	(6,867,837,446)
Impairment loss on asset group held for sale	37,787,910,820	—
Pension expenses	39,065,965,793	30,250,345,331
Other operating loss	16,983,671,700	5,159,285,261

	2,352,594,400,685	2,439,294,619,413

Changes in:
Financial assets at fair value through profit or loss	(365,167,203,487)	(330,507,021,993)
Joint compensation fund	(691,220,709)	276,981,873
Derivative assets to hedge	—	(708,457,000)
Loans	(487,497,351,002)	(743,243,123,922)
Other receivables	262,297,648,460	(190,562,118,581)
Deferred acquisition costs	(702,310,028,130)	(639,872,446,974)
Other assets	(8,452,016,777)	20,569,651,572
Separate account assets	(982,413,088,442)	(295,264,097,094)
Financial liabilities at fair value through profit or loss	69,185,791,533	99,044,953,987
Deposits	27,391,335,699	30,350,141,910
Other financial liabilities	12,740,019,915	18,931,103,162
Derivative liabilities to hedge	2,064,481,756	35,343,675,224
Provisions	(76,041,194)	(45,100,000)
Liability for defined benefit plans	(16,552,434,619)	(35,456,027,895)
Other liabilities	(3,600,265,919)	(25,487,227,303)
Separate account liabilities	844,416,877,244	530,146,091,376
Foreign currency translation differences for foreign operations	5,260,153,391	5,990,845,954

	(1,343,403,342,281)	(1,520,492,175,704)

Income tax paid	(56,409,983,778)	(24,886,535,543)

Interest received	652,036,118,326	598,246,207,575

Interest paid	(9,853,798,239)	(10,548,314,239)

Dividends received	62,766,031,312	58,178,679,686

Net cash inflow from operating activities	1,657,729,426,025	1,539,792,481,188

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Consolidated Statements of Cash Flows

Years ended December 31, 2015 and 2014

(In Korean won)	2015	2014

Cash flows from investing activities
Proceeds from sale of available-for-sale financial assets	2,669,595,101,538	2,198,968,509,640
Acquisitions of available-for-sale financial assets	(3,882,134,610,989)	(3,517,252,441,942)
Proceeds from redemption of held-to-maturity financial assets	34,466,033,617	—
Acquisitions of held-to-maturity financial assets	(543,311,900,000)	(101,568,306,004)
Proceeds from sale of property and equipment	2,003,074,176	4,236,446,682
Acquisitions of property and equipment	(11,184,290,280)	(13,016,194,879)
Proceeds from sale of intangible assets	2,702,930,059	4,295,000,000
Acquisitions of intangible assets	(10,742,463,875)	(6,467,478,878)
Proceeds from sale of assets held for sale	—	43,470,333,320
Proceeds from sale of investments in associates and subsidiaries	15,526,569,650	—
Acquisitions of investments in associates and subsidiaries	(20,000,000)	(10,000,000)
Decrease in guarantee deposits	8,981,365,754	7,116,900,097
Increase in guarantee deposits	(5,439,645,826)	(5,845,728,399)
Cash inflows from hedging activities	6,075,714,987	33,205,146,797
Cash outflows from hedging activities	(98,459,615,177)	(11,528,546,780)

Net cash outflow from investing activities	(1,811,941,736,366)	(1,364,396,360,346)

Cash flows from financing activities
Dividends paid	(26,036,502,889)	(25,854,759,180)
Increase in debts	164,574,542,405	—
Decrease in debts	—	(122,107,622,867)
Increase in guarantee deposits from lessee	3,858,234,571	2,495,739,451
Decrease in guarantee deposits from lessee	(4,968,853,330)	(3,035,465,257)
Cash inflow from changes in ownership interests in subsidiaries	—	1,323,000,000
Cash outflow from changes in ownership interests in subsidiaries	(91,026,000)	(595,208,900)
Disposal of treasury stocks	229,958,000,000	—

Net cash inflow (outflow) from financing activities	367,294,353,973	(147,774,316,753)

Effect of exchange rate fluctuations on cash and cash equivalents	1,178,149,876	271,633,778

Net increase in cash and cash equivalents	214,260,193,508	27,893,437,867
Cash and cash equivalents at beginning of the year	566,224,007,639	538,330,569,772

Cash and cash equivalents at end of the year	780,484,201,147	566,224,007,639

Cash and cash equivalents classified as disposal groups	11,276,274,355	—

Cash and cash equivalents in the consolidated financial position at the end of the year	769,207,926,792	566,224,007,639

The accompanying notes are an integral part of these consolidated financial statements

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

1. The Parent Company

Overview of KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and its subsidiaries (the “Group”) is as follows.

(1) Overview of the Parent Company

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) (the “Parent Company”) was incorporated on January 27, 1959, under the laws of the Republic of Korea to engage in non-life insurance related business and asset management for the business as the Parent Company’s main business model. As of December 31, 2015, the Parent Company has 60 branch offices and 323 business offices. In June 1976, the Parent Company went public on the Korea Stock Exchange. The Parent Company’s major shareholder is KB Financial Group Inc. (33.29%) as of December 31, 2015.

(2) Overview of the consolidated subsidiaries

Details of ownership interests of the consolidated subsidiaries as of December 31, 2015 and 2014, are as follows:

Subsidiaries	Location	Industry	Date of financial statements	2015		2014
				Owner- ship	Ownership of non- controlling interests	Owner- ship	Ownership of non- controlling interests
Leading Insurance Services, Inc.	USA	Management service	Dec 31	100.00%	—	100.00%	—
LIG Insurance (China) Co., Ltd	China	Non-life insurance	Dec 31	100.00%	—	100.00%	—
PT. KB Insurance Indonesia (Formerly LIG Insurance Co., Ltd)	Indonesia	Non-life insurance	Dec 31	70.00%	30.00%	70.00%	30.00%
LIG Investment & Securities Co., Ltd[1]	Korea	Financial investment	Dec 31	82.35%	17.65%	82.35%	17.65%
KB Claims Survey & Adjusting (Formerly LIG Claims & Adjusting Co., Ltd)	Korea	Claim service	Dec 31	100.00%	—	100.00%	—
KB Sonbo CNS Co., Ltd (Formerly LIG Tomorrowplus Co., Ltd)	Korea	Management service	Dec 31	100.00%	—	100.00%	—

1 The Group is classified as a disposal group held for sale with approval of the board of directors (Note 20).

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(3)	Overview of the consolidated beneficiary certificates

Details of consolidated beneficiary certificates as of December 31, 2015, are as follows:

Company	Location	Industry	Ownership interests
			2015	2014
KB Smart Stepup Private Fund 2nd	Korea	Financial investment	0.00%	100.00%
KB Smart Stepup Private Fund 3rd	Korea	Financial investment	100.00%	100.00%
KB Smart Stepup Private Fund 4th	Korea	Financial investment	100.00%	100.00%
KB Hope Partner Private Fund Bond 1st	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 30th	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 31st	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 32nd	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 33rd	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 36th	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 43rd	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 44th	Korea	Financial investment	100.00%	100.00%
Dongbu Private Fund 16th	Korea	Financial investment	89.52%	99.96%
Mirae Asset Triumph Private Equity Investment Trust 38th	Korea	Financial investment	100.00%	100.00%
Shinhan BNPP Private Fund 42nd	Korea	Financial investment	100.00%	100.00%
Hana Landchip Real estate Private Fund 58th	Korea	Financial investment	99.99%	99.99%
Hanwha Private Equity Securities Investment Trust 86th	Korea	Financial investment	100.00%	100.00%
Hyundai Aviation Private Fund 2nd	Korea	Financial investment	0.00%	100.00%
Hyundai Aviation Private Fund 3rd	Korea	Financial investment	99.96%	99.95%
Hyundai Power Private Fund 3rd	Korea	Financial investment	99.95%	0.00%
Shinhan BNPP Private Fund V-12th	Korea	Financial investment	0.00%	100.00%
Pheonix Blue DIP Private Fund 4th	Korea	Financial investment	0.00%	100.00%

(4)	Changes in subsidiaries

Company	Description
Hyundai Power Private Fund 3rd	Included in the consolidation due to gain of control through a new investment
Shinhan BNPP Private Fund V-12th	Excluded from the consolidation due to disposal of investment
Pheonix Blue DIP Private Fund 4th	Excluded from the consolidation due to disposal of investment
Hyundai Aviation Private Fund 2nd	Excluded from the consolidation due to disposal of investment
KB Smart Stepup Private Fund 2nd	Excluded from the consolidation due to disposal of investment

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(5)	Summarized financial information of subsidiaries and beneficiary securities

Summarized financial information of subsidiaries and beneficiary securities as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Assets	Liabilities	Equity	Revenue	Profit for the year	Total comprehensive income for the year
Company
Leading Insurance Services, Inc.	4,050	30	4,020	12,572	5	245
LIG Insurance (China) Co., Ltd	106,181	63,394	42,787	84,049	1,488	1,866
PT. KB Insurance Indonesia (Formerly LIG Insurance Co., Ltd)	42,074	29,488	12,586	21,518	847	426
LIG Investment & Securities, Co., Ltd	1,078,510	884,777	193,733	138,008	8,462	5,713
KB Claims Survey & Adjusting (Formerly LIG Claims & Adjusting Co., Ltd)	26,153	15,567	10,586	98,838	2,287	2,254
KB Sonbo CNS Co., Ltd (Formerly LIG Tomorrowplus Co., Ltd)	3,068	2,806	262	32,312	481	481
KB SmartStepUp 3rd	9,861	42	9,819	795	48	48
KB SmartStepUp 4th	9,839	23	9,816	1,165	79	79
KB HopePartner 1st	50,440	5	50,435	2,727	2,114	2,114
Daishin Forte Alpha Private Fund 30th	10,049	17	10,032	862	621	621
Daishin Forte Alpha Private Fund 31st	20,157	33	20,124	2,968	1,149	1,149
Daishin Forte Alpha Private Fund 32nd	10,006	16	9,990	812	566	566
Daishin Forte Alpha Private Fund 33rd	10,007	16	9,991	926	585	585
Daishin Forte Alpha Private Fund 36th	9,904	23	9,881	313	(26)	(26)
Daishin Forte Alpha Private Fund 43rd	10,002	27	9,975	694	319	319
Daishin Forte Alpha Private Fund 44th	10,120	22	10,098	708	409	409
Dongbu Private Fund 16th	42,361	2,955	39,406	2,308	1,874	1,874
Mirae Asset Triumph Private Fund 38th	50,178	178	50,000	2,722	2,080	2,080
Shinhan BNPP Private Fund 42nd	50,003	—	50,003	2,143	2,020	2,020
Hana Landchip Real estate Private Fund 58th	15,327	1,292	14,035	1,449	558	558
Hanhwa Private Fund 86th	50,035	2	50,033	2,147	1,944	1,944
Hyundai Aviation Private Fund 3rd	21,086	1	21,085	2,554	1,327	1,327
Hyundai Power Private Fund 3rd	23,464	28	23,436	3,740	2,042	2,151

	1,662,875	1,000,742	662,133	416,330	31,279	28,803

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	2014
(In millions of won)	Assets	Liabilities	Equity	Revenue	Profit for the year	Total comprehensive income for the year
Company
Leading Insurance Services, Inc.	4,025	250	3,775	15,009	135	219
LIG Insurance (China) Co., Ltd	141,156	100,236	40,920	36,682	986	1,633
PT. KB Insurance Indonesia (Formerly LIG Insurance Co., Ltd)	44,095	31,936	12,159	12,193	43	260
LIG Investment & Securities, Co., Ltd	801,039	612,927	188,112	108,293	(722)	3,730
KB Claims Survey & Adjusting (Formerly LIG Claims & Adjusting Co., Ltd)	22,702	14,371	8,331	92,099	(1,240)	(1,240)
KB Sonbo CNS Co., Ltd (Formerly LIG Tomorrowplus Co., Ltd)	2,443	2,662	(219)	30,942	(222)	(222)
KB SmartStepUp 2nd	20,156	354	19,802	1,597	(429)	(429)
KB SmartStepUp 3rd	10,161	151	10,010	1,032	10	10
KB SmartStepUp 4th	10,146	102	10,044	81	44	44
KB HopePartner 1st	50,210	2	50,208	226	208	208
Daishin Forte Alpha Private Fund 30th	10,300	90	10,210	1,699	10	10
Daishin Forte Alpha Private Fund 31st	20,655	158	20,497	2,693	479	479
Daishin Forte Alpha Private Fund 32nd	10,217	82	10,135	1,040	149	149
Daishin Forte Alpha Private Fund 33rd	10,198	86	10,112	1,262	110	110
Daishin Forte Alpha Private Fund 36th	10,552	215	10,337	728	337	337
Daishin Forte Alpha Private Fund 43rd	10,404	250	10,154	406	154	154
Daishin Forte Alpha Private Fund 44th	10,219	255	9,964	281	(36)	(36)
Dongbu Private Fund 16th	27,046	17	27,029	4,343	1,506	1,506
Mirae Asset Triumph Private Fund 38th	50,201	3	50,198	231	198	198
Shinhan BNPP Private Fund 42nd	50,217	2	50,215	224	215	215
Shinhan BNPP Private Fund V-12th	19,872	499	19,373	1,640	(811)	(811)
Pheonix Blue DIP Private Fund 4th	1,168	180	988	673	26	26
Hana Landchip Realestate Private Fund 58th	10,500	701	9,799	473	136	136
Hanhwa Private Fund 86th	50,224	3	50,221	231	221	221
Hyundai Aviation Private Fund 2nd	21,317	11	21,306	1,436	1,487	1,487
Hyundai Aviation Private Fund 3rd	21,248	40	21,208	2,154	643	643

	1,440,471	765,583	674,888	317,668	3,637	9,037

(6)	Details of non-controlling interests as of December 31, 2015, are as follows:

(In millions of won)	Profit (loss) to non- controlling interests	Accumulated non-controlling interests	Dividends paid to non-controlling interests
PT. KB Insurance Indonesia (Formerly LIG Insurance Indonesia Co., Ltd)	254	3,776	—
LIG Investment & Securities Co., Ltd	(5,104)	26,777	—

	(4,850)	30,553	—

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

2. Significant Accounting Policies

The principal accounting policies applied in the preparation of the consolidated financial statements are set out below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

2.1 Basis of Preparation

The Group maintains its accounting records in Korean won and prepares statutory financial statements in the Korean language (Hangul) in accordance with the International Financial Reporting Standards as adopted by the Republic of Korea (Korean IFRS). The accompanying consolidated interim financial statements have been condensed, restructured and translated into English from the Korean language financial statements.

Certain information attached to the Korean language financial statements, but not required for a fair presentation of the Group’s financial position, financial performance or cash flows, is not presented in the accompanying consolidated interim financial statements.

The consolidated interim financial statements of the Group have been prepared in accordance with Korean IFRS. These are the standards, subsequent amendments and related interpretations issued by the International Accounting Standards Board (IASB) that have been adopted by the Republic of Korea.

The preparation of the consolidated interim financial statements requires the use of certain critical accounting estimates. It also requires management to exercise judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 3.

2.2 Changes in Accounting Policies and Disclosure

(1) New and amended standards adopted by the Group

The Group newly applied the following amended and enacted standards and interpretation for the annual period beginning on January 1, 2015, and this application does not have a material impact on the consolidated financial statements.

- Amendment to Korean IFRS 1019, Employee Benefits

Korean IFRS 1019, Employee Benefits, allows a practical expedient for companies that operate defined benefit plans and when contributions are made by employees or third parties.

- Annual Improvements to Korean IFRS 2010-2012 Cycle

•	Amendment to Korean IFRS 1102, Share-based payment

Korean IFRS 1102, Share-based payment, clarifies the definition of a ‘vesting conditions’, ‘performance condition’, and ‘service condition’.

•	Amendment to Korean IFRS 1103, Business Combination

Korean IFRS 1103, Business Combination, clarifies the classification and measurement of contingent consideration in the business combination.

•	Amendment to Korean IFRS 1108, Operating Segments

Korean IFRS 1108, Operating Segments, requires disclosures of the judgments made by management in aggregating operating segments and a reconciliation of the reportable segments’ assets to the entity’s assets.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

•	Amendment to Korean IFRS 1016, Property, plant and equipment, and Korean IFRS 1038, Intangible assets

Korean IFRS 1016, Property, plant and equipment, and Korean IFRS 1038, Intangible assets, clarify how the gross carrying amount and the accumulated depreciation are treated where an entity uses the revaluation model.

•	Amendment to Korean IFRS 1024, Related Party Disclosures

Korean IFRS 1024, Related Party Disclosures, includes, as a related party, an entity that provides key management personnel services to the reporting entity or to the parent of the reporting entity (‘the management entity’).

- Annual Improvements to Korean IFRS 2011-2013 Cycle:

•	Amendment to Korean IFRS 1103, Business Combination

Korean IFRS 1103, Business Combination, clarifies that Korean IFRS 1103 does not apply to the accounting for the formation of any joint arrangement.

•	Amendment to Korean IFRS 1113, Fair Value Measurement

Korean IFRS 1113, Fair Value Measurement, clarifies that the portfolio exception, which allows an entity to measure the fair value of a group of financial instruments on a net basis, applies to all contracts (including non-financial contracts) within the scope of Korean IFRS 1039.

•	Amendment to Korean IFRS 1040, Investment property

Korean IFRS 1040, Investment property, clarifies that Korean IFRS 1040 and Korean IFRS 1103 are not mutually exclusive.

(2) New and amended standards not adopted by the Group

Certain amended accounting standards and interpretations that have been published that are not mandatory for December 31, 2015 reporting periods and have not been early adopted by the Group are set out below.

The Group does not expect the amendments to have a significant impact on the consolidated financial statements.

- Amendment to Korean IFRS 1001, Presentation of Financial Statements

- Korean IFRS 1016, Property, plant and equipment, and Korean IFRS 1041, Agriculture and fishing: Productive plants

- Korean IFRS 1016, Property, plant and equipment, and Korean IFRS 1038, Intangible assets: Amortization based on revenue

- Korean IFRS 1110, Consolidated Financial Statements, Korean IFRS 1028, Investments in Associates and Joint Ventures, and Korean IFRS 1112, Disclosures of Interests in Other Entities: Exemption for consolidation of investee

- Korean IFRS 1111, Joint Agreements

- Annual Improvements to Korean IFRS 2012-2014 Cycle

New standards issued but not effective for the financial year beginning January 1, 2015, and not early adopted are enumerated below.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

- Korean IFRS 1109, Financial Instruments

The new Standard issued in December 2015 regarding financial instruments replaces Korean IFRS 1039, Financial Instruments: Recognition and Measurement. Korean IFRS 1109, Financial Instruments, requires financial assets to be classified and measured on the basis of the holder’s business model and the instrument’s contractual cash flow characteristics. The Standard requires a financial instrument to be classified and measured at amortized cost, fair value through other comprehensive income, or fair value through profit or loss, and provides guidance on accounting for related gains and losses. The impairment model is changed into an expected credit loss model, and changes in those expected credit losses are recognized in profit or loss. This amendment has been partially reflected, which is consistent with the risk management of companies for hedge accounting. This amendments will be effective for annual periods beginning on or after January 1, 2018, with early adoption permitted.Early adoption of only the requirements related to financial liabilities designated at fair value through profit or loss is also permitted. The Group is in the process of determining the effects resulting from the adoption of the new Standard.

- Korean IFRS 1115, Revenue from Contracts with Customers

The new Standard for the recognition of revenue issued in December 2015 will replace Korean IFRS1018, Revenue, Korean IFRS 1011, Construction Contracts, and related Interpretations. Korean IFRS 1115, Revenue from Contracts with Customers, will replace the risk-and-reward model under the current standards and is based on the principle that revenue is recognized when control of goods or services transfer to the customer by applying the five-step process. Key changes to current practices include guidance on separate recognition of distinct goods or services in any bundled arrangement, constraint on recognizing variable consideration, criteria on recognizing revenue over time, and increased disclosures. This amendments will be effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. The Group is in the process of determining the effects resulting from the adoption of the new Standard.

(3) Other Major Changes

(a) Presentation of Change in Revaluation Surplus

The change in the revaluation surplus on the consolidated statement of comprehensive income for the year ended December 31, 2014, represented the sale of certain assets, and as it was not a reclassification of comprehensive income, consolidated comprehensive income for the prior year increased by ￦16,854 million, and had no impact on the previously reported consolidated profit for the year or consolidated net assets.

(b) Modification of Misstatement on Insurance Liabilities at the U.S Branch

In 2015, an error in the understatement of reserves for outstanding claims on insurance contract liabilities was discovered, and accordingly, the financial statements as of and for the year ended December 31, 2014, were restated to correct the error. As it was impracticable to ascertain the effects of the errors on the previous years’ financial statements, only the latest financial year’s financial statements were corrected.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(c) Adjustments required on the consolidated financial statements for the presentation on the change in revaluation surplus and the correction on the understatement of insurance contract liabilities at the US branch are as follows:

① Consolidated statements of financial position

(In millions of won)	Before Adjustment	Adjustment	After Adjustment
Reinsurance assets	885,578	9,379	894,957
Current income tax assets	659	3,651	4,310
Insurance contract liabilities	18,434,592	50,081	18,484,673
Current income tax liabilities	5,784	(5,784)	—
Gain (loss) on foreign currency translation differences for foreign operation	(5,880)	(1,715)	(7,595)
Retained earnings	1,473,305	(29,552)	1,443,753

② Consolidated statements of comprehensive income

(In millions of won)	Before Adjustment	Adjustment	After Adjustment
Operating income	10,769,513	8,984	10,778,497
Operating expenses	10,596,947	47,971	10,644,918
Profit before income tax from continuing operations	175,112	(38,987)	136,125
Income tax expense from continuing operations	35,609	(9,435)	26,174
Profit for the year from continuing operations	139,503	(29,552)	109,951
Foreign currency translation differences for foreign operations	(116)	(1,714)	(1,830)
Profit for the period attributable to shareholders of the Parent Company	138,894	(29,552)	109,342
Comprehensive income for the period attributable to shareholders of the Parent Company	289,646	(14,393)	275,253
Earnings per share (in Korean won)	2,686	(571)	2,115

[1]	Amounts after reclassifying profit of LIG Investment & Securities Co., Ltd, which is classified as disposal group held for sale, to profit for the year from discontinued operations.

2.3 Consolidation

The Group prepares the consolidated financial statements in accordance with Korean IFRS 1110, Consolidated Financial Statements.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(1) Subsidiaries

Subsidiaries are companies that are controlled by the Parent Company. The Group controls an investee when it is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. The existence and effects of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. Subsidiaries are fully consolidated from the date when control is transferred to the Group and de-consolidated from the date when control is lost.

The Group applies the acquisition method to account for business combinations. The consideration transferred is measured at the fair values of the assets transferred, and identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are initially measured at their fair values at the acquisition date. The Group recognizes any non-controlling interest in the acquiree on an acquisition-by-acquisition basis, either at fair value or at the non-controlling interest’s proportionate share of the recognized amounts of acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred.

Goodwill is initially measured as the excess of the aggregate of the consideration transferred, fair value of non-controlling interest and the acquisition-date fair value of the acquirer’s previously held equity interest in the acquiree over the fair value of net identifiable assets acquired and liabilities assumed. If this consideration is lower than the fair value of the net assets of the business acquired, the difference is recognized in profit or loss.

Balances of receivables and payables, income and expenses and unrealized gains on transactions within the Group are eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

(2) Associates

Associates are all entities over which the Group has significant influence, and investments in associates are initially recognized at acquisition cost using the equity method. Unrealized gains on transactions between the Group and its associates are eliminated to the extent of the Group’s interest in the associates. If there is any objective evidence that the investment in the associate is impaired, the Group recognizes the difference between the recoverable amount of the associate and its book value as impairment loss.

(3) Joint Arrangement

A joint arrangement, wherein two or more parties have joint control, is classified as either a joint operation or a joint venture. A joint operator has rights to the assets, and obligations for the liabilities, relating to the joint operation and recognizes the assets, liabilities, revenues and expenses relating to its interest in a joint operation. A joint-venture has rights to the net assets relating to the joint venture and accounts for that investment using the equity method.

2.4 Foreign Currency Translation

(a) Functional and Presentation Currency

Items included in the financial statements of the Group are measured using the currency of the primary economic environment in which it operates (“the functional currency”). The functional currency of the Group is Korean won and the same currency is used on the consolidated financial statements.

(b) Transactions and Balances

Foreign currency transactions are recognized by the functional currency with the exchange rate on the date of transactions or the rate on the valuation date in case of revaluation. Foreign exchange gains and losses resulting from the settlement of such transactions or from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit or loss.

The foreign exchange difference from non-monetary financial assets and liabilities are considered as gains or losses from the change in fair value that the difference in equity instrument at fair value through profit or loss is included in profit or loss and the difference of the instruments that are available-for-sale are recognized in other comprehensive income.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(c) Foreign Operations

If the functional currencies of the foreign operations are different from the Group’s reporting currency, financial performance and financial position are translated by the following method. Unless the functional currency of the foreign operations is the currency under hyper-inflated economy, the assets and liabilities in the consolidated financial statements (including comparative consolidated financial statements) are translated at the closing rate at the end of the reporting period. Average exchange rate during the reporting period is applied on the revenues and expenses on the consolidated statements of comprehensive income including comparative consolidated statements of comprehensive income and the foreign exchange differences from the translation are recognized as other comprehensive income.

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition of that foreign operation shall be treated as assets and liabilities of the foreign operation. Thus they shall be expressed in the functional currency of the foreign operation and shall be translated in Korean won at the closing rate

On the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, are reclassified from equity to profit or loss (as a reclassification adjustment) when the gain or loss on disposal is recognized. On the partial disposal of a foreign operation, the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income is reclassified to profit or loss.

2.5 Cash and Cash Equivalents

The Group classifies investment as cash equivalents only when it has a short maturity of, say, three months or less from the date of acquisition. Equity investments are excluded from cash equivalents unless they are, in substance, cash equivalents, for example in the case of preferred shares acquired within a short period of their maturity and with a specified redemption date.

2.6 Financial Assets

(a) Recognition and Classification

The Group classifies its financial assets in the following categories: financial assets at fair value through profit or loss, available-for-sale financial assets, loans and receivables, and held-to-maturity financial assets. Regular way purchases and sales of financial assets are recognized on trade date.

Without separating embedded derivatives from host contracts, the Group designates the hybrid instruments as an item that is recognized at fair value through profit or loss. The financial assets that are accounted as above are foreign currency convertible bonds and derivatives-linked securities.

When a financial asset is recognized initially, the Group measures it at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. After initial recognition, available-for-sale financial assets and financial assets at fair value through profit or loss are measured at their fair values. Loans and receivables and held-to-maturity financial assets are measured at amortized cost using the effective interest method.

A gain or loss arising from a change in the fair value of a financial asset at fair value through profit or loss is recognized in profit or loss. A gain or loss on an available-for-sale financial asset is recognized in other comprehensive income, until the financial asset is derecognized or impaired. At that time, the cumulative gain or loss previously recognized in other comprehensive income is reclassified from equity to profit or loss.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(b) Impairment

The Group assesses at the end of each reporting period whether there is any objective evidence that a financial asset or group of financial assets are impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred, if and only if, there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

The objective evidence of the impairments includes significant financial difficulty of the issuer or obligor and more than six-month overdue of principal or interest payment. . A significant (30%) or prolonged (6 months) decline in the fair value of an available-for-sale equity instrument below its cost is also objective evidence of impairment.

If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured and recognized in profit or loss through other operating income and expenses.

- Loans and Receivables

If there is objective evidence that an impairment loss on loans and receivables carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

The Group first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant (individual assessment of impairment) and individually or collectively for financial assets that are not individually significant. If the Group determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses are calculated by discounting the expected future cash flows of a loan at its original effective interest rate and comparing the resultant present value with the loan’s current carrying amount. This process normally encompasses management’s best estimate, such as operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

A methodology based on historical loss experience is used to estimate incurred loss on group of assets for collective assessment of impairment. Such methodology incorporates factors such as type of loans and borrowers, credit rating, size of portfolios, loss emergence period, recovery period and applies probability of incurred default on an individual or group of assets, nominal recovery rate of collaterals and loans and loss given default by type of recovery method. Also, historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions that did not affect the period on which the historical loss experience is based and to remove the effects of conditions in the historical period that do not exist currently. The methodology and assumptions used for collective assessment of impairment are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

Impairment loss on loans reduces the carrying amount of the asset through use of an allowance account, and when a loan becomes uncollectable, it is written off against the related allowance account. If, loans and receivables that are previously written off are subsequently collected, the amount of allowance increases, and the adjustment is recognized in profit or loss.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

- Available-for-sale financial assets

When a decline in the fair value of an available-for-sale financial asset has been recognized in other comprehensive income and there is objective evidence that the asset is impaired, the cumulative loss (the difference between the acquisition cost and current fair value, less any impairment loss on that financial asset previously recognized in profit or loss) that had been recognized in other comprehensive income is reclassified from equity to profit or loss as part of other operating income and expenses.

If, in a subsequent period, the fair value of a debt instrument classified as available-for-sale increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in profit or loss, the impairment loss is reversed, with the amount of the reversal recognized in profit or loss. However, impairment losses recognized in profit or loss for an investment in an equity instrument classified as available-for-sale are not reversed through profit or loss.

- Held-to-maturity financial assets

If there is objective evidence that an impairment loss on held-to-maturity financial assets carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The impairment loss on held-to-maturity financial assets is directly deducted from the carrying amount.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed. The reversal shall not result in a carrying amount of the financial asset that exceeds what the amortized cost would have been had the impairment not been recognized at the date the impairment is reversed. The amount of the reversal is recognized in profit or loss.

(c) Derecognition

If the Group transfers a financial asset, but retains substantially all the risks and rewards of ownership of the financial asset for example due to a right of recourse in the event of debtor’s defaults, the Group continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

(d) Offsetting

A financial asset and a financial liability are offset and the net amount presented in the consolidated statement of financial position when, and only when, the Group currently has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously. The legally enforceable right to setoff is not contingent upon future events and is enforceable under any circumstances – under the normal course of business, the event of default or the event of solvency or bankruptcy.

2.7 Derivatives

All derivative financial instruments are measured at fair value. Gains or losses arising from a change in fair value are recognized as follows.

(a) Derivatives for hedge

The Group enters into numerous derivative financial instrument contracts such as currency forwards, interest rate swaps, currency swaps and others to manage its exposures to fluctuations in interest rates and currency exchange, amongst others. It designates certain derivatives as hedging instruments to hedge the risk of changes in fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge) and the risk of changes in cash flow of highly probable forecast transactions and the currency exchange risk at firm commitment (cash flow hedge).

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

At the inception of the hedge, there is formal designation and documentation of the hedging relationship and the risk management objective and strategy for undertaking the hedge. That documentation includes identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged and how the Group will assess the hedging instrument’s effectiveness in offsetting the exposure to changes in the hedged item’s fair value or cash flows attributable to the hedged risk.

- Fair value hedge

If derivatives qualify for the fair value hedge, the gain or loss from remeasuring the hedging instrument at fair value and the gain or loss on the hedged item attributable to the hedged risk are recognized in profit or loss. Fair value change of hedging instruments and underlying assets (hedged instruments) are recognized under the same account in the consolidated statement of comprehensive incomes that the hedged instruments are included. Fair value hedge accounting is discontinued prospectively if the hedging instrument expires or is sold, terminated or exercised, or the hedge no longer meets the criteria for hedge accounting or the Group revokes the designation. Once fair value hedge accounting is discontinued, the adjustment to the carrying amount of a hedged instrument is being amortized and recognized in profit or loss.

-Cash flow hedge

If derivatives are designated as a hedging instrument and is qualified for the cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge is recognized in other comprehensive income and the ineffective portion of the gain or loss on the hedging instrument is recognized in profit or loss. Cash flow hedge accounting is discontinued prospectively if the hedging instrument expires or is sold, terminated or exercised, or the hedge no longer meets the criteria for hedge accounting or the Group revokes the designation. In this case, the cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income remains separately in equity until the forecast transaction occurs. However, if he forecast transaction is no longer expected to occur, in which case any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income is reclassified from equity to profit or loss as a reclassification adjustment.

(b) Embedded derivatives

An embedded derivative is separated from the host contract and accounted for as a derivative under these three conditions, if, and only if the economic characteristics and risks of the embedded derivative are not closely related to those of the host contract, a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative and the hybrid (combined) instrument is not measured at fair value with changes in fair value recognized in profit or loss. The gain or loss from remeasuring an embedded derivative separated from the host contract is recognized in profit or loss as part of net gains or losses on financial instruments at fair value through profit or loss.

(c) Other derivatives

All derivatives but the ones designated as hedging instruments are measured at fair value. The gains or loss from remeasuring other derivatives is recognized in profit or loss.

2.8 Non-current Assets Held-for-sale

Non-current assets (or disposal group) are classified as assets held-for-sale if their carrying amount will be recovered principally through a sale transaction rather than through continuing use and a sale is considered highly probable. The assets are measured at the lower of their carrying amount and fair value less costs to sell.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

2.9 Property and Equipment

Property and equipment is carried at its cost less any accumulated depreciation and any accumulated impairment losses. The historical cost includes any costs directly attributable to the acquisition of the property. Land is not depreciated whereas other property and equipment are depreciated over their estimated useful lives using the straight-line method. The depreciable amount of the assets is acquisition costs less residual values.

The estimated useful lives of the assets are as follows:

Estimated useful lives
Buildings	20 ~ 40 years
Other properties and equipment	5 ~ 15 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at each financial year-end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

2.10 Government Grants

Government grants are recognized at fair value if, and only if there is a reasonable assurance that the Group will comply with the conditions attaching to them and the grants will be received. Government grants related to assets are deducted when the carrying value of the assets are calculated. Government grants related to income are deferred and deducted in reporting the related expense.

2.11 Intangible Assets

Goodwill is measured using the method elaborated in note 2.3(1) and subsequently carried at their cost less and any accumulated impairment losses. Intangible assets, except for goodwill are measured initially at cost and subsequently carried at their cost less any accumulated amortization and any accumulated impairment losses.

Internally developed software is sum of the expenditures incurred from the date when conditions of asset recognition is satisfied which include technical feasibility and future economic benefits. As it has indefinite useful life, membership is not amortized. The intangible assets with a finite useful life are amortized with straight-line method.

Estimated useful lives
Software	5 years
R&D Costs	5 years

2.12 Investment Properties

Properties held to earn rentals or for capital appreciation are classified as investment properties. The properties are measured initially at their cost and carried at the cost less any accumulated depreciation and any accumulated impairment losses. The investment properties except for land is depreciated over their estimated useful life, 20 ~ 40 years using the straight-line method.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

2.13 Impairment of non-financial assets

Goodwill or the intangible assets with indefinite useful lives are tested for impairment at least annually. Other assets are tested for impairment when there is any indication that an asset may be impaired. An impairment loss is the amount by which the carrying amount of an asset exceeds its recoverable amount which is the higher of its fair value less costs of disposal and its value in use. The Group assesses at the end of each reporting period whether there is any indication that an impairment loss recognized in prior periods for an asset other than goodwill may no longer exist or may have decreased. If any such indication exists, a reversal of an impairment loss for an asset other than goodwill is recognized in profit or loss.

2.14 Financial Liabilities

(a) Classification and measurement

The Group’s financial liabilities at fair value through profit or loss are financial liabilities held for trading. Financial liabilities incurred principally for the purpose of repurchasing in the near term is classified as the trading liabilities. In addition, derivatives which are not designated for hedging or the ones separated from financial instruments are classified as financial liabilities at fair value through profit or loss.

The Group classifies non-derivative financial liabilities, except for financial liabilities at fair value through profit or loss, financial guarantee contracts and financial liabilities that arise when a transfer of financial assets does not qualify for derecognition, as financial liabilities carried at amortized cost and presents as ‘other financial liabilities’ in the consolidated statement of financial position.

(b) Derecognition

Financial liabilities are derecognized from the consolidated statement of financial position when the obligation specified in the contract is discharged, canceled or expired or when the terms of an existing financial liability are substantially modified.

2.15 Provisions

Provisions are measured at present value of the best estimate of the expenditure required to settle the present obligation. Where discounting is used, the carrying amount of a provision increases in each period to reflect the passage of time. This increase is recognized as interest expense.

2.16 Current and Deferred Tax

The tax expense for the period consists of current and deferred tax. Tax is recognized and included in profit or loss for the period in the statement of income, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case, the tax is also recognized in other comprehensive income or directly in equity, respectively. The tax expense is measured based on the tax laws that have been enacted or substantively enacted by the end of the reporting period.

Management periodically evaluates tax policies that are applied in tax returns to reflect changes in tax interpretation by the taxation authorities. The Group measures current income tax at the amount expected to be paid to the taxation authorities.

Deferred tax is recognized for temporary differences which is the differences between the carrying amount of an asset or liability and its tax base. The measurement of deferred tax reflects the tax consequences that would follow from the manner in which the Group expects to recover or settle the carrying amount of its assets and liabilities. However, deferred tax assets and liabilities are not recognized if they arise from the initial recognition of an asset or liability in a transaction that is not a business combination and at the time of the transaction, affects neither accounting profit or loss nor taxable profit or loss. Deferred tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences can be utilized.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

Deferred tax liability is recognized for taxable temporary differences associated with investments in subsidiaries, associates, and interests in joint arrangements, except to the extent that the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. In addition, deferred tax asset is recognized for deductible temporary differences arising from such investments to the extent that, and only to the extent that, it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred tax assets and liabilities are offset if, and only if the Group has a legally enforceable right to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

2.17 Employee Compensation and Benefits

(a) Post-employment benefits

The Group has both defined contribution and defined benefit plans. A defined contribution plan is a post-employment benefit plan under which the Group pays fixed contributions into a separate entity. The contributions are recognized as employee benefit expense when an employee has rendered service.

A defined benefit plan is a post-employment benefit plan other than a defined contribution plan. Typically defined benefit plans define an amount of post-employment benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation. The liability recognized in the consolidated statement of financial position in respect of defined benefit plans is the present value of the defined benefit obligation at the end of the reporting period less the fair value of plan assets. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds whose term is consistent with the estimated term of the post-employment obligation. The remeasurements of the net defined benefit liability are recognized in other comprehensive income.

If any plan amendments, curtailments, or settlements occur, past service costs or any gains or losses on settlement are recognized as profit or loss.

(b) Share-based payments

Equity-settled share-based payments granted to employees are estimated at the grant date fair value of equity instruments and recognized as employee benefit expenses over the vesting period. The number of equity instruments expected to vest is remeasured with consideration to non-market vesting conditions at the end of the reporting period, with any changes from the original measurement recognized in the profit for the year and equity.

When the options are exercised, the Group issues new shares. The proceeds received, net of any directly attributable transaction costs, are recognized as share capital (nominal value) and share.

2.18 Revenue and Expense Recognition

The Group recognizes revenue when the amounts can be measured reliably and it is probable that the economic benefits associated with the transaction will flow to the Group and specific requirements on the activities of the Group as below are satisfied. Estimates are based on historical experience such as types of clients and transactions and terms of transactions.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(a) Premium income

It is on insurance fee collection dates when the insurance revenue is recognized. However, insurance policies whose initial payments or full payment (single premium policies) have not been made because of deferral of the premium payment are recognized as revenue on the financial year that their inception dates are in. The premiums that are received but its collection date has not come, are accounted as premium in suspense.

(b) Interest revenue and expense

Interest income and expense are recognized using the effective interest method. The effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability, and of allocating the interest income or interest expense over the relevant period. When calculating the effective interest rate, the Group estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts. In those rare cases when it is not possible to estimate reliably the cash flows or the expected life of a financial instruments, the Group uses the contractual cash flows over the full contractual term of the financial instrument. Interest on impaired financial assets is recognized using the interest rate used to discount the future cash flows for the purpose of measuring the impairment loss.

(c) Dividend Income

Dividend income is recognized in profit or loss when the Group’s right to receive payment is established.

2.19 Leases

A lease is an agreement, whereby the lessor conveys to the lessee, in return for a payment or series of payments, the right to use an asset for an agreed period of time. Leases where all the risks and rewards of ownership are not transferred to the Group, as the lessee, are classified as operating leases. Lease payments under operating leases are recognized as expenses on a straight-line basis over the lease term.

Leases where the Group, as the lessee, has substantially all the risks and rewards of ownership are classified as finance leases and recognized as lease assets and liabilities at the lower of the fair value of the leased property and the present value of the minimum lease payments each determined at the inception of the lease.

When the Group is the lessor, a lease is classified as a finance lease if it transfers substantially all the risks and rewards incidental to ownership at the inception of the lease. A lease other than a finance lease is classified as an operating lease. Lease income from operating leases is recognized in income on a straight-line basis over the lease term. Initial direct costs incurred by the lessor in negotiating and arranging an operating lease is added to the carrying amount of the leased asset and recognized as an expense over the lease term on the same basis as the lease income.

2.20 Insurance Contracts

The Group recognizes a contract as an insurance contract if the contract under which one party (the insurer) accepts significant insurance risk from another party (the policyholder) by agreeing to compensate the policyholder if a specified uncertain future event (the insured event) adversely affects the policyholder.

The Group assesses insurance risk of an insurance product using a representative contract. The claims paid when the insured event is occurred and the benefit paid when the insured event is not occurred is considered. If a contract is exposed to financial risk without significant insurance risk, the contract is classified as an investment contract. A contract that initially qualified as an insurance contract remains to be classified as an insurance contract until all rights and obligations are extinguished or expired.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

The Group applies Korean IFRS 1104 ‘Insurance Contracts’ for investment contracts with discretionary participation features. Investment contracts with no discretionary participation features follow Korean IFRS 1039 ‘Financial Instruments: Recognition and Measurement’.

2.21 Insurance Liabilities

In accordance with the Regulation on Supervision of Insurance Businesses (RSIB), the Group is required to maintain policy reserves for insurance claims and policyholders’ dividends, as determined by the RSIB.

(a) Long-term insurance premium reserve

The Group maintains reserves for the portions of premiums (and investment income on such portions), which are refundable to policyholders upon maturity and amounts refundable for policy cancelations under long-term deposit-type insurance.

(b) Reserve for outstanding claims

The reserve for outstanding claims is based on the accumulation of estimated losses reported (estimated losses for claims, cash surrender values or policyholders’ dividends, which are in dispute or in litigation, and estimated losses for claims fixed but not settled) and IBNR (incurred but not reported) prior to the end of the reporting period incurred from the direct business written by the Group and estimated losses received from ceding companies.

(c) Unearned premium reserve

The Group is required to maintain an unearned premium reserve at amounts determined based on lines of insurance and types of policies.

(d) Reserve for participating policyholders’ dividends

The Group is required to maintain a reserve for participating policyholders’ dividends under regulations approved by the Ministry of Strategy and Finance.

(e) Excess participating policyholder dividend reserve

Pursuant to relevant laws and contracts, the Group may provide an excess participating policyholder dividend reserve in accordance with the operating results of related insurance products. The reserve may be used to pay participating policyholder dividends or additional dividends.

(f) Reserve for compensation for losses on dividend-paying insurance contracts

The Group maintains a reserve for compensation for losses on dividend-paying insurance contracts by accumulating a part of policyholders’ shares of profits from the dividend-paying insurance contracts within the limit determined by the Financial Services Commission.

2.22 Insurance Liability Adequacy Test

The Group assesses whether its recognized insurance liabilities are adequate in regard to all contracts that apply Korean IFRS 1104. The test considers current estimates of all contractual cash flows, and of related cash flows such as claims handling costs, as well as cash flows resulting from embedded options and guarantees. If the test shows that the liability is inadequate, the Group increases the carrying amount of the relevant insurance liabilities by adding the exact amount of the entire deficiency.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

When assessing the adequacy of long-term insurance liabilities, estimated future cash flows are discounted at future investment margins and, in case of general and automobile insurance, no discount is applied. For the premiums reserve and unearned premiums reserves, a liability adequacy test considers possible claims in the future, insurance operating expenses, operating premiums and other future cash flows. For claim reserves, a liability adequacy test considers the trend of claims payment to assess the adequacy of individual estimated claims.

2.23 Claims handling expenses

Claims handling expenses are costs related to the processing and payment of accidents covered by insurance. At the end of each reporting period, based on contracts with reasons for payment, such as claims, amount expected to arise in the future is earned as claims adjustment reserves (included in reserve for outstanding claims).

2.24 Compensation receivables

Of the amounts paid for claims during the year, amounts recoverable by exercising compensation and other rights or through disposal of secured assets acquired in the resolution of accidents are accounted for as compensation receivables and deducted directly from insurance reserves in the accompanying consolidated statements of financial position. Compensation receivables are calculated by multiplying the average recovery rate (recovery amount/net claims) for the three years before the end of the reporting period and the amount of net claims for the period of one year prior to the end of the reporting period.

2.25 Embedded options and guarantees

A certain insurance contracts include embedded options and guarantees such as minimum guarantees. The Group considers those options and guarantees in the liability adequacy test.

2.26 Discretionary participating features

The Group does not recognize the guaranteed element separately from the discretionary participation feature of insurance and investment contracts. It classifies the whole contract as a liability, applying the liability adequacy test.

2.27 Deferred acquisition costs

Acquisition costs arising from personal pension insurances contracts and long-duration contracts that are made after October 1, 2003 are deferred and evenly amortized over the term of premium payment. When the premium payment period is more than seven years, the acquisition cost is deferred and evenly amortized over seven years. In case of cancelation, unamortized balance is entirely amortized during the fiscal year it was canceled (on the day lapsed when the insurance contract has been lapsed before the cancelation).

2.28 Reinsurance contracts

The Group does not offset the following:

- Reinsurance assets against the related insurance liabilities

- Income or expense from reinsurance contracts against the expense or income from the related insurance contracts

If reinsurance assets are impaired, the Group reduces their carrying amounts accordingly and recognizes that impairment loss in profit or loss.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

2.29 Separate account

In accordance with Article 108 of the Insurance Business Act and the Regulation on Supervision of Insurance Businesses, the Group is required to maintain separate accounts on the statements of financial position for the assets and liabilities related to corporate pension policies from the other insurance policies. Assets and liabilities separately administered from the general account in the asset management and income distribution are deemed assets and liabilities in segmented reporting. These accounts are presented together as separate account assets (liabilities) in the statements of financial position. Outstanding balance incurred in the transactions between the general and separate accounts are substituted from separate account assets and liabilities, respectively.

In accordance with the Regulation on Supervision of Insurance Business, the Group recognizes income and expenses of principal and interest guarantee type separate accounts (retirement insurance and retirement pension) as separate account income and separate account expenses, respectively.

Operating losses incurred from separate accounts are recovered by charging the dividend reserves for policyholders’ income and any remaining unrecovered loss is charged to shareholders’ equity.

2.30 Emergency risk reserve

In order to prevent the Group from a huge loss due to extraordinary risk, an amount not less than 35% and not more than 100% of the amount multiplied by standard rates of accumulation and earned premium for general and automobile insurance is accumulated in retained earnings as an emergency risk reserve by types of insurance until reaching the greater of 50% of earned premiums (automobile – 40%, guarantee – 150%) of the current or the previous financial year.

In addition, where an earned risk loss rate (referring to the ratio dividing the amount of loss incurred by earned risk premium) by types of insurance exceeds a certain ratio (fire - 120%, marine automobile casualty - 110%, guarantee - 140%, reinsurance assumed and overseas direct insurance - 80%) and insurance operating losses are incurred, emergency risk reserves are transferred to unappropriated retained earnings within the extent of such exceeding amount. Meanwhile, when the Group accumulates emergency risk reserves, it applies rates limited between 35% and 100% in consideration of an earned risk loss rate.

2.31 Regulatory reserve for credit loss

Where the accumulated amount of allowances for loan losses and allowances for other receivables losses at the end of the reporting period (including a quarterly closing) is less than amounts required by the Financial Supervisory Service (the “FSS”), the Group accumulates such balance as a regulatory reserve for credit loss. When there is an unappropriated deficit, the reserve is accumulated from the time when the unappropriated deficit is appropriated, and where the existing reserve accumulated exceeds the reserve that should be accumulated at the end of the period, such exceeding amount may be reversed.

2.32 Operating Segments

The Group, in order to decide how to allocate resources and to assess performance, divide operating segments based on the internal information which is evaluated regularly by the directors including the chief operating decision maker. Segment information reported to the CEO includes items which are directly attributable and reasonably allocated to the segment. Non-attributable segments are common assets as headquarters building, expenses related to headquarters and income tax assets and liabilities. The chief operating decision maker is responsible for evaluating attributed resources to the segments and the result of the segments, and for operating strategical decision making.

2.33 Approval of Issuance of the Financial Statements

The issuance of the Group’s consolidated financial statements as of and for the year ended December 31, 2015 was approved by the Board of Directors on February 3, 2016, which is subject to change with approval of shareholders at the annual shareholders’ meeting.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

3. Significant Accounting Estimates and Assumptions

The Group assumes and estimates about its future events. Assumptions and estimates are assessed regularly given the future events reasonably foreseen by past experience and current situation. The estimates may be different from actual result. The assumptions and estimations that may affect asset and liability adjustments on the next financial year are as follows.

(a) Impairment loss of goodwill

The recoverable amounts of cash-generating units have been determined based on value-in-use calculations to test whether goodwill has suffered any impairment.

(b) Income tax expenses

Income tax expenses are determined by tax code of various countries and the interpretation of taxation authorities, so it is uncertain to figure out exact tax effects.

By the reflux taxes on corporate undistributed profits, for three years from 2015, if the Group does not spend certain amount of its taxable incomes as designated, such as on investment, salary increase and dividends etc., more income tax would be imposed. Therefore, it is needed to reflect the reflux tax effects in calculating current income tax expenses and deferred tax expenses. Because of the complexity to figure out each year’s investment, salary increase and dividends, the income tax expenses for those three years are more likely to be uncertain.

(c) Fair value of financial instruments

In principles, fair values of financial instruments that does not have active markets are determined by valuation models. The Group choose an appropriate model and evaluate assumptions used at the end of each reporting period.

(d) Liability for defined benefit plans

Present value of liability for defined benefit plans is influenced by various factors, especially discount rate used by actuarial method.

4. Financial risk management

4-1. Overview of risk management

(1) Risk management policy and strategy

The financial risks that the Group is exposed to are insurance risk, market risk, credit risk, liquidity risk and others. The Group, in order to counteract efficiently, in fast-changing financial environment, against inner and outer risk factors, manages risks under the limit through recognizing and measuring numeral risks immediately and accurately. The Group also manages to maximize profit compared to risks. In cases of developing insurance instruments and takeovers, the Group establishes strategies in consideration of risks and manages the assets and liabilities in order to maximize the value of the Group through the most adequate financial structures. Moreover, the Group establishes and manages combined risk limit to manage the risks of the Group to be maintained in adequate level in accordance with the available assets of the Group, to prevent holding too many risks. The Group also monitors risks regularly through measurement and ranks, in need of recognizing and measuring risks accurately, and establishes and exercises adequate reactions when needed.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(2) Risk management process

Risk management procedures of the Group are as follows:

- Risk Identification: The Group analyzes the major process of business operation and identifies possible risks. Financial risk, especially, is divided into insurance risk, interest risk, credit risk, liquidity risk and market risk and is considered as major risk.

- Risk measuring: The Group quantifies and measures the amount of insurance risk, interest risk, credit risk and market risk.

- Risk monitoring and controlling: In order to control total risk under available assets, the Group establishes adequate risk limit and monitors whether the limit is excessed. Moreover, the Group establishes and operates pre- and post-management system for major decisions.

- Risk reporting: The Group regularly reports the outcome of the monitoring of risk factors and the treatment to the Risk Management Committee and management.

(3)	Evaluation of internal capital adequacy and its management procedure

The Group manages its internal capital adequacy with an internal model and standard model. Market risk measurement system (on 2002), interest risk measurement system (on 2004) and credit risk and insurance risk measurement system (on 2005) was established. By the reestablishment of market/credit risk measurement (on 2013), and interest risk measurement system (on 2014), the internal model is sophisticated. The risk of internal model is always monitored and risk of the Group is managed with the maximum loss criteria (Reliability 99%, Credit risk 99.5%). Also, to maintain an appropriate solvency margin, the Group manages risk limits that are calculated using the RBC method and approved by the Risk Management Committee and the trial test of risk limit management by the internal model has been in use since late 2013. Through all these process, even though unexpected loss occurs, the management process of solvency margin is reinforced to be maintained at a certain level.

(4) Board of Directors (Risk Management Committee) and structure and function of risk management organization

The Risk Management Committee makes decisions in regard to risk management and is consisted of five members including three of independent directors. Regular meetings are held quarterly and if necessary, temporary meetings are held. According to the risk management committee rules, the main contents of approval and reporting are as follows:

i) Resolutions

- Basic policy and strategy of risk management that coincides with the management strategies

- Decision on the level of risk that insurers can handle

- Approval of adequate investment and loss limit

- Establishment and revision of risk management criteria (such as risk management regulations)

ii) Deliberations

- New or additional homogeneous investment that exceeds 1% equity of recent financial year

- Homogeneous investment on non-public company’s share that exceeds 1% equity of recent financial year

- Funding to establish a subsidiary

iii) Reporting

- Entire risk status and measures

- Insurance product and investment product that include newly established risks

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

- Analysis in cases of crisis

- Advance and evacuation of business

The Risk Management Council is established in order to exercise the operation of risk management policy that is decided by the Risk Management Committee. Moreover, as an organization that practically supports the Risk Management Committee and the Risk Management Council, the risk management department, known as ‘Risk Management Team’, is independently operating on its own and carries out the following roles.

- Supervision of risk management such as calculation and distribution of assets at risk and management of limits

- Operating detailed policies, procedure and work process of risk management

- Report main points of risk management to the Risk Management Committee, Risk Management Council and the Group management

- Development and operation of adequate system to manage risk

- Development and operation of risk management system

(5) Activities for establishing risk management framework

In order to follow the process of risk identification, measuring, monitoring, controlling and reporting, the Group establishes risk management system, prepares ‘risk management regulation’ and ‘Enforcement rule of risk management regulation’ and operates Investment Review Board, Credit Review Committee, General Insurance Product Acceptance Committee, Long-term Product Committee and other committees in order to manage risk associated with important decision making. The risks that the Group has to manage are classified according to the division in which they occur; into insurance risk, asset management risk, ALM risk and operational risk and are differentiated as follows:

- Insurance risk: insurance price risk, reserves risk

- ALM risk: interest rate risk, liquidity risk

- Asset management risk: market risk, credit risk

- Operational risk: strategy, law, computing, reputation, fraud and other office related risks

In order to measure individual risk, the Group calculates market risks, credit risk, interest rate risk and insurance risks using RBC method on a quarterly basis. By comparing the result of risk measurement in the system with limit and monitoring the result, when the result exceeds the limit, the measured risks are reduced within a certain deadline by the amount the result exceeding the limit. In addition, after monitoring the status of the risk, the result is reported to the Risk Management Committee and if necessary, countermeasures are established and carried out.

4-2. Insurance risk

(1) Overview

Insurance risk is the risk that arises from a primary operation of insurance companies that is associated with acceptance of insurance contract and payment of claims, and is classified as the insurance price risk and the reserves risk. The insurance price risk is the risk of loss that might occur when the actual risk exceeds the expected risk rate or expected insurance operating expenses ratios in calculation of premiums. It is the risk of loss that arises from differences between actual payment of claims and premiums received from policyholders. The reserves risk is the risk that arises due to a deficit in reserves at the date of assessment, making the Group unable to cover the actual claims payment in the future.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(2) Purposes, policies and procedures to manage risk arising from insurance contracts

The risks associated with insurance contract that the Group faces are the insurance actuarial risk and the acceptance risk. Each risk occurs due to insurance contract’s pricing and conditions of acceptance. In order to minimize acceptance risk, the Group establishes guidelines and procedure for acceptance and out lines specific conditions for acceptance by product. In addition, expected risk level at the date of pricing is compared with actual risk of contracts after acceptance and the interest rate is adjusted accordingly, conditions of sale is changed, sale of goods is interrupted and other measures are taken in order to reduce insurance actuarial risk. The Group has a committee to discuss status of product acceptance risk and interest rate policy. The committee decides important matters to set the processes that allow minimizing the insurance actuarial risk, the acceptance risk and other business related risk.

In addition, according to reinsurance operating standards, the Group establishes an operating strategy of reinsurance for large claims expense due to unexpected catastrophic events. The Group supports so that policyholders are safe and the Group’s stable profit can be achieved. For the long-term goal, the Group manages risk at a comprehensive level to keep its value at the maximum

The Group’s entire risk is calculated by using RBC method. The Group sets the risk appetite limits in order that the calculated risk level is maintained at an appropriate level compared to available capital. Portfolio of assets and products are monitored to improve profit compared to risk.

(3) Exposure to insurance price risk

According to RBC standard, exposure to insurance price risk is defined as net written premiums for prior 1 year that is calculated by adding and subtracting original insurance premium, assumed reinsurance premium and ceded reinsurance premium.

The Group’s exposure to insurance price risk as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Direct insurance	Inward reinsurance	Outward reinsurance	Total
General	860,063	77,439	(621,670)	315,832
Automobile	1,745,486	—	(40,462)	1,705,024
Long-term	1,572,534	—	(191,140)	1,381,394

	4,178,083	77,439	(853,272)	3,402,250

	2014
(In millions of won)	Direct insurance	Inward reinsurance	Outward Reinsurance	Total
General	899,326	67,332	(657,605)	309,053
Automobile	1,635,558	—	(81,715)	1,553,843
Long-term	1,360,104	—	(169,027)	1,191,077

	3,894,988	67,332	(908,347)	3,053,973

(4) Concentration of Insurance risk

The Group is selling general non-life insurances (fire, maritime, injury, technology, liability, package, title, guarantee and special type insurances), automobile insurances (for private use, for hire, for business, bicycle and other), long-term insurances (long-term non-life, property damage, injury, driver, savings, illness, nursing and pension) and various other insurances. The Group’s risk is distributed through reinsurance, joint acceptance and diversified selling. In addition, insurances that cover serious damage of risk, although with rare possibility of the occurrence of disaster, such as storm and flood insurance are limited, and the Group controls the risk through joint acquisition.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(5) Loss development tables

The Group uses claim development of payments and the estimated ultimate claims for the accident years in order to maintain overall reserve adequacy in respect of general, automobile and long-term insurance. When the estimated ultimate claims are greater than claim payments, the Group establishes additional reserves. Loss development tables as of December 31, 2015, are as follows:

i) General Insurance

(In millions of won)	Payment year
Accident year	After 1 year	After 2 years	After 3 years	After 4 years	After 5 years
Estimate of gross ultimate claims (A)
2011.1.1 ~ 2011.12.31	129,224	154,398	159,960	161,694	162,623
2012.1.1 ~ 2012.12.31	137,072	166,294	170,767	173,276	—
2013.1.1 ~ 2013.12.31	161,506	191,911	196,768	—	—
2014.1.1 ~ 2014.12.31	111,644	128,464	—	—	—
2015.1.1 ~ 2015.12.31	116,872	—	—	—	—

	656,318	641,067	527,495	334,970	162,623

Gross cumulative claim payments (B)
2011.1.1 ~ 2011.12.31	97,490	140,620	152,696	157,622	160,074
2012.1.1 ~ 2012.12.31	101,938	154,844	163,211	167,864	—
2013.1.1 ~ 2013.12.31	124,607	172,880	186,554	—	—
2014.1.1 ~ 2014.12.31	83,076	115,302	—	—	—
2015.1.1 ~ 2015.12.31	87,851	—	—	—	—

	494,962	583,646	502,461	325,486	160,074

Difference (A-B)	161,356	57,421	25,034	9,484	2,549

ii) Automobile Insurance

(In millions of won)	Payment year
Accident year	After 1 year	After 2 years	After 3 years	After 4 years	After 5 years	After 6 years	After 7 years
Estimate of gross ultimate claims (A)
2009.1.1 ~ 2009.12.31	790,947	806,669	810,734	813,601	813,827	813,355	813,357
2010.1.1 ~ 2010.12.31	993,509	1,012,484	1,018,097	1,022,687	1,022,856	1,023,197	—
2011.1.1 ~ 2011.12.31	1,088,801	1,105,501	1,115,281	1,119,872	1,122,637	—	—
2012.1.1 ~ 2012.12.31	1,117,650	1,146,779	1,155,529	1,162,075	—	—	—
2013.1.1 ~ 2013.12.31	1,131,945	1,156,535	1,170,968	—	—	—	—
2014.1.1 ~ 2014.12.31	1,174,611	1,193,832	—	—	—	—	—
2015.1.1 ~ 2015.12.31	1,227,106	—	—	—	—	—	—

	7,524,569	6,421,800	5,270,609	4,118,235	2,959,320	1,836,552	813,357

Gross cumulative claim payments(B)
2009.1.1 ~ 2009.12.31	662,783	779,730	797,039	804,149	808,954	810,711	812,359
2010.1.1 ~ 2010.12.31	850,192	981,338	1,004,341	1,012,469	1,018,391	1,020,229	—
2011.1.1 ~ 2011.12.31	929,491	1,066,885	1,093,589	1,109,202	1,117,381	—	—
2012.1.1 ~ 2012.12.31	939,239	1,105,672	1,135,064	1,149,585	—	—	—
2013.1.1 ~ 2013.12.31	939,569	1,114,063	1,145,110	—	—	—	—
2014.1.1 ~ 2014.12.31	969,211	1,150,462	—	—	—	—	—
2015.1.1 ~ 2015.12.31	1,020,975	—	—	—	—	—	—

	6,311,460	6,198,150	5,175,143	4,075,405	2,944,726	1,830,940	812,359

Difference (A-B)	1,213,109	223,650	95,466	42,830	14,594	5,612	998

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

iii) Long-term Insurance

(In millions of won)	Payment year
Accident year	After 1 year	After 2 years	After 3 years	After 4 years	After 5 years
Estimate of gross ultimate claims (A)
2011.1.1 ~ 2011.12.31	574,869	779,908	807,510	815,315	819,250
2012.1.1 ~ 2012.12.31	634,920	885,789	921,919	933,320	—
2013.1.1 ~ 2013.12.31	717,558	1,003,441	1,046,675	—	—
2014.1.1 ~ 2014.12.31	797,967	1,125,417	—	—	—
2015.1.1 ~ 2015.12.31	897,267	—	—	—	—

	3,622,581	3,794,555	2,776,104	1,748,635	819,250

Gross cumulative claim payments (B)
2011.1.1 ~ 2011.12.31	544,181	741,333	764,853	769,759	771,762
2012.1.1 ~ 2012.12.31	597,083	836,335	865,333	873,028	—
2013.1.1 ~ 2013.12.31	679,394	953,234	988,820	—	—
2014.1.1 ~ 2014.12.31	753,756	1,064,064	—	—	—
2015.1.1 ~ 2015.12.31	848,147	—	—	—	—

	3,422,561	3,594,966	2,619,006	1,642,787	771,762
Difference (A-B)	200,020	199,589	157,098	105,848	47,488

Loss development tables as of December 31, 2014, are as follows:

i) General Insurance

(In millions of won)	Payment year
Accident year	After 1 year	After 2 years	After 3 years	After 4 years	After 5 years
Estimate of gross ultimate claims (A)
2010.1.1 ~ 2010.12.31	118,631	142,385	145,546	147,067	147,363
2011.1.1 ~ 2011.12.31	125,814	150,955	156,302	158,036	—
2012.1.1 ~ 2012.12.31	136,574	165,784	170,755	—	—
2013.1.1 ~ 2013.12.31	156,616	186,753	—	—	—
2014.1.1 ~ 2014.12.31	109,494	—	—	—	—

	647,129	645,877	472,603	305,103	147,363

Gross cumulative claim payments (B)
2010.1.1 ~ 2010.12.31	89,885	128,278	137,782	141,702	144,692
2011.1.1 ~ 2011.12.31	94,637	137,176	149,046	153,972	—
2012.1.1 ~ 2012.12.31	101,905	154,161	162,966	—	—
2013.1.1 ~ 2013.12.31	122,153	168,088	—	—	—
2014.1.1 ~ 2014.12.31	81,188	—	—	—	—

	489,768	587,703	449,794	295,674	144,692

Difference (A-B)	157,361	58,174	22,809	9,429	2,671

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

ii) Automobile Insurance

(In millions of won)	Payment year
Accident year	After 1 year	After 2 years	After 3 years	After 4 years	After 5 years	After 6 years	After 7 years
Estimate of gross ultimate claims (A)
2008.1.1 ~ 2008.12.31	703,264	703,303	709,665	710,874	712,094	711,413	711,565
2009.1.1 ~ 2009.12.31	795,802	811,679	815,717	818,739	818,974	818,482	—
2010.1.1 ~ 2010.12.31	995,895	1,014,930	1,020,568	1,025,115	1,025,280	—	—
2011.1.1 ~ 2011.12.31	1,090,583	1,107,384	1,117,040	1,121,659	—	—	—
2012.1.1 ~ 2012.12.31	1,118,956	1,148,072	1,156,829	—	—	—	—
2013.1.1 ~ 2013.12.31	1,133,002	1,157,575	—	—	—	—	—
2014.1.1 ~ 2014.12.31	1,177,451	—	—	—	—	—	—

	7,014,953	5,942,943	4,819,819	3,676,387	2,556,348	1,529,895	711,565

Gross cumulative claim payments(B)
2008.1.1 ~ 2008.12.31	586,796	676,438	695,063	703,862	707,845	708,866	709,841
2009.1.1 ~ 2009.12.31	666,632	784,397	802,010	809,130	813,951	815,711	—
2010.1.1 ~ 2010.12.31	851,872	983,646	1,006,653	1,014,860	1,020,814	—	—
2011.1.1 ~ 2011.12.31	930,522	1,068,499	1,095,301	1,110,932	—	—	—
2012.1.1 ~ 2012.12.31	940,322	1,106,938	1,136,365	—	—	—	—
2013.1.1 ~ 2013.12.31	940,296	1,114,979	—	—	—	—	—
2014.1.1 ~ 2014.12.31	971,389	—	—	—	—	—	—

	5,887,829	5,734,897	4,735,392	3,638,784	2,542,610	1,524,577	709,841
Difference (A-B)	1,127,124	208,046	84,427	37,603	13,738	5,318	1,724

iii) Long-term Insurance

(In millions of won)	Payment year
Accident year	After 1 year	After 2 years	After 3 years	After 4 years	After 5 years
Estimate of gross ultimate claims (A)
2010.1.1 ~ 2010.12.31	521,787	682,339	699,161	701,965	702,770
2011.1.1 ~ 2011.12.31	574,869	749,220	768,936	772,659	—
2012.1.1 ~ 2012.12.31	634,920	847,952	872,464	—	—
2013.1.1 ~ 2013.12.31	717,559	965,276	—	—	—
2014.1.1 ~ 2014.12.31	797,967	—	—	—	—

	3,247,102	3,244,787	2,340,561	1,474,624	702,770

Gross cumulative claim payments (B)
2010.1.1 ~ 2010.12.31	498,299	675,423	695,212	699,548	701,312
2011.1.1 ~ 2011.12.31	544,181	741,333	764,854	769,760	—
2012.1.1 ~ 2012.12.31	597,083	836,334	865,332	—	—
2013.1.1 ~ 2013.12.31	679,394	953,234	—	—	—
2014.1.1 ~ 2014.12.31	753,756	—	—	—	—

	3,072,713	3,206,324	2,325,398	1,469,308	701,312

Difference (A-B)	174,389	38,463	15,163	5,316	1,458

(6) Sensitivity analysis of insurance risk

The Group manages insurance risk by performing sensitivity analysis based on discount rate, loss ratio and insurance operating expenses ratio which are considered to have significant influence on future cash flow, timing and uncertainty. According to result of sensitivity analysis, there is no material influence on the capital and net income before tax.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	Assumption change	Effect on LAT
(In millions of won)		2015	2014
Surrenders and termination rates	+10%	11,408	15,514
	-10%	(634)	(3,870)
Loss ratio	+10%	2,069,252	1,667,230
	-10%	(2,069,252)	(1,667,230)
Insurance operating expenses ratio	+10%	229,681	214,307
	-10%	(229,681)	(214,307)
Discount rate	+0.50%	(1,139,425)	(1,021,271)
	-0.50%	1,318,607	1,223,255

(7) Liquidity risk of insurance contracts

Liquidity risk arising from insurance contracts is the increase in refunds at maturity caused by concentrations of maturity, the increase in surrender values caused by unexpected amounts in cancelation and the increase in payments of claims caused by catastrophic events. The Group manages payment of refunds payable at maturity by analyzing maturity of insurance. Premium reserve’s maturity structure as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Within 1 year		1~5 years	5~10 years	10~20 years	More 20 years	Total
Long-term insurance non participating
Non-linked	￦	90,800	195,361	252,678	74,402	99,982	713,223
Linked		574,068	1,861,552	2,400,327	1,535,227	6,945,769	13,316,943

		664,868	2,056,913	2,653,005	1,609,629	7,045,751	14,030,166

Long-term insurance participating
Non-linked		784	—	—	—	—	784
Annuity
Non-linked		5	140	1,463	4,159	1,739	7,506
Linked		149	34,742	214,197	895,952	1,923,494	3,068,534

		154	34,882	215,660	900,111	1,925,233	3,076,040

Asset-linked
Linked		—	28,235	—	—	—	28,235
Total
Non-linked		91,589	195,501	254,141	78,561	101,721	721,513
Linked		574,217	1,924,529	2,614,524	2,431,179	8,869,263	16,413,712

		665,806	2,120,030	2,868,665	2,509,740	8,970,984	17,135,225

(*)	Includes liabilities classified as an investment contract amounting to ￦115,062 million.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	2014
(In millions of won)	Within 1 year		1~5 years	5~10 years	10~20 years	More 20 years	Total
Long-term insurance non-participating
Non-linked	￦	114,257	237,465	282,612	75,129	101,160	810,623
Linked		566,264	1,814,913	2,411,101	1,420,171	5,480,182	11,692,631

		680,521	2,052,378	2,693,713	1,495,300	5,581,342	12,503,254

Long-term insurance participating
Non-linked		816	879	—	—	—	1,695
Annuity
Non-linked		2	126	1,004	4,352	1,784	7,268
Linked		98	29,742	179,364	793,248	1,758,676	2,761,128

		100	29,868	180,368	797,600	1,760,460	2,768,396

Asset-linked
Linked		19,071	687	27,697	—	—	47,455
Total
Non-linked		115,075	238,470	283,616	79,481	102,944	819,586
Linked		585,433	1,845,342	2,618,162	2,213,419	7,238,858	14,501,214

		700,508	2,083,812	2,901,778	2,292,900	7,341,802	15,320,800

(*)	Includes liabilities classified as an investment contract amounting to ￦118,689 million.

(8) Credit risk of insurance contract

Credit risk of insurance contract is the economic loss arising from non-performing contractual obligations due to decline in credit ratings or default. Through strict internal review, the Group cedes insurance contracts to the insurers rated above BBB- of S&P rating.

As of December 31, 2015, there are 182 reinsurance companies that deal with the Group, and the top three insurance companies’ concentration and credit ratings are as follows:

Reinsurance company	Ratio	Credit rating
KOREAN RE	64.36%	AA
HDIgerling	3.81%	AA+
HANNOVER RE	3.81%	AAA

Exposures to credit risk related to reinsurance as of December 31, 2015 and 2014 were as follows:

(In millions of won)	2015	2014
Reinsurance assets[1]	776,234	894,957
Net receivables from reinsurers[2]	47,119	75,138

	823,353	970,095

1	Net carrying amounts that deduct impairment loss
2	Net carrying amounts of each reinsurance company that offsets reinsurance accounts receivable and reinsurance accounts payable and deduct allowance for loan losses

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(9) Market risk of insurance contract

The interest rate risk exposure from the Group’s insurance contracts is the risk of unexpected losses in net interest income or net assets arising from changes in interest rates and it is managed to minimize the loss experienced. For long-term, non-life insurance contracts, the Group calculates exposure of interest-bearing assets and interest-bearing liabilities. Liabilities exposure is premium reserves after subtracting costs of termination deductions. Asset exposure is interest-bearing assets. Assets that receive only fees without interest are excluded from interest bearing assets. Exposures to interest rate risk as of December 31, 2015 and 2014, are as follows:

i) Exposure to interest rate risk

(In millions of won)	2015	2014
Liabilities
Fixed interest rate	716,786	810,551
Variable interest rate	15,642,298	13,342,841

	16,359,084	14,153,392

Assets
Due from banks	356,960	456,848
Financial assets at fair value through profit or loss	385,700	295,211
Available-for-sale financial assets	6,617,308	5,522,285
Held-to-maturity financial assets	1,932,279	1,421,906
Loans	6,599,146	6,102,210

	15,891,393	13,798,460

ii) Measurement and recognition method

Duration is used to measure interest rate risk within risk based solvency test. ALM system for risk based solvency test is utilized to manage interest rate risk internally. In addition, Risk Management Committee sets ALM strategy every year to manage interest rate risk.

iii) Sensitivity to changes in interest rates

Generally, when interest rates rise, the value and duration of assets and liabilities fall, when interest rates fall, value and duration of assets and liabilities increase. When duration of assets is shorter than duration of liabilities, the interest risk is increased if the interest rates fall since increased asset value is smaller than liabilities increase.

4-3. Credit risk

(1) Overview

Credit risk is the loss arising due to debtor’s default or counterparty’s breach of a contract, which includes the risk of potential loss due to decrease in the value of bonds held (arising from counterparty’s credit rating degrade). Credit risk is caused by a change in value or income in deposits, loans and securities.

(2) Credit risk management

The Group measures credit risk by standard RBC method of Korea Financial Supervisory Service. Credit risk limits are set and managed based on the credit risk resulted from the model. For the Group’s main asset portfolio, limits based on industry and category are set and managed. The Group obtains bonds or loans only when the assets meet the minimum credit rating.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(3) Maximum exposure to credit risk

The Group’s maximum exposure to credit risk without taking account of any collateral held or other credit enhancements as of December 31, 2015 and 2014, is as follows:

(In millions of won)	2015	2014
Financial Assets
Cash and cash equivalents[1]	769,203	566,219
Trading assets [2]	259,966	867,468
Financial assets designated at fair value through profit or loss [2]	558,640	417,187
Available-for-sale financial assets [2]	6,597,132	5,505,791
Held-to-maturity financial assets	2,148,198	1,635,317
Loans [3]	6,755,519	6,420,033
Derivative assets to hedge	11,178	32,598
Other receivables [4]	757,311	978,828
Reinsurance assets [5]	776,234	894,957

	18,633,381	17,318,398

[1]	Cash on hand, which is not under the influence of credit risk, is excluded.
[2]	Equity securities and beneficiary certificates are excluded.
[3]	Net carrying amounts adjusted by allowance for doubtful accounts and deferred loan origination cost (fee).
[4]	Net carrying amounts of each client adjusted by unpaid claims, allowance for doubtful accounts and present value discount.
[5]	Net carrying amounts adjusted by impairment of reinsurance assets.

(4) Credit risk of loans

In order to manage credit risk of loans, the Group sets and manages allowance for credit loss. At the end of the reporting period, the Group recognizes impairment if there is objective evidence that there has been a loss in carrying amount of the amortized cost of loans. According to Korean IFRS, impairment means an incurred loss; impairment on the basis of expected future transactions and events is not recognized despite its possibility of occurrence. The Group measures the incurred loss of financial asset, and this loss is deducted from the carrying amount of the asset.

i) Loans by past due or impairment as of December 31, 2015 and 2014, were as follows:

(In millions of won)	2015	2014
Neither past due nor impaired	6,676,599	6,287,439
Past due but not impaired	69,952	78,452
Impaired	40,124	84,418

	6,786,675	6,450,309

Allowance of neither past due nor impaired	(16,116)	(1,139)
Allowance of past due but not impaired	(783)	(534)
Allowance of impaired	(14,257)	(28,603)
	(31,156)	(30,276)

Net carrying value	6,755,519	6,420,033

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

ii)	Neither past due nor impaired loans

①	Estimated fair value of collateral for loans that are neither past due nor impaired as of December 31, 2015 and 2014, is as follows:

	2015
		Collateral and other credit enhancements (*)
(In millions of won)	Loans	Refund of surrender value	Real estate	Guarantee insurance	Movable property and other	Total
Call loans	40	—	—	—	—	—
Policy loans	1,506,851	1,506,851	—	—	—	1,506,851
Loans secured by real estate	2,655,847	—	2,636,525	—	—	2,636,525
Unsecured loans	207,059	—	—	—	—	—
Loans secured by third party guarantee	29,898	—	—	29,898	—	29,898
Other loans	2,276,904	—	—	—	399,138	399,138

	6,676,599	1,506,851	2,636,525	29,898	399,138	4,572,412

(*)	At the lower of the sum of collateral and other credit enhancement, and the loan balances.

	2014
		Collateral and other credit enhancements (*)
(In millions of won)	Loans	Refund of surrender value	Real estate	Guarantee insurance	Movable property and other	Total
Call loans	11,798	—	—	—	—	—
Policy loans	1,305,092	1,305,092	—	—	—	1,305,092
Loans secured by securities	84,601	—	—	—	84,601	84,601
Loans secured by real estate	2,637,358	—	2,609,820	—	—	2,609,820
Unsecured loans	108,042	—	—	—	—	—
Loans secured by third party guarantee	33,216	—	—	33,138	—	33,138
Other loans	2,107,332	—	—	—	416,171	416,171

	6,287,439	1,305,092	2,609,820	33,138	500,772	4,448,822

(*)	At the lower of the sum of collateral and other credit enhancement, and the loan balances.

② Credit quality of loans that are neither past due nor impaired as of December 31, 2015 and 2014, is as follows:

	2015
(In millions of won)	Loans	Normal	Precautionary	Substandard	Doubtful	Presumed loss
Call loans	40	40	—	—	—	—
Policy Loans	1,506,851	1,506,851	—	—	—	—
Loans secured by real estate	2,655,847	2,655,847	—	—	—	—
Unsecured loans	207,059	207,059	—	—	—	—
Loan secured by third party guarantees	29,898	29,898	—	—	—	—
Other loans	2,276,904	2,247,345	29,559	—	—	—

	6,676,599	6,647,040	29,559	—	—	—

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	2014
(In millions of won)	Loans	Normal	Precautionary	Substandard	Doubtful	Presumed loss
Call loans	11,798	11,798	—	—	—	—
Policy Loans	1,305,092	1,305,092	—	—	—	—
Loans secured by securities	84,601	84,601	—	—
Loans secured by real estate	2,637,358	2,637,358	—	—	—	—
Unsecured loans	108,042	108,042	—	—	—	—
Loan secured by third party guarantees	33,216	33,216	—	—	—	—
Other loans	2,107,332	2,107,332	—	—	—	—

	6,287,439	6,287,439	—	—	—	—

iii)	Past due but not impaired loans

① Aging analyses of loans that are past due but not impaired as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	1~30 days	31~60 days	61~89 days	Total
Loans secured by real estate	56,079	375	403	56,857
Unsecured loans	3,510	698	475	4,683
Loans secured by third party guarantee	21	50	—	71
Other loans	6,590	1,397	354	8,341

	66,200	2,520	1,232	69,952

	2014
(In millions of won)	1~30 days	31~60 days	61~89 days	Total
Loans secured by real estate	63,404	2,486	—	65,890
Unsecured loans	2,350	271	249	2,870
Loans secured by third party guarantee	6	—	—	6
Other loans	9,013	349	324	9,686

	74,773	3,106	573	78,452

② Estimated fair value of collateral for loans that are past due but not impaired as of December 31, 2015 and 2014, is as follows:

	2015
		Collateral and other credit enhancements(*)
(In millions of won)	Loans	Real estate	Guarantee insurance	Movable property and other	Total
Loans secured by real estate	56,857	56,468	—	—	56,468
Unsecured loans	4,683	—	—	—	—
Loans secured by third party guarantee	71	—	71	—	71
Other loans	8,341	—	—	8,310	8,310

	69,952	56,468	71	8,310	64,849

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(*)	At the lower of the sum of collateral and other credit enhancement, and the loan balances.

	2014
		Collateral and other credit enhancements(*)
(In millions of won)	Loans	Real estate	Guarantee insurance	Movable property and other	Total
Loans secured by real estate	65,890	65,454	—	—	65,454
Unsecured loans	2,870	—	—	—	—
Loans secured by third party guarantee	6	—	6	—	6
Other loans	9,686	—	—	9,628	9,628

	78,452	65,454	6	9,628	75,088

(*)	At the lower of the sum of collateral and other credit enhancement, and the loan balances.

iv) Impaired loans

① Estimated fair value of collateral for loans that are impaired as of December 31, 2015 and 2014, is as follows:

	2015
		Collateral and other credit enhancements (*)
(In millions of won)	Loans	Real estate	Guarantee insurance	Movable property and other	Total
Policy loans	405	—	—	355	355
Loans secured by real estate	16,231	16,132	—	—	16,132
Unsecured loans	2,491	—	—	—	—
Other loans	20,997	—	—	3,376	3,376

	40,124	16,132	—	3,731	19,863

(*)	At the lower of the sum of collateral and other credit enhancement, and the loan balances.

	2014
		Collateral and other credit enhancements (*)
(In millions of won)	Loans	Real estate	Guarantee insurance	Movable property and other	Total
Policy loans	23,373	21,318	—	—	21,318
Loans secured by real estate	1,757	—	—	—	—
Unsecured loans	38	—	38	—	38
Other loans	59,250	5,598	—	2,121	7,719

	84,418	26,916	38	2,121	29,075

(*)	At the lower of the sum of collateral and other credit enhancement, and the loan balances.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

② Impairment loss and impairment loss ratio for impaired loans as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Individual assessment				Collective assessment
	Carrying value before impairment loss		Impairment loss	Ratio	Carrying value before impairment loss	Impairment loss	Ratio
Policy loans	￦	405	50	12.35%	—	—	—
Loans secured by real estate		—	—	—	16,231	587	3.6%
Unsecured loans		—	—	—	2,491	1,680	67.4%
Other loans		17,615	11,785	66.90%	3,382	156	4.7%

	￦	18,020	11,835	65.68%	22,104	2,423	11.0%

	2014
(In millions of won)	Individual assessment				Collective assessment
	Carrying value before impairment loss		Impairment loss	Ratio	Carrying value before impairment loss	Impairment loss	Ratio
Policy loans	￦	1896	1896	100.0%	21,477	780	3.6%
Loans secured by real estate		527	527	100.0%	1,230	686	55.8%
Unsecured loans		—	—	—	38	1	2.6%
Other loans		57,122	24,651	43.2%	2,128	62	2.9%

	￦	59,545	27,074	45.5%	24,873	1,529	6.1%

(5) Credit risk of securities

i) Credit risk of debt securities as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Neither past due nor impaired	9,562,365	8,419,476
Impaired	958	5,038

	9,563,323	8,424,514

ii) Credit ratings of debt securities as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	AAA ~ AA+(*)	AA ~ A-	BBB+~ BB+	Unrated	Total
Trading assets	229,444	29,909	—	—	259,353
Financial assets designated at fair value through profit or loss	264,359	294,281	—	—	558,640
Available-for-sale financial assets	4,535,994	2,050,149	10,585	404	6,597,132
Held-to-maturity financial assets	2,105,903	40,000	—	2,295	2,148,198

	7,135,700	2,414,339	10,585	2,699	9,563,323

(*)	Debt securities issued by government and municipalities are included.

	2014
(In millions of won)	AAA ~ AA+(*)	AA ~ A-	BBB+~ BB+	Unrated	Total
Trading assets	798,781	65,088	2,350	—	866,219
Financial assets designated at fair value through profit or loss	229,066	188,121	—	—	417,187
Available-for-sale financial assets	4,173,236	1,326,823	694	5,038	5,505,791
Held-to-maturity financial assets	1,593,551	40,000	—	1,766	1,635,317

	6,794,634	1,620,032	3,044	6,804	8,424,514

(*)	Debt securities issued by government and municipalities are included.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(6) Credit risk of derivative assets

Credit ratings of derivatives as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	AAA ~ AA+	AA ~ A-	Total
Trading derivatives
Currency related	372	73	445
Other	165	—	165

	537	73	610

Hedging derivatives
Interest rate related	352	—	352
Currency related	10,604	222	10,826

	10,956	222	11,178

Total	11,493	295	11,788

	2014
(In millions of won)	AAA ~ AA+	AA ~ A-	Total
Trading derivatives
Currency related	29	—	29
Stock related	—	89	89
Other	938	193	1,131

	967	282	1,249

Hedging derivatives
Currency related	32,598	—	32,598

Total	33,565	282	33,847

(7) Concentration of credit risk

An analysis of concentration of credit risk of loans and securities by geographical area and industry sector as of December 31, 2015 and 2014, is as follows:

i) Geographical area

	2015
(In millions of won)	Korea	United States	Other	Total
Trading assets	259,966	—	—	259,966
Financial assets designated at fair value through profit or loss	475,763	—	82,877	558,640
Available-for-sale financial assets	5,066,382	609,031	921,719	6,597,132
Held-to-maturity financial assets	2,145,903	—	2,295	2,148,198
Loans	6,755,424	—	95	6,755,519
Hedging derivatives	11,178	—	—	11,178

	14,714,616	609,031	1,006,986	16,330,633

	2014
(In millions of won)	Korea	United States	Other	Total
Trading assets	867,468	—	—	867,468
Financial assets designated at fair value through profit or loss	417,187	—	—	417,187
Available-for-sale financial assets	4,544,092	280,264	681,435	5,505,791
Held-to-maturity financial assets	1,633,551	—	1,766	1,635,317
Loans	6,419,969	—	64	6,420,033
Hedging derivatives	32,598	—	—	32,598

	13,914,865	280,264	683,265	14,878,394

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

ii) Industry sector

	2015
(In millions of won)	Financial institutions	Household	Public sector	Real estate	Other	Total
Trading assets	73,118	—	153,242	—	33,606	259,966
Financial assets designated at fair value through profit or loss	511,700	—	—	—	46,940	558,640
Available-for-sale financial assets	2,316,479	—	2,783,905	—	1,496,748	6,597,132
Held-to-maturity financial assets	182,008	—	1,926,190	—	40,000	2,148,198
Loans	700,725	4,118,118	—	549,511	1,387,165	6,755,519
Hedging derivatives	11,178	—	—	—	—	11,178

	3,795,208	4,118,118	4,863,337	549,511	3,004,459	16,330,633

	2014
(In millions of won)	Financial institutions	Household	Public sector	Real estate	Other	Total
Trading assets	154,264	—	642,353	1,795	69,056	867,468
Financial assets designated at fair value through profit or loss	370,458	—	—	—	46,729	417,187
Available-for-sale financial assets	1,228,903	—	2,692,022	—	1,584,866	5,505,791
Held-to-maturity financial assets	60,708	—	1,554,609	—	20,000	1,635,317
Loans	312,218	3,860,610	—	548,038	1,699,167	6,420,033
Hedging derivatives	32,598	—	—	—	—	32,598

	2,159,149	3,860,610	4,888,984	549,833	3,419,818	14,878,394

(8) Classification of asset quality for loans and other receivables

Classification of asset quality for loans and other receivables as of December 31, 2015 and 2014, is as follows:

	2015
(In millions of won)	Normal	Precautionary	Substandard	Doubtful	Presumed loss	Total
Loans[1]
Call loans	40	—	—	—	—	40
Policy loans	1,507,206	—	—	—	50	1,507,256
Loans secured by real estate	2,692,797	772	15,633	315	193	2,709,710
Unsecured loans	210,584	1,173	153	1,260	1,076	214,246
Loans secured by third party guarantees	29,917	50	—	—	—	29,967
Other loans	2,255,773	31,387	399	1,810	18,782	2,308,151

	6,696,317	33,382	16,185	3,385	20,101	6,769,370

Other receivables
Insurance accounts receivables[2]	101,192	22,956	2,569	4,037	10,386	141,140
Accounts receivables	79,485	123	114	38	388	80,148
Accrued revenue[3]	28,073	217	47	103	71	28,511
Notes receivables	410	—	—	—	—	410

	209,160	23,296	2,730	4,178	10,845	250,209

	6,905,477	56,678	18,915	7,563	30,946	7,019,579

[1]	Amount before adjusting by deferred loan origination fees and costs, allowance for doubtful accounts and present value discount.
[2]	Amount after offsetting insurance accounts payables by counterparties
[3]	Accrued interest related to loans

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	2014
(In millions of won)	Normal	Precautionary	Substandard	Doubtful	Presumed loss	Total
Loans[1]
Call loans	11,798	—	—	—	—	11,798
Policy loans	1,305,092	—	—	—	—	1,305,092
	84,601	—	—	—	—	84,601
Loans secured by real estate	2,684,174	2,916	19,223	2,627	420	2,709,360
Unsecured loans	110,417	521	63	546	1,147	112,694
Loans secured by third party guarantees	33,245	—	38	—	—	33,283
Other loans	2,117,546	668	22,761	1,191	35,227	2,177,393

	6,346,873	4,105	42,085	4,364	36,794	6,434,221

Other receivables
Insurance accounts receivables[2]	116,336	43,686	11,007	3,462	7,221	181,712
Accounts receivables	120,013	67	149	92	736	121,057
Accrued revenue[3]	40,798	50	96	87	158	41,189
Notes receivables	335	—	—	—	—	335

	277,482	43,803	11,252	3,641	8,115	344,293

	6,624,355	47,908	53,337	8,005	44,909	6,778,514

[1]	Amount before adjusting by deferred loan origination fees and costs, allowance for doubtful accounts and present value discount.
[2]	Amount after offsetting insurance accounts payables by counterparties
[3]	Accrued interest related to loans

4-4. Liquidity risk

(1) Overview

Liquidity risk is the risk of unexpected losses from change in cash flow by difference of maturities between assets and liabilities and increase in cancelation of insurance contracts. For the control of the risk, the difference of assets and liabilities maturities needs to be solved and the unexpected losses from cash outflow should be minimized.

(2) Liquidity risk management

The Group analyzes differences between funding and the use of funds beforehand to manage liquidity risk. In addition, to evaluate the Group’s liquidity management skills during an extreme crisis situation, the Group uses various crisis scenarios that will be caused due to an increase in surrender value to analyze and manage the liquidity risk.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(3) Maturity analysis of financial liabilities

Maturities of financial liabilities as of December 31, 2015 and 2014, are as follows:

i) Maturities of financial liabilities

	2015
(In millions of won)	On demand	Less than 30 days	1~3 months	3~12 months	1~5 years	More than 5 years	Total
Financial liabilities at fair value through profit or loss
Trading derivatives	1,292	2,461	635	1,184	—	1,430	7,002
Other financial liabilities
Insurance accounts payable	21,670	184,975	86,921	85,190	—	—	378,756
Accrued expenses	253	90,047	—	861	—	—	91,161
Others	5,974	39,429	4	5,171	7,588	572	58,738

	27,897	314,451	86,925	91,222	7,588	572	528,655

Purchase and acquisition commitments	—	54,600	60,000	—	—	—	114,600

	29,189	371,512	147,560	92,406	7,588	2,002	650,257

	2014
(In millions of won)	On demand	Less than 30 days	1~3 months	3~12 months	1~5 years	More than 5 years	Total
Financial liabilities at fair value through profit or loss
Trading derivatives	2,621	—	7	—	—	2,182	4,810
Securities sold	—	184,858	—	—	—	—	184,858

	2,621	184,858	7	—	—	2,182	189,668

Deposits	95,497	—	—	—	—	—	95,497
Debts	235,302	—	—	60,000	—	—	295,302
Other financial liabilities
Insurance accounts payable	35,118	167,286	81,758	69,916	—	—	354,078
Accrued expenses	313	97,562	—	569	—	—	98,444
Others	28,354	44,227	17,849	6,939	3,114	772	101,255

	63,785	309,075	99,607	77,424	3,114	772	553,777

Purchase and acquisition commitments	—	45,000	60,000	—	—	—	105,000

	397,205	538,933	159,614	137,424	3,114	2,954	1,239,244

ii) Maturities of hedging derivatives liabilities

	2015
(In millions of won)	Less than 30 days	1~3 months	3~12 months	1~5 years	Total
Currency forwards
Cash inflow	121,393	427,668	1,233,332	242,178	2,024,571
Cash outflow	127,596	449,137	1,277,593	256,111	2,110,437

Net cash flow	(6,203)	(21,469)	(44,261)	(13,933)	(85,866)

Currency swaps
Cash inflow	67	1,004	56,677	56,387	114,135
Cash outflow	53	965	60,120	58,854	119,992

Net cash flow	14	39	(3,443)	(2,467)	(5,857)

Total
Cash inflow	121,460	428,672	1,290,009	298,565	2,138,706
Cash outflow	127,649	450,102	1,337,713	314,965	2,230,429

Net cash flow	(6,189)	(21,430)	(47,704)	(16,400)	(91,723)

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	2014
(In millions of won)	Less than 30 days	1~3 months	3~12 months	1~5 years	Total
Currency forwards
Cash inflow	172,043	449,631	1,043,997	34,930	1,700,601
Cash outflow	176,878	460,197	1,078,914	36,038	1,752,027

Net cash flow	(4,835)	(10,566)	(34,917)	(1,108)	(51,426)

Currency swaps
Cash inflow	7,850	—	13,703	—	21,553
Cash outflow	8,134	—	14,326	—	22,460

Net cash flow	(284)	—	(623)	—	(907)

Total
Cash inflow	179,893	449,631	1,057,700	34,930	1,722,154
Cash outflow	185,012	460,197	1,093,240	36,038	1,774,487

Net cash flow	(5,119)	(10,566)	(35,540)	(1,108)	(52,333)

Maturity analysis above is presented using the undiscounted cash flows and based on the Group’s earliest payment date, including principal and interest.

4-5. Market risk

(1) Definition

Market risk is the risk of possible loss that an asset might experience due to changes in stock prices, interest rates, and/or exchange rates. Market risk usually occurs from securities and financial derivatives.

(2) Purpose of market risk management

The goal of market risk management is to prepare for unexpected losses due to the market’s unfavorable changes in interest rates, stock prices and exchange rates managing risk in accordance with the Group’s tolerance levels and maximizing revenue against risks incurred.

(3) Method of market risk management

i) Measurement of market risk

Market risk is measured by Financial Supervisory Service’s standard model. The model provided by the Financial Supervisory Service is based on RBC system, widely used by insurance companies. By analyzing the market’s sensitivity, the Group regularly analyzes its market portfolio risk.

ii) Control of market risk

In order to control market risk, the Group runs a committee, reviews structured securities beforehand and manages the limits. In a way of market risk management, investments that exceed a certain level of risk must be authorized by the investment review committee. Structured securities must be reviewed by the risk management department, separate from the operating department, during an execution of an investment. In addition, in order to control market risk, certain limits, position limits, loss limits, and risk limits are set and regularly checked for compliance.

iii) Report of market risk

Market risk management, important key factors and limit management status are reported regularly to the risk management committee.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(4) Sensitivity analysis

Sensitive analysis of foreign exchange rate, interest rate and stock price as of December 31, 2015 and 2014, are as follows:

i) Exchange rate

(In millions of won)	Effect on profit or loss	Effect on other comprehensive income
December 31, 2015
￦100 increase KRW/USD FX Rate	2,388	686
￦100 decrease KRW/USD FX Rate	(2,388)	(686)
December 31, 2014
￦100 increase KRW/USD FX Rate	3,932	665
￦100 decrease KRW/USD FX Rate	(3,932)	(665)

ii) Interest rate

(In millions of won)	Effect on profit or loss	Effect on other comprehensive income
December 31, 2015
100bp increase	(11,593)	(238,262)
100bp decrease	11,593	238,262
December 31, 2014
100bp increase	(6,129)	(156,214)
100bp decrease	6,129	156,214

iii) Stock price

(In millions of won)	Effect on profit or loss	Effect on other comprehensive income
December 31, 2015
10% increase	444	82,756
10% decrease	(444)	(82,756)
December 31, 2014
10% increase	6,237	60,425
10% decrease	(6,237)	(60,425)

4-6. Capital adequacy test

(1) Purpose of capital management

The goal of capital management is to maintain the ability to make the payments by having enough assets on hand, even when an unexpected loss occurs.

(2) Subjects of the capital management

Through setting the limit and managing the aggregated and individual risk (insurance/interest rate/credit/operating), the Group manages asset risk. When the limit is set, available capital is taken into consideration to set the limit for asset risk.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

i) Available capital is a risk buffer, which helps maintain the ability to make payments when the Group experiences an unexpected loss. Available capital is calculated as core capital and supplementary capital after deduction of certain deduction items and deficit of capital in subsidiaries, described as follows:

Description
Core capital	Paid-in capital, capital surplus, retained earnings, accumulated other comprehensive income etc.

Supplementary capital	Subordinated debt, hybrid bond, reserve for participating policyholders’ dividends, normal and precautionary amount of bad debt reserve and allowance for credit loss, deferred tax liability regarding emergency risk reserve

Deductions	Deferred acquisition costs, intangible assets (e.g., goodwill), prepaid expenses, deferred tax assets, estimated amount of cash dividends to shareholders, etc.

Subsidiaries’ deficiency of capital	The deficiency in net assets of subsidiaries was increased or decreased based on the insurance company’s ownership amount

ii) Required capital is the amount of risk calculated based on the scale of insurance/interest rate/credit/market/operating risk internal to the Group. The total amount of required capital is calculated based on the correlation between it and the individual risk.

Definition
Insurance risk	The risk of loss due to unexpected increase in loss ratio.

Interest rate risk	The risk that the decrease in net value, caused by change in interest rate, will have a negative effect on economic status.

Credit risk	The risk that loss will arise due to debtor’s default or counterparty’s breach of contract

Market risk	Risk of loss due to the change in market cost (stock, interest rate, exchange rate)

Operating risk	Risk of loss due to inappropriate internal procedure, human capital, system and external events.

(3) External requirement of capital adequacy and implementation of capital management

For the asset management of insurance companies, supervisory authorities use methods that evaluate the RBC ratio, quarterly timely improve the RBC ratio (based on RBC ratio; divided into recommendation, need or command of management improvement), and uses RBC ratio in Risk Assessment and Application System (‘RAAS’). During this process, timely corrective action is used based on the level where the RBC ratio is below 100%. In order to connect the internal model with asset management standard, RBC standard of available capital is applied to risk limits of transcription and limit distribution of individual risk.

(4) Achievement of capital management goal

In order to achieve the goals of asset management, it is operated based on the set limit of aggregated risk and individual risk and its results are regularly reported to the management and risk management risk committee. When setting the limit, the limit is maintained at a level so that payment is possible and compliance with these rules are regularly checked so that the goal of asset management can be reached. In addition, the Group currently maintains at or above this standard as of December 31, 2015 and 2014.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

5. Measurement of fair value of financial instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The best estimate of the fair value of financial instruments is the quoted price in the active market. The Group believes that the fair value and its measurement method of financial instruments is appropriate and reasonable, however, it may be changed under another measurement method or assumption. As various methods have been adopted to calculate fair value of financial instruments and a number of assumptions have been made, it is hard to reasonably compare the fair values of financial instruments measured by different financial institutions.

(1) Financial instruments measured at amortized costs

The method of measuring fair value of financial instruments measured at amortized cost is as follows:

Accounts	Methodology
Cash and cash equivalents	The difference between carrying amount and fair value of cash and cash equivalents is not significant, so carrying amount is recognized as the fair value.

Loans and other receivables	Fair value of loans is measured by the present value of the amount expected to receive. Expected cash flow is discounted using the interest rate considering current market interest rate and credit spread.

Held-to-maturity financial assets	The average price provided by the KIS bond valuation Inc. and NICE P&I Inc. is used as the fair value.

Deposits, debts, other financial liabilities	The difference between carrying value and fair value of other financial liabilities is not significant so the carrying value is recognized as the fair value.

The carrying value and the fair value of financial instruments measured at amortized cost as of December 31, 2015 and 2014, are as follows:

	2015		2014
(In millions of won)	Carrying value	Fair value	Carrying value	Fair value
Financial assets
Cash and cash equivalents	769,208	769,208	566,224	566,224
Held-to-maturity financial assets	2,148,198	2,367,740	1,635,317	1,764,585
Loans	6,755,519	6,842,596	6,420,033	6,520,913
Other receivables	907,176	907,999	1,145,210	1,127,873

	10,580,101	10,887,543	9,766,784	9,979,595

Financial liabilities
Deposits	—	—	95,497	95,497
Debts	—	—	295,302	295,302
Other financial liabilities	528,312	528,312	553,468	553,468

	528,312	528,312	944,267	944,267

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(2) Financial instruments measured at the fair value

The Group classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

(i)	Level 1: Financial instruments measured at quoted prices in active markets for identical instruments are classified as level 1.

(ii)	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

(iii)	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

In case that any occurrence that may cause changes in fair value levels, the transfers between levels are deemed to have occurred at the beginning of the financial period.

i) As of December 31, 2015 and 2014, the level of the fair value hierarchy within which the fair value measurement are categorized as follows:

	2015
(In millions of won)	Level 1	Level 2	Level 3	Total
Financial assets
Financial assets at fair value through profit or loss
Trading assets	195,614	195,618	30,074	421,306
Financial assets designated at fair value through profit or loss	—	39,550	519,090	558,640

	195,614	235,168	549,164	979,946

Available-for-sale financial assets [1]	1,058,437	5,858,391	1,575,533	8,492,361
Hedging derivative assets	—	11,178	—	11,178

	1,254,051	6,104,737	2,124,697	9,483,485

Financial liabilities
Financial liabilities designated at fair value through profit or loss	1,292	4,279	1,431	7,002
Hedging derivative liabilities	—	95,336	—	95,336

	1,292	99,615	1,431	102,338

[1]	Available-for-sale financial assets that are measured at acquisition cost due to the inability to measure the reliable fair value are excluded

	2014
(In millions of won)	Level 1	Level 2	Level 3	Total
Financial assets
Financial assets at fair value through profit or loss
Trading assets	649,307	425,421	29,584	1,104,312
Financial assets designated at fair value through profit or loss	—	64,509	352,678	417,187

	649,307	489,930	382,262	1,521,499

Available-for-sale financial assets[1]	1,092,256	4,751,784	1,196,175	7,040,215
Hedging derivative assets	—	32,598	—	32,598

	1,741,563	5,274,312	1,578,437	8,594,312

Financial liabilities
Financial liabilities designated at fair value through profit or loss	185,604	1,882	2,182	189,668
Hedging derivative liabilities	—	63,411	—	63,411

	185,604	65,293	2,182	253,079

[1]	Available-for-sale financial assets that are measured at acquisition cost due to the inability to measure the reliable fair value are excluded.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

ii) The fair value hierarchy of financial instruments which are not measured at fair value but disclosed in the financial statements as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Level 1	Level 2	Level 3	Total
Financial assets
Held-to-maturity financial assets	1,671,236	694,209	2,295	2,367,740
Loans	—	471,094	6,371,502	6,842,596
Other receivables	—	262,643	645,356	907,999

	1,671,236	1,427,946	7,019,153	10,118,335

Financial liabilities
Other financial liabilities	—	—	528,311	528,311

	2014
(In millions of won)	Level 1	Level 2	Level 3	Total
Financial assets
Held-to-maturity financial assets	1,184,084	578,735	1,766	1,764,585
Loans	—	530,358	5,990,555	6,520,913
Other receivables	32,500	397,637	697,736	1,127,873

	1,216,584	1,506,730	6,690,057	9,413,371

Financial liabilities
Deposits	95,497	—	—	95,497
Debts	—	—	295,302	295,302
Other financial liabilities	—	—	553,468	553,468

	95,497	—	848,770	944,267

(3) Financial instruments that are measured at acquisition cost due to inability to measure the reliable fair value as of December 31, 2015 and 2014, are as follows:

(In millions of Korean won)	2015	2014
Available-for-sale financial assets	68,111	99,662

(4) There was no transfer between level 1 and level 2 for the period ended December 31, 2015.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(5) Valuation techniques and inputs used in measuring fair value of financial instruments classified as level 2 as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015
	Fair value	Valuation techniques	Inputs
Financial assets
Trading assets	195,618	Discounted cash flow, option pricing model	Price of underlying assets, discount rate, volatility
Financial assets designated at fair value through profit or loss	39,550	Discounted cash flow, option pricing model	Price of underlying assets, discount rate, volatility
Available-for-sale financial assets[1]	5,858,391	Discounted cash flow, option pricing model, net asset value	Price of underlying assets, discount rate, volatility
Hedging derivatives	11,178	Discounted cash flow	Discount rate, foreign exchange rate

	6,104,737

Financial liabilities
Financial liabilities designated at fair value through profit or loss	4,279	Discounted cash flow	Discount rate, foreign exchange rate
Hedging derivatives	95,336	Discounted cash flow	Discount rate, foreign exchange rate

	99,615

[1]	Valuation inputs to measure the fair values of beneficiary certificates are not disclosed as they are based on prices quoted by asset management companies.

(In millions of won)	2014
	Fair value	Valuation techniques	Inputs
Financial assets
Trading assets	425,421	Discounted cash flow, option pricing model	Price of underlying assets, discount rate, volatility
Financial assets designated at fair value through profit or loss	64,509	Discounted cash flow, option pricing model	Price of underlying assets, discount rate, volatility
Available-for-sale financial assets[1]	4,751,784	Discounted cash flow, option pricing model, net asset value	Discount rate
Hedging derivatives	32,598	Discounted cash flow	Discount rate, foreign exchange rate

	5,274,312

Financial liabilities
Financial liabilities designated at fair value through profit or loss	1,882	Discounted cash flow	Discount rate, foreign exchange rate
Hedging derivatives	63,411	Discounted cash flow	Discount rate, foreign exchange rate

	65,293

[1]	Valuation inputs to measure the fair values of beneficiary certificates are not disclosed as they are based on prices quoted by asset management companies.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(6) Disclosure about financial instruments classified as level 3

i) Changes in level 3 of the fair value hierarchy for the years ended December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Trading assets	Financial assets designated at fair value through profit or loss	Available-for- sale financial assets	Financial liabilities at fair value through profit or loss
Beginning balance	29,584	352,678	1,196,175	2,182
Total income (loss)
Profit or loss	57	(1,859)	5,268	(751)
Other comprehensive income	—	—	39,113	—
Purchase	—	263,084	487,342	—
Settlement	—	(94,813)	(155,036)	—
Transfer to assets held for sale	—	—	(2,665)	—
Reclassification from level 3 to other levels [1]	—	—	(31,967)	—
Reclassification from other levels to level 3 [2]	433	—	38,959	—
Others	—	—	(1,656)	—

	30,074	519,090	1,575,533	1,431

[1]	The amount of equity securities that goes public on this period.
[2]	Equity securities that were measured at acquisition costs on the prior period and measured at fair value on this period.

	2014
(In millions of won)	Trading assets	Financial assets designated at fair value through profit or loss	Available-for- sale financial assets	Financial liabilities at fair value through profit or loss
Beginning balance	48,861	223,558	696,680	2,010
Total income (loss)
Profit or loss	1,037	7,244	14,434	172
Other comprehensive income	—	—	46,064	—
Purchase	—	161,876	538,325	—
Settlement	(20,314)	(40,000)	(101,278)	—
Reclassification from other levels to level 3 [1]	—	—	1,950	—

	29,584	352,678	1,196,175	2,182

[1]	Equity securities that were measured at acquisition costs on the prior period and measured at fair value on this period.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

ii) Information about significant unobservable inputs in measuring financial instruments categorized as level 3 as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Fair value	Valuation techniques	Significant unobservable input	Range of estimates for unobservable input (%)	Fair value measurement sensitivity to unobservable input
Financial assets
Trading assets	30,074	Discounted cash flow, option pricing model	The volatility of the underlying asset	5.39~40.50	A significant increase in volatility would result in a greater change in fair value
			Correlations	17.33	A significant increase in correlations would result in a greater change in fair value
Financial assets designated at fair value through profit or loss	519,090	Discounted cash flow, option pricing model	The volatility of the underlying asset	10.57~50.14	A significant increase in volatility would result in a greater change in fair value
			Correlations	17.33~90.00	A significant increase in correlations would result in a greater change in fair value
			Recovery rate	40	A significant increase in recovery rate would result in a higher fair value.
Available-for-sale financial assets[1]	1,575,533	Discounted cash flow, option pricing model, net asset method	Discount rate	0.85~10.13	A significant increase in discount rate would result in a lower fair value.
			Growth rate	1.80~6.42	A significant increase in growth rate would result in a higher fair value
			The volatility of the underlying asset	34.90~50.14	A significant increase in volatility would result in a greater change in fair value
			Correlations	48.27~87.94	A significant increase in correlations would result in a greater change in fair value

	2,124,697

Financial liabilities
Financial liabilities at fair value through profit or loss	1,431	Option pricing model	The volatility of the underlying asset	34.90~37.20	A significant increase in volatility would result in a greater change in fair value

[1]	Valuation inputs to measure the fair values of beneficiary certificates are not disclosed as they are based on prices quoted by asset management companies.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	2014
(In millions of won)	Fair value	Valuation techniques	Significant unobservable input	Range of estimates for unobservable input (%)	Fair value measurement sensitivity to unobservable input
Financial assets
Trading assets	29,584	Discounted cash flow, option pricing model	The volatility of the underlying asset	3,40~5.55	A significant increase in volatility would result in a greater change in fair value.
			Correlations	90	A significant increase in correlations would result in a greater change in fair value.
			Recovery rate	40	A significant increase in recovery rate would result in a higher fair value.
Financial assets designated at fair value through profit or loss	352,678	Discounted cash flow, option pricing model	The volatility of the underlying asset	11.0~71.62	A significant increase in volatility would result in a greater change in fair value.
			Correlations	90	A significant increase in correlations would result in a greater change in fair value.
			Recovery rate	40	A significant increase in recovery rate would result in a higher fair value.
Available-for-sale financial assets[1]	1,196,175	Discounted cash flow, option pricing model, net asset method	Discount rate	6.68~14.96	A significant increase in discount rate would result in a lower fair value.
			Growth rate	0~5.72	A significant increase in growth rate would result in a higher fair value
			Correlations	16.25~83.34	A significant increase in correlations would result in a greater change in fair value.
			The volatility of the underlying asset	16.25~71.62	A significant increase in volatility would result in a greater change in fair value.
			EV/EBITDA	15.3~36.98X	A significant increase in EV/EBITDA would result in a higher fair value
			EV/SALES	1.8X	A significant increase in EV/SALESwould result in a higher fair value

	1,578,437

Financial liabilities
Financial liabilities at fair value through profit or loss	2,182	Option pricing model	The volatility of the underlying asset	16.25~21.45	A significant increase in volatility would result in a greater change in fair value.

[1]	Valuation inputs to measure the fair values of beneficiary certificates are not disclosed as they are based on prices quoted by asset management companies.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

iii) Sensitive analysis of changes in unobservable inputs as of December 31, 2015 and 2014, are as follows:

	2015
	Favorable change		Unfavorable change
(In millions of won)	Profit or loss	Other comprehensive income	Profit or loss	Other comprehensive income
Financial Assets
Financial assets at fair value through profit or loss [1]	1,530	—	(1,544)	—
Available-for-sale financial assets [2]	—	2,919	—	(2,304)

	1,530	2,919	(1,544)	(2,304)

Financial liabilities
Financial liabilities at fair value through profit or loss [3]	29	—	(32)	—

[1]	Based on increase or decrease in volatility of underlying assets (1%), correlation (1% or 10%) or recovery rate (1%)
[2]	Based on increase or decrease of discount rate (1%), growth rate (10%), correlation (10%), volatility of underlying assets (1%), EV/EBITDA (10%) or EV/Sales (10%).
[3]	Based on increase or decrease in volatility of underlying assets (1%).

	2014
	Favorable change		Unfavorable change
(In millions of won)	Profit or loss	Other comprehensive income	Profit or loss	Other comprehensive income
Financial Assets
Financial assets at fair value through profit or loss [1]	604	—	(590)	—
Available-for-sale financial assets [2]	—	9,379	—	(3,235)

	604	9,379	(590)	(3,235)

Financial liabilities
Financial liabilities at fair value through profit or loss [3]	53	—	(46)	—

[1]	Based on increase or decrease in volatility of underlying assets (1%), correlation (1% or 10%) or recovery rate (1%)
[2]	Based on increase or decrease of discount rate (1%), growth rate (10%), correlation (10%) volatility of underlying assets (1%), EV/EBITDA (10%) or EV/Sales (10%).
[3]	Based on increase or decrease in volatility of underlying assets (1%).

(7) Transfer deal of financial instruments

Financial instruments that are continuously recognized since those transactions are not qualified for derecognition as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Financial assets at fair value through profit or loss	—	20,426

Details of repurchase agreements related to the debt securities above as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Repurchase agreements	—	20,000

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(8) Offsetting financial assets and financial liabilities

Details of financial assets and financial liabilities subject to offsetting, enforceable master netting agreements and similar agreements as of December 31, 2015 and 2014, are as follows:

	2015
	Financial assets and liabilities recognized	Offsetting financial assets and liabilities recognized	Financial assets and liabilities recognized after offset	Amount not offsetting in the statements of financial position		Net amounts
(In millions of won)				Financial instruments	Cash collateral received
Financial assets
Financial assets at fair value through profit or loss	281	—	281	(281)	—	—
Hedging derivatives	11,178	—	11,178	(11,178)	—	—

	11,459	—	11,459	(11,459)	—	—

Financial liabilities
Financial liabilities at fair value through profit or loss	4,280	—	4,280	—	—	4,280
Hedging derivatives	95,336	—	95,336	(11,459)	—	83,877

	99,616	—	99,616	(11,459)	—	88,157

	2014
	Financial assets and liabilities recognized	Offsetting financial assets and liabilities recognized	Financial assets and liabilities recognized after offset	Amount not offsetting in the statements of financial position		Net amounts
(In millions of won)				Financial instruments	Cash collateral received
Financial assets
Hedging derivatives	32,598	—	32,598	23,711	—	8,887
Payment guarantee	84,601	—	84,601	84,601	—	—
Other receivables	27,968	2,746	25,222	24,786	—	436

	145,167	2,746	142,421	133,098	—	9,323

Financial liabilities
Financial liabilities at fair value through profit or loss	186,747	—	186,747	185,814	—	933
Hedging derivatives	63,411	—	63,411	22,762	—	40,649
Repurchase agreements	235,302	—	235,302	235,302	—	—
Other payables	28,789	2,746	26,043	24,784	—	1,259

	514,249	2,746	511,503	468,662	—	42,841

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

6. Profit or loss and other comprehensive income of financial instruments

Profit or loss and other comprehensive income of financial instruments by categories for the years ended December 31, 2015 and 2014, are as follows:

	2015
	Profit or loss
(In millions of won)	Interest income (expense)		Dividend income	Gain (loss) on disposal	Gain (loss) on valuation	Impairment loss	Foreign currency transaction gain (loss)	Fees and commission income (expense)	Total	Other comprehe- nsive income
Cash and cash equivalents	￦	2,233	—	—	—	—	—	—	2,233	—
Trading assets		9,631	1,597	5,660	1,181	—	3,999	—	22,068	—
Financial assets designated at fair value through profit or loss		15,754	—	(1,582)	(7,883)	—	7,405	(2,586)	11,108	—
Available-for-sale financial assets		214,611	64,376	61,263	—	(18,318)	146,940	164	469,036	42,530
Held-to-maturity financial assets		65,758	—	942	—	—	2,896	—	69,596	—
Hedging derivatives		—	—	(50,374)	(92,418)	—	—	—	(142,792)	(661)
Loans and other receivables		307,098	—	(24)	—	(11,445)	17,500	1,453	314,582	—
Financial liabilities		(752)	—	—	—	—	—	—	(752)	—

		614,333	65,973	15,885	(99,120)	(29,763)	178,740	(969)	745,079	41,869

	2014
	Profit or loss
(In millions of won)	Interest income (expense)		Dividend income	Gain (loss) on disposal	Gain (loss) on valuation	Impairme- nt loss	Foreign currency transaction gain (loss)	Fees and commission income (expense)	Total	Other compre- hensive loss
Cash and cash equivalents	￦	3,696	—	—	—	—	—	—	3,696	—
Trading assets		23,783	798	28,135	(2,079)	—	130	—	50,767	—
Financial assets designated at fair value through profit or loss		11,493	—	(2,809)	12,896	—	2,413	(2,479)	21,514	—
Available-for-sale financial assets		176,030	54,442	43,523	—	(9,904)	77,005	164	341,260	162,551
Held-to-maturity financial assets		57,733	—	—	—	—	1,811	—	59,544	—
Hedging derivatives		—	—	8,654	(66,993)	—	—	—	(58,339)	1,001
Loans and other receivables		311,195	—	1,957	—	(5,397)	13,759	1,007	322,521	—
Financial liabilities		(10,552)	—	—	(735)	—	—	—	(11,287)	—

	￦	573,378	55,240	79,460	(56,911)	(15,301)	95,118	(1,308)	729,676	163,552

[1]	Amounts before reclassifying financial instrument segment profit or loss of LIG Investment & Securities Co., Ltd, which is classified as disposal group held for sale, to profit for the year from discontinued operations.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

7. Segment Information

(1) Segment information

The Group operates insurance, security and other businesses in Korea, the United States of America, China and Indonesia. The Group recognizes its segments in the division through which it has access to the information of generation of income and expenses, segmental appraisal on performance and financial information. By the integration and separation based on the economic similarities between the segments, such as the characteristics of services and significance of generated profit, the recognized segments are divided into three reporting segments as follows:

- Non-life insurance: Engages in business activities such as contracting non-life insurance and other concurrent insurance permitted, collecting premium and paying insurance claims; engages also in permitted concurrence asset management and other incidental services as claim adjustments.

- Securities: Engages in securities business, such as investment trades and investment brokerage

- Others: Consolidated beneficiary certificates and others

(2) Net income of the business segments for the years ended December 31, 2015 and 2014, are as follow:

		2015
(In millions of won)		Non-life insurance		Securities[1]	Other segments	Adjustment	Total
Insurance income	Amount		9,914,300	—	—	(4,442)	9,909,858
	Ratio	￦	100.04%	—	—	(0.04)%	100.00%
Investment income	Amount		842,421	102,769	25,184	(124,921)	845,453
	Ratio		99.64%	12.16%	2.98%	(14.78)%	100.00%
Insurance expenses	Amount		10,459,749	—	—	(149,382)	10,310,367
	Ratio		101.45%	—	—	(1.45)%	100.00%
Investment expenses	Amount		376,640	78,236	8,099	(89,559)	373,416
	Ratio		100.86%	20.95%	2.17%	(23.98)%	100.00%
Other income (expenses)	Amount		258,032	(16,071)	3,908	(128,723)	117,146
	Ratio	￦	220.27%	(13.72)%	3.33%	(109.88)%	100.00%
Profit from continuing operations	Amount		178,364	—	20,993	(10,683)	188,674
	Ratio		94.54%	—	11.12%	(5.66)%	100.00%
Profit from discontinued operations	Amount		—	8,462	—	(37,788)	(29,326)
	Ratio		—	(28.85)%	—	128.85%	100.00%
Profit for the year	Amount		178,364	8,462	20,993	(48,471)	159,348
	Ratio		111.93%	5.31%	13.17%	(30.42)%	100.00%

[1]	Classified as disposal group held for sale as of December 31, 2015.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

		2014
		Non-life insurance		Securities[1]	Other segments	Adjustment	Total
Insurance income	Amount		9,755,427	—	—	(4,165)	9,751,262
	Ratio	￦	100.04%	—	—	(0.04)%	100.00%
Investment income	Amount		773,363	76,889	19,443	(3,441)	866,254
	Ratio		89.28%	8.88%	2.24%	(0.40)%	100.00%
Insurance expenses	Amount		10,371,203	—	—	(138,003)	10,233,200
	Ratio		101.35%	—	—	(1.35)%	100.00%
Investment expenses	Amount		243,041	53,481	14,797	—	311,319
	Ratio		78.07%	17.18%	4.75%	—	100.00%
Other income (expenses)	Amount		194,573	(24,129)	(210)	(134,001)	36,232
	Ratio	￦	537.02%	(66.60)%	(0.58)%	(369.84)%	100.00%
Profit from continuing operations	Amount		109,119	—	4,436	(3,604)	109,951
	Ratio		99.24%	—	4.03%	(3.28)%	100.00%
Profit from discontinued operations	Amount		—	(722)	—	—	(722)
	Ratio		—	100.00%	—	—	100.00%
Profit for the year	Amount		109,119	(722)	4,435	(3,604)	109,229
	Ratio		78.63%	(0.52)%	3.20%	(2.60)%	100.00%

(3) Geographical information

The Group operates its business in Korea, the United States of America, China and Indonesia, and Korea is the country in which the Group is headquartered. Geographical operating revenues from external customers for the years ended December 31, 2015 and 2014, and non-current assets as of December 31, 2015 and 2014, are as follows:

1) Geographical operating revenues from external customers for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Korea	10,780,273	10,576,766
Other countries	104,401	48,356

(*)	10,884,674	10,625,122

(*)	The amount is insurance and investment income before adjustment for consolidation, and before reclassified profit of LIG Investment & Securities Co., Ltd to profit from discontinued operations.

2) Geographical non-current assets as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Korea	1,176,187	1,198,636
Other countries	1,974	1,865

(*)	1,178,161	1,200,501

(*)	Non-current assets of LIG Investment & Securities Co., Ltd, classified as assets held for sale, are included.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

8. Cash and cash equivalents

Cash and cash equivalents as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Cash	5	5
Checking account	513	812
Regular savings account	87,650	57,703
Deposit money	1,150	150
Deposits in foreign currency	144,333	52,946
Others	535,557	454,608

	769,208	566,224

9. Financial assets at fair value through profit or loss

(1) Trading assets

Trading assets as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Equity securities[1]
Stocks	8,730	81,690
Debt securities[2]
Government and public bonds	153,242	433,321
Financial bonds	—	31,335
Special bonds	33,604	302,864
Corporate Bond	—	27,115
Beneficiary certificates[3]
Debt type	13,650	44,538
Stock type	5,342	9,608
Mixed type	—	94,185
Others	120,037	1,871
Securities in foreign currency[23]
Stocks	37	403
Debt securities	42,599	42,000
Beneficiary certificates	13,544	4,549
Other securities[4]
Derivative Linked Securities (DLS)	19,707	19,166
Derivative Linked Bonds (DLB)	10,203	10,418
Trading derivatives[5]	611	1,249

	421,306	1,104,312

[1]	Fair values of listed securities are closing prices in the stock market at the end of reporting period.
[2]	Fair values of debt securities are the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc.
[3]	Fair values of beneficiary certificates are based on prices quoted by asset management companies
[4]	Fair values of other financial instruments are the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc.
[5]	Fair values of trading derivatives are the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(2) Financial assets designated at fair value through profit or loss

Financial assets designated at fair value through profit or loss as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Securities in foreign currency[1]
Hybrid securities	105,878	44,598
Others	59,965	33,766
Other securities[1]
Equity Linked Securities (ELS)	44,692	42,747
Equity Linked Bonds (ELB)	20,044	—
Derivative Linked Securities (DLS)	202,282	133,888
Derivative Linked Bonds (DLB)	61,460	97,641
Others	64,319	64,547

	558,640	417,187

[1]	Fair values of securities of foreign currencies and other securities are the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc.

Financial assets above are the hybrid financial instrument that includes one or more embedded derivatives. The Group designates the entire instrument at fair value through profit or loss.

10. Available-for-sale financial assets

Available-for-sale financial assets as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Equity securities[1]
Listed equity securities	172,250	97,929
Unlisted equity securities	76,192	140,884
Investments in partnerships	183,987	168,673

	432,429	407,486

Debt securities[2]
Government and public bonds	789,317	965,843
Special bonds	1,214,713	1,085,719
Bank debenture	638,907	597,562
Corporate bonds	1,142,120	887,570

	3,785,057	3,536,694

Beneficiary certificates[3]
Debt type	—	61,337
Stock type	160,785	167,095
Mixed type	21,462	81,613
Others	926,329	570,476

	1,108,576	880,521

Securities in foreign currency[4]
Investments in partnerships	86,072	60,136
Debt securities	2,334,380	1,703,858
Others	539,201	384,504

	2,959,653	2,148,498

Other securities[5]
Others	274,757	166,678

	8,560,472	7,139,877

[1]	Fair values of listed securities are quoted closing prices of the stock market at the end of reporting period. Except for those that are unable to reliably measure the fair values and therefore are assessed at their acquisition costs, the fair values of unlisted securities and investments are determined based on the Korea Asset Pricing, KIS bond valuation Inc. or NICE P&I Inc.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

[2]	Available-for-sales debt securities’ fair values are the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc.
[3]	Fair values of beneficiary certificates are based on prices quoted by asset management companies or valuation prices of independent valuation companies.
[4]	Fair values of investments in partnerships are measured by net asset value. Debt securities’ fair value is the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc. Debt securities owned by the U.S branch is the posted price or valuation price by independent valuation companies.
[5]	Fair values of other securities are measured based on posted prices, valuation prices by independent valuation companies or based on prices quoted by asset management companies

11. Held-to-maturity financial assets

Held-to-maturity financial assets as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Debt securities
Government and public bonds	1,513,259	1,100,103
Special bonds	486,704	410,538
Bank debenture	59,060	58,942
Corporate bonds	40,000	20,000
Securities in foreign currency
Bank debenture	49,175	45,734

	2,148,198	1,635,317

12. Loans and other receivables

Loans and other receivables as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Loans
Call loans	40	11,798
Policy loans	1,507,256	1,305,092
Loan secured by securities	—	84,601
Loans secured by real estate	2,709,710	2,709,360
Unsecured loans	214,246	112,694
Loans secured by third party guarantees	29,967	33,283
Other loans	2,308,150	2,177,393
Deferred loan origination fees and costs	17,306	16,120
Present value discount	—	(32)
Allowance for credit loss	(31,156)	(30,276)

	6,755,519	6,420,033

Other receivables
Due from banks	356,498	489,467
Insurance accounts receivables	291,111	348,010
Accounts receivables	80,148	121,057
Accrued revenue	105,362	108,867
Notes receivables	410	335
Guarantee deposits	90,866	95,397
Deposits in court	2,318	2,418
Present value discount	(2,098)	(2,979)
Allowance for credit loss	(17,439)	(17,362)

	907,176	1,145,210

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

Due from banks as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Deposit money	61,876	89,478
Derivatives margin account	26,963	8,699
Specific deposits	36	47
Guarantee deposits for securities borrowing transaction.	—	4,200
Due from banks	267,623	387,043

	356,498	489,467

Restricted due from banks as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014	Descriptions
Time deposits	9,863	87,936	Pledged by over-the-counter derivative agreement
	—	500	Micropayment and overdraft arrangement
Derivatives margin account	26,963	8,699	Exchange traded derivatives margin account
Specific deposits	64	48	Deposits for the opening checking accounts
Guarantee deposits for securities borrowing transaction.	—	4,200	Korea Securities Depository and others
Other deposits	—	107	Court deposit for provisional attatchment

	36,890	101,490

Insurance accounts receivables as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Insurance receivable	56,571	61,353
Due from agents	3,206	6,987
Co-insurance receivable	15,115	13,756
Receivables related to agency business	25,078	28,801
Reinsurance accounts receivable	88,561	110,530
Overseas reinsurance premiums receivable	101,136	125,156
Deposits on reinsurance treaty ceded	1,444	1,427

	291,111	348,010

Changes in allowance of credit loss of the loans and other receivables for the years ended December 31, 2015 and 2014, are as follows:

	2015				2014
(In millions of won)	Loans		Other Receivables	Total	Loans	Other Receivables	Total
Beginning balance	￦	30,276	17,362	47,638	35,031	19,658	54,689
Increase
Impairment loss		10,672	937	11,609	6,315	600	6,915
Recoveries from written-off loans		697	2	699	463	120	583
Decrease
Reversal		—	164	164	—	1,519	1,519
Written-offs		6,954	698	7,652	3,037	1,497	4,534
Others		1,111	—	1,111	5,505	—	5,505
Classified as assets held-for-sale		2,424	—	2,424	2,991	—	2,991

Ending balance	￦	31,156	17,439	48,595	30,276	17,362	47,638

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

Changes in deferred loan origination fees and costs for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Beginning balance	16,120	16,012
Increase	13,780	12,085
Decrease	(12,594)	(11,977)

Ending balance	17,306	16,120

13. Investments in associates

Investments in associates as of December 31, 2015 and 2014, are as follows:

	Location	Industry	Date of financial statements	Owner-ship (%)
				2015	2014
Kocref Cr-reit XI1,2	Korea	Real estate rent	Sep 30	10.00%	10.00%
Kocref Cr-reit VIII	Korea	Real estate rent	—	—	6.67%
KT-LIG ACE Private Equity Fund Co., Ltd	Korea	Financial investment	—	—	0.90%
LIG Special Purpose Acquisition 2nd Co., Ltd[2,3]	Korea	Financial investment	Dec 31	0.37%	0.37%
LIG-ES Special Purpose Acquisition Co., Ltd [2,3]	Korea	Financial investment	Dec 31	0.66%	—

[1]	Due to the inability to acquire the financial statements of the associate that has the same reporting date with those of the Parent Company, equity method is applied with the financial statements of the associate that was reported three months prior to the Parent Company’s financial statements. Significant transactions or events that occurred after the financial statements of the associate and before those of the Parent Company, were suitably adopted
[2]	Even if the ownership on the investee is less than 20%, as the Group has material influence over the associates by participating in decision-making processes, the equity method was applied.
[3]	Classified as disposal group held for sale as of December 31, 2015.

Changes in carrying value of investment in associate for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015
Investees	Owner- ship (%)	Beginning balance	Acquisition	Gain on valuation of equity- method investments[1]	Changes in equity of equity- method investments	Dividends	Others[3]	Ending balance
Kocref Cr-reit XI	10.00%	7,684	—	886	—	(1,134)	—	7,436
Kocref Cr-reit VIII	—	2,895	—	—	—	—	(2,895)	—
KT-LIG ACE Private Equity Fund Co., Ltd	—	229	—	1	—	—	(230)	—
LIG Special Purpose Acquisition 2nd Co., Ltd[2]	0.37%	19	—	5	—	—	(24)	—
LIG-ES Special Purpose Acquisition Co., Ltd[2]	0.66%	—	20	—	2	—	(22)	—

		10,827	20	892	2	(1,134)	(3,171)	7,436

[1]	Gain (loss) on valuation of equity-method investments is included in non-operating income (expenses) and discontinued operating income (expenses).
[2]	Classified as disposal group held-for-sale in 2015.
[3]	Impairment loss of disposal group held-for-sale, is included.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(In millions of won)	2014
Investees	Owner- ship (%)	Beginning balance	Acquisition	Gain on valuation of equity- method investments[1]	Changes in equity of equity- method investments	Dividends	Others	Ending balance
Kocref Cr-reit XI	10.00%	7,931	—	896	—	(1,143)	—	7,684
Kocref Cr-reit VIII	6.67%	2,736	—	134	25	—	—	2,895
KT-LIG ACE Private Equity Fund Co., Ltd	0.90%	238	—	(9)	—	—	—	229
LIG Special Purpose Acquisition 2nd Co., Ltd	0.37%	—	10	(6)	5	—	10	19

		10,905	10	1,015	30	(1,143)	10	10,827

[1]	Gain (loss) on valuation of equity-method investments is included in non-operating income (expenses) and discontinued operating income (expenses).

Summarized financial information of associates are as follows:

(In millions of won)	2015
Investees	Assets	Liabilities	Revenue	Profit or loss	The Group’s share of profit or loss
Kocref Cr-reit XI	208,619	128,346	23,850	8,859	886
LIG Special Purpose Acquisition 2nd Co., Ltd [1]	5,926	688	113	35	5
LIG-ES Special Purpose Acquisition Co., Ltd [1]	5,906	453	37	13	—

	220,451	129,487	24,000	8,907	891

[1]	Classified as disposal group held for sale as of December 31, 2015.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(In millions of won)	2014
Investees	Assets	Liabilities	Revenue	Profit (loss)	The Group’s share of profit (loss)
Kocref Cr-reit XI	211,928	129,639	23,599	8,959	896
Kocref Cr-reit VIII	65,092	24,640	4,920	1,970	134
LIG Special Purpose Acquisition 2nd Co., Ltd	25,546	71	9	(251)	(9)
LIG-ES Special Purpose Acquisition Co., Ltd	5,875	678	—	(123)	(6)

	308,441	155,028	28,528	10,555	1,015

14. Derivatives

(1) The notional amounts of derivatives as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Trading
Currency forwards	164,080	110,195
Currency swaps	—	—
Interest rate related	—	79,368
Other	6,593	6,714

	170,673	196,277

Fair value hedge
Currency forwards	2,726,071	2,091,937
Currency swaps	21,638	76,120

	2,747,709	2,168,057

Cash flow hedge
Currency swaps	150,022	168,478
Interest rate related	46,880	—

	196,902	168,478

(2) Fair value of derivative instruments as of December 31, 2015 and 2014, are as follows:

	2015		2014
(In millions of won)	Assets	Liabilities	Assets	Liabilities
Trading
Currency forwards	445	5,571	28	2,628
Currency swaps	—	—	—	—
Interest related	—	—	89	—
Other	166	1,431	1,132	2,182

	611	7,002	1,249	4,810

Hedge
Currency forwards	5,796	89,950	5,054	61,527
Currency swaps	5,030	5,386	27,544	1,884
Interest rate swaps	352	—	—	—

	11,178	95,336	32,598	63,411

	11,789	102,338	33,847	68,221

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(3) Gains and losses on valuation of derivatives for the years ended December 31, 2015 and 2014, are as follows:

	2015		2014
(In millions of won)	Gain	Loss	Gain	Loss
Profit or loss
Currency forwards	6,795	94,148	1,828	67,606
Currency swaps	1	8,957	4,226	8,278
Stock related	3,731	617	7	1,291
Interest related	149	56	8	106
Other	751	779	169	1,902
Credit risk adjustment	34	92	200	6

	11,461	104,649	6,438	79,189

Accumulated other comprehensive income
Currency swaps	(675)	(253)	313	688
Interest rate related	267	—	—	—

	(408)	(253)	313	688

	11,053	104,902	6,751	79,877

[1]	Income tax effects related to gains and losses on valuation of derivatives classified as accumulated other comprehensive income amount to ￦212 million.
[2]	Income tax effects related to gains and losses on valuation of derivatives classified as accumulated other comprehensive income amount to ￦423 million.

(4) Hedge accounting

(a) At the end of reporting period, in order to mitigate the risk of change in fair value and risk of change in cash flows of foreign currency bonds caused by changes in exchange rate and interest rate, the Group entered into a currency forward and currency swap contract.

(b) Fair value hedge

Details of valuation gains or losses in fair value hedge accounting for the years ended December 31, 2015 and 2014, are as follows:

	2015		2014
(In millions of won)	Gain	Loss	Gain	Loss
Hedging instrument
Currency forwards	5,795	89,248	1,828	64,966
Currency swaps	—	1,452	—	2,847

	5,795	90,700	1,828	67,813

Hedged item
Available-for-sale financial assets	79,017	5,407	54,756	1,684
Held-to-maturity financial assets	1,294	—	772	—
Loans	1,452	—	630	—
Others receivables	8,937	428	11,655	144

	90,700	5,835	67,813	1,828

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(c) Cash flow hedge

①	Details of expected cash flow of cash flow hedge accounting as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	1 month or less	3 months or less	1 year or less	5 years or less	More than 5 years	Total
Cash flow of derivatives settled in net amounts	204	74	305	(232)	—	351
Cash inflow of derivatives settled in gross amounts	67	25,395	37,898	94,108	6,955	164,423
Cash outflow of derivatives settled in gross amounts	53	20,478	39,255	96,384	7,140	163,310

	2014
(In millions of won)	1 month or less	3 months or less	1 year or less	5 years or less	More than 5 years	Total
Cash inflow of derivatives settled in gross amounts	84	41,128	63,248	94,744	7,371	206,575
Cash outflow of derivatives settled in gross amounts	47	31,901	56,101	85,453	7,078	180,580

②	Regarding cash flow hedges, the expected maximum period exposed to risk of change in cash flow is up to April 13, 2021. The expected amount of profit or loss on valuation of derivative instruments that will be reclassified from accumulated other comprehensive income to profit or loss within one year upon maturity are ￦278 million in profit and ￦52 million in loss.

(d) The amounts reclassified from equity to profit or loss and the ineffective portion of the gain or loss on the hedging instrument recognized in profit or loss for the years ended December 31, 2015 and 2014, are as follows:

	2015		2014
(In millions of won)	Realized	Ineffective	Realized	Ineffective
Currency swaps	(7,039)	(29)	(1,144)	—

15. Reinsurance assets

Changes in reinsurance assets for the years ended December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Beginning balance	Net increase (decrease)[1]	Ending balance
Reserve for outstanding claims
General insurance	568,434	(103,096)	465,338
Automobile insurance	25,262	(8,443)	16,819
Long-term insurance	54,746	7,832	62,578

	648,442	(103,707)	544,735

Unearned premium reserve
General insurance	220,719	(5,850)	214,869
Automobile insurance	26,583	(9,289)	17,294

	247,302	(15,139)	232,163

Total reinsurance assets	895,744	(118,846)	776,898
Allowance for impairment	787	(123)	664

Total reinsurance assets, net	894,957	(118,723)	776,234

[1]	Gains or losses on foreign currency translation of foreign operations, ￦11,706 million, is included.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	2014
(In millions of won)	Beginning balance	Net increase (decrease)[2]	Ending balance
Reserve for outstanding claims
General insurance	441,534	126,900	568,434
Automobile insurance	17,208	8,054	25,262
Long-term insurance	39,845	14,901	54,746

	498,587	149,855	648,442

Unearned premium reserve
General insurance	227,953	(7,234)	220,719
Automobile insurance	60,613	(34,030)	26,583

	288,566	(41,264)	247,302

Total reinsurance assets	787,153	108,591	895,744
Allowance for impairment	1,338	(551)	787

Total reinsurance assets, net	785,815	109,142	894,957

[1]	Gains or losses on foreign currency translation of foreign operations, ￦6,835 million, is included.

16. Investment property

Investment property as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Land
Acquisition costs	112,197	92,444
Building
Acquisition costs	279,012	272,667
Accumulated depreciation	(57,473)	(49,364)

	333,736	315,747

Changes in investment property for the years ended December 31, 2015 and 2014 are as follows:

	2015
(In millions of won)	Beginning balance	Depreciation[1]	Transfer from(to) property and equipment	Ending balance
Land	92,444	—	19,753	112,197
Building	223,303	(6,912)	5,148	221,539

	315,747	(6,912)	24,901	333,736

[1]	Depreciation expenses on investment properties are included in administrative expenses for real estate.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	2014
(In millions of won)	Beginning balance	Depreciation[1]	Transfer from(to) property and equipment	Ending balance
Land	117,004	—	(24,560)	92,444
Building	243,087	(7,068)	(12,716)	223,303

	360,091	(7,068)	(37,276)	315,747

[1]	Depreciation expenses on investment properties are included in administrative expenses for real estate.

Investment properties are appraised by independent certified public appraisers. The valuation was based on recent exchange in market under the conditions of arm’s length transactions. Fair value of investment property as of December 31, 2015 and 2014, are as follows:

	2015		2014
(In millions of won)	Land	Building	Land	Building
Fair value	119,891	216,170	114,823	216,178
Carrying value	112,197	221,539	92,444	223,303

Difference	7,694	(5,369)	22,379	(7,125)

Rent income and expense on investment property for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Rent income	20,678	20,920
Operating expenses related to investment property	15,886	16,595

17. Property and equipment

Property and equipment as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Acquisition costs	Accumulated depreciation	Carrying value
Land	186,278	—	186,278
Building	662,325	136,005	526,320
Structure	745	219	526
Equipment	165,070	117,961	47,109
Vehicles	737	461	276
Others	1,226	857	369

	1,016,381	255,503	760,878

	2014
(In millions of won)	Acquisition costs	Accumulated depreciation	Carrying value
Land	206,154	—	206,154
Building	669,527	120,424	549,103
Structure	745	170	575
Equipment	171,674	118,447	53,227
Vehicles	718	600	118
Others	3,239	2,437	802

	1,052,057	242,078	809,979

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

Changes in the property and equipment for the years ended December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Beginning balance	Acquisition	Disposal	Depreciation [1]	Transfer from(to) investment	Others [2]	Impairment loss[3]	Ending balance
Land	206,154	7	(131)	—	(19,752)	—	—	186,278
Building	549,103	684	(1,472)	(16,846)	(5,149)	—	—	526,320
Structure	575	—	—	(49)	—	—	—	526
Equipment	53,227	12,612	(425)	(17,399)	—	28	(934)	47,109
Vehicles	118	242	(5)	(79)	—	—	—	276
Others	802	—	(180)	(550)	—	338	(41)	369

	809,979	13,545	(2,213)	(34,923)	(24,901)	366	(975)	760,878

[1]	Depreciation expenses are included in insurance operating expenses, administrative expenses for assets and claim survey expenses paid.
[2]	Gains or losses on foreign currency translation due to change in exchange rate in foreign operations and transfer from other accounts are included.
[3]	Impairment loss on disposal group held for sale is included in profit from discontinued operations.

	2014
(In millions of won)	Beginning balance	Acquisition	Disposal	Depreciation [1]	Transfer from(to) investment	Others[2]	Transfer from assets held for sale	Ending balance
Land	182,644	84	(276)	—	24,560	—	(858)	206,154
Building	556,831	414	(678)	(16,774)	12,716	(2,723)	(683)	549,103
Structure	625	—	—	(50)	—	—	—	575
Equipment	59,573	12,476	(124)	(18,711)	—	13	—	53,227
Vehicles	267	12	(22)	(140)	—	1	—	118
Others	1,197	30	(92)	(788)	—	455	—	802

	801,137	13,016	(1,192)	(36,463)	37,276	(2,254)	(1,541)	809,979

[1]	Depreciation expenses are included in insurance operating expenses, administrative expenses for assets and claim survey expenses paid.
[2]	Gains or losses on foreign currency translation due to change in exchange rate in foreign operations and transfer from other accounts are included.

18. Insured assets

The details of buildings and equipment insured against fire and other casualty as of December 31, 2015 and 2014, are summarized as follows:

	2015
(In millions of won)	Amount insured	Insurance company
Building [1]	1,071,903	Samsung Fire Marine Insurance Co., Ltd
Equipment	120,278

	1,192,181

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	2014
(In millions of won)	Amount insured	Insurance company
Building [1]	1,084,751	Samsung Fire Marine Insurance Co., Ltd
Equipment	153,878

	1,238,629

[1]	Building classified as property and equipment and investment property are both included.

Beside the assets above, the Group subscribes directors and officers liability insurance and gas accidents liability insurance from Samsung Fire & Marine Insurance Co., Ltd The Group also subscribes performance guarantee insurance etc. from Seoul Guarantee Insurance Co., Ltd.

19. Intangible assets

Intangible assets as of December 31, 2015 and 2014, were as follows:

	2015
(In millions of won)	Acquisition costs	Accumulated amortization	Accumulated impairment	Carrying value
Membership	30,820	—	11,167	19,653
Software	43,569	34,207	—	9,362
Development cost	123,412	111,274	—	12,138
Others	38	—	—	38

	197,839	145,481	11,167	41,191

	2014
(In millions of won)	Acquisition costs	Accumulated amortization	Accumulated impairment	Carrying value
Membership	35,749	—	14,719	21,030
Software	43,841	33,018	—	10,823
Development cost	128,322	112,004	—	16,318
Others	3,057	—	—	3,057

	210,969	145,022	14,719	51,228

Changes in the intangible assets for the years ended December 31, 2015 and 2014, were as follows:

	2015
(In millions of won)	Beginning balance	Acquisitions	Disposal	Amortization[1]	Impairment[2]	Others[3]	Ending balance
Membership	21,030	3,290	(2,088)	—	(2,579)	—	19,653
Software	10,823	3,458	(15)	(4,337)	(576)	9	9,362
Development cost	16,318	2,725	—	(6,422)	(1,076)	593	12,138
Other	3,057	38	—	—	(3,057)	—	38

	51,228	9,511	(2,103)	(10,759)	(7,288)	602	41,191

[1]	Amortization of intangible assets is included in other expenses.
[2]	Impairment loss on intangible assets are included in non-operating expenses, and impairment loss related to disposal asset group held-for-sale that amounts to ￦5,968 million, is included in profit from discontinued operations.
[3]	Gain (loss) on foreign currency translation due to change in exchange rate in foreign subsidiaries and transfer from other accounts are included.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	2014
(In millions of won)	Beginning balance	Acquisitions	Disposal	Amortization[1]	Impairment[2]	Others[3]	Ending balance
Membership	30,840	91	(4,788)	—	(5,113)	—	21,030
Software	12,634	3,456	—	(5,276)	—	9	10,823
Development cost	26,894	2,920	—	(13,547)	—	51	16,318
Other	3,057	—	—	—	—	—	3,057

	73,425	6,467	(4,788)	(18,823)	(5,113)	60	51,228

[1]	Amortization of intangible assets is included in other expenses.
[2]	Impairment loss on intangible assets are included in non-operating expenses.
[3]	Gain (loss) on foreign currency translation due to change in exchange rate in foreign subsidiaries and transfer from other accounts are included.

Intangible assets with indefinite useful life as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Other intangible assets	38	3,057
Condominium memberships	5,647	5,066
Golf memberships	13,646	15,923
Others	360	41

	19,691	24,087

20. Disposal group held for sale and profit or loss from discontinued operations

The Group decided to sell LIG Investment & Securities Co., Ltd on December 22, 2015, with approval of the board of directors. Therefore, the assets and liabilities related to LIG Investment & Securities Co., Ltd are recognized as disposal group classified as a disposed group classified held for sale, and the profit or loss of the related operations are presented as discontinued operations as of December 31, 2015. The transaction is expected to be completed by April 2016.

(1) Details of disposal group held for sale as of December 31, 2015, are as follow:

(In millions of won)	2015
Assets of disposal group classified as held for sale
Cash and cash equivalents	11,276
Financial assets at fair value through profit or loss	835,675
Available-for-sale financial assets	22,310
Loans and receivables	170,260
Deferred tax assets	367

1,039,888

Liabilities of disposal group classified as held for sale
Deposits	122,511
Financial liabilities at fair value through profit or loss	249,667
Debts	459,876
Other financial liabilities	47,258
Defined benefit liabilities	1,110
Other liabilities	4,048

884,470

Accumulated other comprehensive income of disposal group
Changes in value of available-for-sale financial assets	1,481
Share of other comprehensive income of associates	5
Remeasurement factors of defined benefit liabilities	48

1,534

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(2) Details of profit or loss from discontinued operations of the Group for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Operating income	138,006	108,292
Interest income	22,311	20,939
Dividend income	55	81
Gains from valuation and disposal of securities	64,120	45,177
Gains from valuation and disposal of loans and receivables	225	—
Gain from derivatives	16,058	10,691
Other income	35,237	31,404
Operating expenses	127,438	105,598
Interest expense	9,335	9,997
Loss from valuation and disposal of securities	48,568	29,318
Loss from valuation and disposal of loans and receivables	257	2,124
Loss from derivatives	20,075	12,042
Other expense	49,203	52,117
Operating profit	10,568	2,694
Non-operating income and expenses	808	(2,861)
Non-operating income	1,036	351
Non-operating expense	228	3,212
Income tax expenses	2,914	555
Income of LIG Investment & Securities, Co., Ltd	8,462	(722)
Impairment loss of disposal group held for sale	(37,788)	—
Loss from discontinued operations	(29,326)	(722)

(3) Cash flows from discontinued operations for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Operating activities	(170,429)	131,578
Investing activities	6,950	(5,698)
Financing activities	164,483	(122,703)

	1,004	3,177

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

21. Deferred acquisition costs

Changes in the deferred acquisition costs for the years ended December 31, 2015 and 2014, are as follows.

	2015
	Beginning balance	Expenditure			Decrease	Ending balance
(In millions of won)		Total	Expensed	Deferred
Pension	64,080	6,064	2,058	4,006	24,235	43,851
Long-term insurance	1,542,512	741,984	43,680	698,304	629,813	1,611,003

	1,606,592	748,048	45,738	702,310	654,048	1,654,854

	2014
	Beginning balance	Expenditure			Decrease	Ending balance
(In millions of won)		Total	Expensed	Deferred
Pension	90,792	6,332	2,268	4,064	30,776	64,080
Long-term insurance	1,520,494	666,178	30,370	635,809	613,791	1,542,512

	1,611,286	672,510	32,638	639,873	644,567	1,606,592

22. Other assets

Other assets as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Compensation receivables	31,857	32,642
Prepaid expenses	11,562	6,767
Advance payments	5,191	2,152
Others	31	58

	48,641	41,619

Changes in the compensation receivables for the years ended December 31, 2015 and 2014, are as follows:

	2015			2014
(In millions of won)	Beginning balance	Increase (Decrease)	Ending balance	Beginning balance	Increase (Decrease)	Ending balance
General insurance	6,236	(2,367)	3,869	5,233	1,003	6,236
Automobile insurance	24,488	1,139	25,627	26,962	(2,474)	24,488
Assumed reinsurance guarantee	—	—	—	33	(33)	—
Long-term insurance	1,918	443	2,361	1,704	214	1,918

	32,642	(785)	31,857	33,932	(1,290)	32,642

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

23.	Assets provided as collateral

Assets provided as collateral as of December 31, 2015 and 2014, are as follows:

(In millions of won)	Collateral provided to	2015	2014	Remark
Cash equivalents	The Korea Securities Finance Corporation	3,100	4,200	Deposits for stock borrowing transactions
Stocks	The Korea Securities Finance Corporation	8,291	—	Stocks borrowing guarantees
Government and public bonds	Industrial Bank and 7 others	406,898	188,996	Swap contract
	ANZ Bank	47,578	43,933	Reinsurance contract
	The Korea Securities Finance Corporation	237,205	133,877	Bond borrowing transactions
	Korea Securities Depository	—	39,575	Bond borrowing transactions
	Korea Securities Depository	361,154	284,824	Repurchase agreements
Company bonds	Korea Exchange, Inc.	12,149	17,562	Pledged by over-the-counter derivative agreement
Due from bank	Shinhan Bank	—	87,936
Derivatives margin account	Hana Daehan Investment and Securities Co., Ltd	7,736	3,743	Exchange traded derivatives margin account

		1,084,111	804,646

[1]	Assets pledged as collateral of LIG Investment & Securities Co., Ltd, are included in disposal group held for sale.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

24. Insurance liabilities

(1) Changes in the insurance liabilities for the years ended December 31, 2015 and 2014 were as follows:

	2015
(In millions of won)	Beginning balance	Net increase (decrease) [1]	Ending balance
Long-term insurance premium reserve:
Long-term insurance contract	15,202,111	1,818,052	17,020,163
Long-term investment contract	118,689	(3,627)	115,062

	15,320,800	1,814,425	17,135,225

Reserve for outstanding claims:
General insurance	949,826	(45,216)	904,610
Automobile insurance	364,767	32,727	397,494
Long-term insurance	580,602	71,297	651,899

	1,895,195	58,808	1,954,003

Unearned premium reserve:
General insurance	342,536	(456)	342,080
Automobile insurance	802,479	79,314	881,793
Long-term insurance	25,759	(1,470)	24,289

	1,170,774	77,388	1,248,162

Reserve for participating policyholders’ dividends on long-term insurance	69,591	6,046	75,637
Excess participating policyholders’ dividends reserve on long-term insurance	15,173	4,715	19,888
Reserve for compensation for losses on dividend-paying insurance contracts	13,140	1,935	15,075

	18,484,673	1,963,317	20,447,990

[1]	The amounts of net increase or decrease in insurance liabilities include the effects from foreign currencies translation at foreign operations, which is ￦21,218 million and the decrease in liabilities about investment contract of ￦6,847 million.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	2014
(In millions of won)	Beginning balance	Net increase (decrease) [1]	Ending balance
Long-term insurance premium reserve:
Long-term insurance contract	13,242,751	1,959,360	15,202,111
Long-term investment contract	126,077	(7,388)	118,689

	13,368,828	1,951,972	15,320,800

Reserve for outstanding claims:
General insurance	722,003	227,823	949,826
Automobile insurance	344,829	19,938	364,767
Long-term insurance	465,787	114,815	580,602

	1,532,619	362,576	1,895,195

Unearned premium reserve:
General insurance	393,339	(50,803)	342,536
Automobile insurance	714,620	87,859	802,479
Long-term insurance	19,998	5,761	25,759

	1,127,957	42,817	1,170,774

Reserve for participating policyholders’ dividends on long-term insurance	63,722	5,869	69,591
Excess participating policyholders’ dividends reserve on long-term insurance	8,248	6,925	15,173
Reserve for compensation for losses on dividend-paying insurance contracts	8,743	4,397	13,140

	16,110,117	2,374,556	18,484,673

[1]	The amounts of net increase or decrease in insurance liabilities include the effects from foreign currencies translation at foreign operations, which is ￦5,572 million and the decrease in liabilities about investment contract of ￦10,834 million.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(2) Liability adequacy test

(a) Assumptions for the insurance liability adequacy test as of December 31, 2015, is as follows:

Basis
Long-term insurance
Discount rate	Future return rate on invested asset based on past investment performance and future estimation
Rate of insurance operating expenses	Expected rate by product type based on the past 1 year experience adjusted for the future Company’s insurance operating expenses policy
Rate of persistency	Rate of persistent insurance contract for the last 5 years
Rate of claim payment	Ratio of claim payment to the anticipated risk premium of the insurer for the last 5 years
General insurance
Rate of insurance operating expenses	Individual event ratio of actual insurance operating expenses to earned premium for the last 1 year
Rate of claim survey expenses paid	Individual event ratio of claim survey expenses paid to claim payment for the last 3 years
Rate of claim payment	Individual event ratio of actual claim payment to earned premium for the last 5 years
Automobile insurance
Rate of insurance operating expenses	Individual collateral ratio of actual insurance operating expenses to earned premium for the last 1 year
Rate of claim survey expenses paid	Individual collateral ratio of claim survey expenses paid to claim payment for the last 3 years
Rate of claim payment	Individual collateral ratio of actual claim payment to earned premium for the last 5 years

(b) The results of liability adequacy test as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Recognized liabilities [1]	Estimated adequate liabilities	Shortfall (surplus)
General insurance	388,796	333,409	(55,387)
Automobile insurance	919,068	884,676	(34,392)
Long-term insurance	15,365,938	12,862,146	(2,503,792)

	16,673,802	14,080,231	(2,593,571)

	2014
(In millions of won)	Recognized liabilities [1]	Estimated adequate liabilities	Shortfall (surplus)
General insurance	387,263	332,596	(54,667)
Automobile insurance	837,667	819,181	(18,486)
Long-term insurance	13,714,810	11,299,075	(2,415,735)

	14,939,740	12,450,852	(2,488,888)

[1]	For long-term insurance, it is an amount after deduction of the deferred acquisition costs from insurance premium reserve. For general insurance and automobile insurance, it is an amount including the unearned premium based on original insurance.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

25. Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Derivatives liabilities for trading purpose
Related to currency	5,571	2,628
Others	1,431	2,182
Securities sold	—	184,858

	7,002	189,668

26. Deposits

Details of deposits as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Brokerage deposits	—	25,970
Exchange-traded derivatives deposits	—	51,674
Savings deposits	—	8
Collective investment securities investors deposits	—	17,845

	—	95,497

27. Debts

Details of debts as of December 31, 2015 and 2014, are as follows:

(In millions of won)	Lender	Annual interest rate (%)	2015	2014
Repurchase agreements	Individuals, Corporations	—	—	235,302
Borrowings	The Korea Securities Finance Corporation	—	—	60,000

			—	295,302

28. Other financial liabilities

Other financial liabilities as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Insurance accounts payable	378,756	354,078
Accrued expenses	91,161	98,444
Accounts payable	16,163	49,390
Deposit received	11,835	24,272
Security deposit	26,245	27,284
Non-controlling interests	4,152	—

	528,312	553,468

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

Insurance accounts payable as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Claims payable	7,016	8,045
Due to agents	80,252	75,295
Premiums refund payable	6,051	2,546
Coinsurance payable	646	546
Payables related to agency business	27,328	21,303
Reinsurance accounts payable	104,014	102,236
Overseas reinsurance premiums payable	116,870	117,842
Deposits on reinsurance treaty ceded	36,579	26,265

	378,756	354,078

29. Provisions

Provisions as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Asset retirement obligation	832	922
Dormant insurance claims liabilities	30,629	27,613
Others	15,817	456

	47,278	28,991

Changes in the provisions for the years ended December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Beginning balance	Occurrence	Used	Increase [1]	Reversal [1]	Ending balance
Asset retirement obligation	922	339	(76)	—	(353)	832
Dormant insurance claims liabilities	27,613	—	—	3,016	—	30,629
Others	456	—	—	15,561	(200)	15,817

	28,991	339	(76)	18,577	(553)	47,278

[1]	Increase and reversal of provisions are included in other income and other expenses.

	2014
(In millions of won)	Beginning balance	Occurrence	Used	Increase [1]	Reversal [1]	Ending balance
Asset retirement obligation	1,035	454	(45)	1	(523)	922
Dormant insurance claims liabilities	21,901	—	—	5,712	—	27,613
Others	256	200	—	—	—	456

	23,192	654	(45)	5,713	(523)	28,991

[1]	Increase and reversal of provisions are included in other income and other expenses.

30. Liability for defined benefit plans and share-based payments

(1) Assets and liabilities for defined benefit plans as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Present value of defined benefit obligation	269,391	243,651
Fair value of plan assets	(165,993)	(158,905)

Defined benefit liabilities in the consolidated financial position	103,398	84,746

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(2) Changes in the present value of defined benefit obligation for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Beginning balance	243,651	211,450
Current service cost	27,344	26,426
Past service cost	9,341	—
Interest cost	7,234	10,316
Remeasurements gain (loss)	(4,395)	9,390
Benefits paid	(12,142)	(13,931)
Others	(532)	—
Effect of disposal group held for sale	(1,110)	—

Ending balance	269,391	243,651

(3) Changes in the fair value of plan assets for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Beginning balance	158,905	133,794
Interest income	4,853	6,492
Remeasurements loss	(1,661)	(2,905)
Contributions paid	18,769	28,202
Benefits paid	(10,490)	(6,678)
Others	(4,483)	—

Ending balance	165,993	158,905

(4) Profit or loss on liability for defined benefit plans for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Current service cost	27,344	26,426
Past service cost	9,341	—
Interest cost	7,234	10,316
Interest income	(4,853)	(6,492)

	39,066	30,250

Profit or loss on liability for defined benefit plans are included in insurance operating expenses, administrative expenses for assets, claim survey expenses paid and other expenses.

(5) Remeasurements recognized as other comprehensive income or loss for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Remeasurement gain (loss)
Return on plan assets	(1,662)	(2,905)
Change in demographic assumptions	(35)	(8,255)
Change in financial assumptions	3,024	(9,853)
Experience adjustment	1,407	8,718

	2,734	(12,295)
Effect of tax	(669)	2,976

Remeasurement gain (loss) after the tax effect	2,065	(9,319)

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(6) Details of plan assets as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015			2014
	Assets quoted in an active market	Assets not quoted in an active market	Total	Assets quoted in an active market	Assets not quoted in an active market	Total
Time deposit	—	160,283	160,283	—	148,318	148,318
Debt securities	—	5,500	5,500	—	9,029	9,029
Others	—	210	210	—	1,558	1,558

	—	165,993	165,993	—	158,905	158,905

(7) Actuarial assumptions as of December 31, 2015 and 2014, are as follows:

	2015	2014	Descriptions
Discount rate	2.60%	3.11%	AAA Corporate bond yields
Rate of salary increase	5.20%	5.80%	Average for last 3 years

(8) Sensitivity analysis

(a) Discount rate

(In millions of won)	2015	Present value when the rate rises 0.5%P basis points	Present value when the rate falls 0.5%P basis points
Present value of liability for defined benefit plans	269,391	251,364	291,607

(b) Rate of salary increase

(In millions of won)	2015	Present value when the rate rises 0.5%P basis points	Present value when the rate falls 0.5%P basis points
Present value of liability for defined benefit plans	269,391	290,917	251,776

(9) The weighted average maturities of the defined benefit obligation as of December 31, 2015, is 15.32 years (2014: 17.02 years).

(10) The amounts recognized as expenses related to defined contribution plan for the years ended December, 31, 2015 and 2014 are ￦7,531 million and ￦7,447 million, respectively.

(11) Maturity analysis of undiscounted pension benefits payable as of December 31, 2015, is as follows:

(In millions of Korean won)	Less than 1 year	1~2 years	2~5 years	5~10 years	More than 10 years	Total
Benefits payable	5,450	5,807	26,360	79,262	1,076,460	1,193,339

(12) Share-based payments

KB Financial Group Inc. signs on stock grants contracts with directors of the Parent Company. At the inception, the maximum granting amount is decided and the actual granting amount is upon each director’s performance, which can be shown by the achievement of pre-determined goal.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(a) The details of stock grants related to long-term performance as of December 31, 2015, are as follows:

(In shares)	Grant Date	Granted shares[1]	Vesting Condition
1st	June 24, 2015	92,503	Services period : 2 years [2,3]

[1]	Granted shares represent the total number of shares initially granted to directors and employees that have residual shares at the end of reporting.
[2]	Certain portion of the granted shares is compensated over a maximum period of three years.
[3]	Among the granted amounts, actually compensated amounts are determined 30% by Relative TSR, 40% by targeted performance result, 30% by financial results from the Parent Company. As for certain number of shares, half by Relative TSR, the other by targeted performance results and financial result of the Parent Company. As for other number of shares, it is determined 30% by Relative TSR and 70% by targeted performance result and financial result of the Parent Company.

2) The details of stock grants related to short-term performance as of December 31, 2015, are as follows:

(In shares)	Grant date	Granted shares[1]	Vesting condition
Stock granted on 2015	June 24, 2015	24,097	Proportional to service period

[1]	Granted shares are determined by performance and compensated over three or five years.

3) Stock grants are measured at fair value using the Monte Carlo Simulation Model and assumptions used in determining the fair value as of December 31, 2015, are as follows:

(In Korean won)		Expected exercise period (years)	Risk free rate (%)	Fair value (Market performance condition)	Fair value (Non-market performance condition)
Linked to long-term performance
1	￦	0.00 ~ 1.48	1.63%~1.64%	28,570~34,180	32,330~34,180
Linked to short-term performance
Stock granted in 2015		1.00 ~ 3.00	1.72%	—	33,200~33,213

Expected volatility is based on the historical volatility of the share price over the most recent period that is generally commensurate with the expected term of the grant. And the current stock price as of December 31, 2015, was used for the underlying asset price. Additionally, the average three-year historical dividend rate was used as the expected dividend rate.

31. Other liabilities

Other liabilities as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Unearned revenues	771	1,435
Advances from clients	13,000	—
Advance premiums received	19,178	22,939
Withholdings	6,413	8,718
Other taxes payable	1,514	680
Others	1,362	1,418

	42,238	35,190

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

32. Assets and liabilities denominated in foreign currencies

Assets and liabilities denominated in foreign currencies as of December 31, 2015 and 2014, are as follows:

(In millions of won, In thousands of US Dollar, Australian Dollar, Euro, Japanese Yen, Chinese Yuan, British Pound, Vietnamese Dong, Indonesia Rupiah, Singapore Dollar and Hong Kong Dollar.

		2015		2014
	Currency	Foreign currency	Equivalent in Korean won	Foreign currency	Equivalent in Korean won
Financial assets
Cash and cash equivalents	USD	113,912	133,504	37,989	41,758
	AUD	42	36	3	3
	EUR	133	170	677	905
	SGD	214	177	328	273
	JPY	17	0	15,727	145
	IDR	16,153,220	1,373	2,070,057	182
	GBP	12	21	11	18
	CNY	50,745	9,057	54,676	9,667
Financial assets at fair value through profit or loss	USD	189,408	221,986	113,812	125,102
	IDR	425,721	36	2,436,829	215
Available-for-sale financial assets	USD	2,516,961	2,949,879	1,950,018	2,143,460
	EUR	3,487	4,466	3,769	5,038
	HKD	7,026	1,062	—	—
	CNY	23,799	4,248	—	—
	IDR	395,610	34	395,610	35
Held-to-maturity financial assets	USD	40,000	46,880	40,000	43,968
	IDR	27,001,000	2,295	20,001,000	1,766
Loans	USD	54,547	63,929	19,250	21,160
	IDR	1,116,723	95	725,783	64
	JPY	2,000,000	19,440	5,000,000	46,007
Other receivables	AUD	105	90	195	175
	USD	219,579	257,347	363,555	399,620
	EUR	425	544	630	842
	JPY	32,680	318	9,012	83
	GBP	229	398	1,646	2,816
	VND	1,764,328	92	988,228	51
	IDR	157,862,651	13,418	73,649,714	6,503
	CNY	334,894	59,772	284,827	50,360

Total assets	AUD	147	126	198	178
	EUR	4,045	5,180	5,076	6,785
	GBP	241	419	1,657	2,834
	CNY	409,438	73,077	339,503	60,027
	VND	1,764,328	92	988,228	51
	JPY	2,032,697	19,758	5,024,739	46,235
	USD	3,134,407	3,673,525	2,524,624	2,775,068
	IDR	202,954,925	17,251	99,278,993	8,765
	SGD	214	177	328	273
	HKD	7,026	1,062	—	—

Financial liabilities
Other financial liabilities	USD	17,049	19,981	26,252	28,856
	EUR	804	1,030	1,233	1,648
	GBP	175	304	2	4
	IDR	4,005,806	340	10,512,254	928
	CNY	86,340	15,410	82,949	14,666
	JPY	6,536	64	12	—
	SGD	—	—	487	405

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

33. Equity

Equity as of December 31, 2015 and 2014, are as follows:

(In millions of won)		2015	2014
Capital stock	Common stock	30,000	30,000
Capital surplus	Share premium	49,712	49,712
	Gain on disposal of treasury stocks	131,409	3

		181,121	49,715

	Treasury stocks	—	(56,600)
Capital adjustments	Others	(9)	(7)

		(9)	(56,607)

Accumulated other comprehensive income	Net change in fair value of available-for-sale financial assets	265,887	224,361
	Net change in fair value of cash flow hedges	663	1,324
	Other comprehensive income related to investment in associates	—	23
	Foreign currency translation differences for foreign operations	(11,665)	(7,595)
	Revaluation of property and equipment	78,053	78,053
	Remeasurements of defined benefit plans	(58,352)	(60,366)
	Other comprehensive income arising from separate account	11,071	14,516

		285,657	250,316

Accumulated other comprehensive income of disposal group		1,534	—

Retained earnings	Legal reserve[1]	15,500	15,500
	Other reserve	758,391	648,391
	Regulatory reserve for credit loss[2]	70,775	57,857
	Emergency risk reserve[2]	585,162	574,963
	Retained earnings before appropriation	152,556	147,042

		1,582,384	1,443,753

Non-controlling interests		30,553	36,409

		2,111,240	1,753,586

[1]	In accordance with Korean Commercial Law, the Group is required to reserve over 10% of its dividends as legal reserve on every financial reporting period until the reserve reaches half of its capital. It is restricted to distribute as a cash dividend and allowed to use only for retained earning deficits from prior years and capital transfer by the authorization of shareholders Moreover, in accordance with the Article 9-4 of Electronic Financial Transactions Act and the Article 5-1 of Electronic Financial Transactions Regulation, to insure the legal responsibility of the Group in case the customers of the Group are damaged due to an incident caused by the forgery or alteration of the means of access or caused in the course of electronically transmitting of processing the settlement of a contract or a transaction request. The Group accumulates reserves for electronical compensation for electronical financial accidents that amount to ￦500 million
[2]	Retained earnings restricted to distribute as dividends by appropriation of retained earnings at the end of reporting period

Capital stock as of December 31, 2015 and 2014, are as follows:

	2015	2014
Number of shares authorized	200,000,000	200,000,000
Par value per share (in Korean won)	500	500
Number of shares issued	60,000,000	60,000,000

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

Details in treasury stocks for the years ended December 31, 2015 and 2014, are as follows:

	2015		2014
(In millions of won)	Number of shares	Book value	Number of shares	Book value
Beginning balance	8,290,179	56,600	8,290,179	56,600
Decrease[1]	(8,290,179)	(56,600)	—	—

Ending balance	—	—	8,290,179	56,600

[1]	Disposed to KB Financial Group for capital expansion and RBC ratio improvement

Changes in accumulated other comprehensive income for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015
	Valuation gain (loss) on available-for- sale financial assets	Valuation gain (loss) on cash flow hedges	Valuation gain (loss) on investments in associates	Foreign currency translation differences for foreign operations	Remeasure- ments of defined benefit plans	Other comprehensive income arising from separate account	Revaluation of property and equipment	Total[1]
Beginning balance	224,361	1,324	23	(7,595)	(60,366)	14,516	78,053	250,316
Net change due to valuation	59,595	—	2	—	2,731	(1,583)	—	60,745
Change due to impairment and disposal	(2,969)	(465)	(26)	—	—	(2,962)	—	(6,422)
Effect of hedge accounting	—	(407)	—	—	—	—	—	(407)
Effect of foreign currency movements	227	—	—	(4,070)	—	—	—	(3,843)
Effect of deferred tax	(13,846)	211	6	—	(669)	1,100	—	(13,198)
Accumulated other comprehensive income of disposal group	(1,481)	—	(5)	—	(48)	—	—	(1,534)

Ending balance	265,887	663	—	(11,665)	(58,352)	11,071	78,053	285,657

[1]	Non-controlling interest are not included.

(In millions of won)	2014
	Valuation gain (loss) on available-for-sale financial assets	Valuation gain (loss) on cash flow hedges	Valuation gain (loss) on investments in associates	Foreign currency translation differences for foreign operations	Remeasure- ments of defined benefit plans	Other comprehensive income arising from separate account	Revaluation of property FOR and equipment	Total[1]
Beginning balance	62,570	322	—	(5,698)	(51,038)	197	94,926	101,279
Net change due to valuation	224,040	—	—	—	(12,307)	18,279	—	230,012
Change due to impairment and disposal	(10,129)	(1,143)	—	—	—	612	(21,633)	(32,293)
Effect of hedge accounting	—	2,465	—	—	—	—	—	2,465
Effect of foreign currency movements	(388)	—	—	(1,897)	—	—	—	(2,285)
Changes in equity	—	—	30	—	—	—	—	30
Deferred income tax effect	(51,732)	(320)	(7)	—	2,979	(4,572)	4,760	(48,892)

Ending balance	224,361	1,324	23	(7,595)	(60,366)	14,516	78,053	250,316

[1]	Non-controlling interest are not included.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

Regulatory reserve for credit loss as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Regulatory reserve for credit loss	70,775	57,857
Estimated reversal of regulatory reserve for credit loss	(14,032)	12,918

	56,743	70,775

Profit for the period adjusted by regulatory reserve for credit loss for the years ended December 31, 2015 and 2014 were as follows:

(In millions of won)	2015	2014
Profit for the period	159,348	109,229
Provision for (reversal of) regulatory reserve for credit loss	(14,032)	12,918

Profit for the period adjusted by regulatory reserve for credit loss [1]	173,380	96,311

Earnings per share adjusted by regulatory reserve for credit loss (in won)	3,291	1,863

[1]	Adjusted profit after provision or reversal of reserve for credit losses is not in accordance with Korean IFRS and calculated on the assumption that provision or reversal of reserve for credit losses before income tax is adjusted to the net income.

Emergency risk reserve in the Regulation on Supervision of Insurance Business as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Emergency risk reserve	585,162	574,963
Estimated emergency risk reserve to be provided	34,526	10,199

	619,688	585,162

Profit for the period adjusted by emergency risk reserve for the years ended December 31, 2015 and 2014, were as follows:

(In millions of won)	2015	2014
Profit for the period	159,348	109,229
Provision for emergency risk reserve for loan loss	34,526	10,199

Profit for the period adjusted by emergency risk reserve[1]	124,822	99,030

Earnings per share adjusted by emergency risk reserve (in won)	2,369	1,915

[1]	Adjusted profit after provision or reversal of emergency risk reserve is not in accordance with Korean IFRS and calculated on the assumption that provision or reversal of emergency risk reserve before income tax is adjusted to the net income.

34. Premium Income

Premium income for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015
	General insurance	Automobile insurance	Long-term and individual insurance	Total
Direct premium written by the Group	911,234	1,833,723	6,407,620	9,152,577
Assumed reinsurance premium	78,584	—	—	78,584
Refund of surrender value	(19,960)	(86,318)	(540)	(106,818)

	969,858	1,747,405	6,407,080	9,124,343

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(In millions of won)	2014
	General insurance	Automobile insurance	Long-term and individual insurance	Total
Direct premium written by the Group	951,975	1,715,745	6,203,647	8,871,367
Assumed reinsurance premium	67,565	—	—	67,565
Refund of surrender value	(23,314)	(77,564)	(564)	(101,442)

	996,226	1,638,181	6,203,083	8,837,490

35. Insurance claims paid, dividend expenses and refunds of surrender value

Insurance claims paid, dividend expenses and refunds of surrender value for the years ended December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	General insurance	Automobile insurance	Long-term and Individual insurance	Total
Insurance claims paid
Direct premium written by the Group	735,854	1,379,144	1,207,379	3,322,377
Assumed reinsurance premium	27,034	—	—	27,034
Refund of premium	(44,314)	(67,736)	(2,366)	(114,416)
Refund of assumed reinsurance premium	(577)	—	—	(577)

	717,997	1,311,408	1,205,013	3,234,418

Dividend expenses	—	—	4,434	4,434
Refunds of surrender value	—	—	2,287,057	2,287,057

	717,997	1,311,408	3,496,504	5,525,909

	2014
(In millions of won)	General insurance	Automobile insurance	Long-term and Individual insurance	Total
Insurance claims paid
Direct premium written by the Group	681,109	1,306,502	1,068,166	3,055,777
Assumed reinsurance premium	38,004	—	—	38,004
Refund of premium	(10,590)	(63,465)	(3,119)	(77,174)
Refund of assumed reinsurance premium	(631)	—	—	(631)

	707,892	1,243,037	1,065,047	3,015,976
Dividend expenses	—	—	3,809	3,809
Refunds of surrender value	—	—	2,148,939	2,148,939

	707,892	1,243,037	3,217,795	5,168,724

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

36. Reinsurance income and expenses

Income and expenses relating to reinsurance transactions for the years ended December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	General insurance	Automobile insurance	Long-term and individual insurance	Total
Reinsurance Income
Reinsurance claims	497,010	51,474	168,661	717,145
Refund of reinsurance claims	(34,672)	—	(381)	(35,053)

	462,338	51,474	168,280	682,092

Reinsurance expenses
Reinsurance premium	650,566	40,517	196,554	887,637
Reversal of refund of surrender value	(4,105)	—	—	(4,105)

	646,461	40,517	196,554	883,532

Reinsurance commissions [1]	98,386	(1,292)	1,178	98,272
Reinsurance profit commissions [1]	(724)	—	4,118	3,394
Assumed reinsurance commissions [2]	5,162	—	—	5,162
Assumed reinsurance profit commissions [2]	(85)	—	—	(85)

[1]	Included in recovered expenses
[2]	Included in insurance operating expenses

	2014
(In millions of won)	General insurance	Automobile insurance	Long-term and individual insurance	Total
Reinsurance Income
Reinsurance claims	450,123	91,826	143,658	685,607
Refund of reinsurance claims	(6,253)	—	(603)	(6,856)

	443,870	91,826	143,055	678,751

Reinsurance expenses
Reinsurance premium	683,451	81,763	178,881	944,095
Reversal of refund of surrender value	(2,986)	—	—	(2,986)

	680,465	81,763	178,881	941,109

Reinsurance commissions [1]	128,031	(831)	2,967	130,167
Reinsurance profit commissions [1]	(1,727)	—	3,431	1,704
Assumed reinsurance commissions [2]	4,711	—	—	4,711
Assumed reinsurance profit commissions [2]	104	—	—	104

[1]	Included in recovered expenses
[2]	Included in insurance operating expenses

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

37. Interest income and expense

Interest income and expense for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014[1]
Interest income
Cash and cash equivalents	2,233	3,696
Trading assets	9,631	23,783
Financial assets designated at fair value through profit or loss	15,754	11,493
Available-for-sale financial assets	214,611	176,030
Held-to-maturity financial assets	65,758	57,733
Loans	289,079	291,752
Other receivables	16,683	16,822
Other interest income	1,336	2,620

	615,085	583,929

Interest expense
Debts	342	9,033
Deposits	—	1,130
Other	410	390

	752	10,553

[1]	Interest income and expense of LIG Investment & Securities Co., Ltd, which is classified as disposal group held for sale, amounting to ￦20,939 million and ￦9,997 million, respectively, are included.

Interest income recognized on impaired financial assets for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Available-for-sale financial assets	226	338
Loans	2,036	3,329

	2,262	3,667

38. Gain and loss on valuation and disposal of securities

Gain on valuation and disposal of securities for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014[1]
Trading assets
Gain on disposal	42,498	65,822
Gain on valuation	3,910	7,570
Financial assets designated at fair value through profit or loss
Gain on disposal	937	917
Gain on valuation	3,131	13,126
Available-for-sale financial assets
Gain on disposal	82,786	79,637
Reversal on impairment loss	—	4
Held-to-maturity financial assets
Gain on redemption	942	—
Financial liabilities at fair value through profit or loss
Gain on valuation	—	96

	134,204	167,172

[1]	Gain on valuation and disposal of securities of LIG Investment & Securities Co., Ltd, which is classified as disposal group held for sale, amounting to ￦45,177 is included.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

Loss on valuation and disposal of securities for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014[1]
Trading assets
Loss on disposal	37,752	39,678
Loss on valuation	1,959	3,891
Financial assets designated at fair value through profit or loss
Loss on disposal	2,519	3,726
Loss on valuation	11,014	230
Available-for-sale financial assets
Loss on disposal	21,523	36,114
Loss on impairment	18,318	9,908
Financial liabilities at fair value through profit or loss
Loss on valuation	—	831

	93,085	94,378

[1]	Loss on valuation and disposal of securities of LIG Investment & Securities Co., Ltd, which is classified as disposal group held for sale, amounting to ￦29,318 is included.

39. Gain and loss on valuation and disposal of loans and other receivables

Gain and loss on valuation and disposal of loans and other receivables for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014[1]
Reversal	164	1,519
Gain on disposal	—	1,964

	164	3,483

Loss on impairment	11,609	6,915
Loss on disposal	24	8

	11,633	6,923

[1]	Loss on valuation and disposal of loans and other receivables of LIG Investment & Securities Co., Ltd, which is classified as disposal group held for sale, amounting to ￦2,124 is included.

40. Gain and loss on valuation and disposal of derivatives

Gain and loss on valuation and disposal of derivatives for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014[1]
Gain on disposal	18,212	44,892
Gain on valuation	11,461	6,438

	29,673	51,330

Loss on disposal	67,673	34,246
Loss on valuation	104,649	79,189

	172,322	113,435

[1]	Gain and loss on valuation and disposal of derivatives of LIG Investment & Securities Co., Ltd, which is classified as disposal group held for sale, amounting to ￦10,692 and ￦12,042 are included.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

41. Expenses recovered

Expenses recovered for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Reinsurance commissions	98,272	130,167
Reinsurance profit commissions	3,394	1,704
Assumed reinsurance interest	51	58
Agent commission	1,707	786

	103,424	132,715

42. Insurance operating expenses, administrative expenses for assets and claim survey expenses paid

Insurance operating expenses, administrative expenses for assets and claim survey expenses paid for the years ended December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Insurance operating expenses	Administrative expenses for assets	Claim survey expenses paid
Short-term employee benefits	231,307	5,281	109,442
Post-employment benefits	30,643	819	11,815
Other long-term employee benefits	1,114	3	372
Welfare expenses	7,332	112	15,052
General and administrative expenses	363,487	72,113	36,377
Acquisition cost	64,330	—	—
Agent commission	248,822	—	—
Claim survey expenses paid	—	—	73,762
Claim survey expenses recovered	—	—	(26,868)
Assumed reinsurance commission paid	5,162	—	—
Others	1,416	—	—

	953,613	78,328	219,952

	2014
(In millions of won)	Insurance operating expenses	Administrative expenses for assets	Claim survey expenses paid
Short-term employee benefits	230,304	5,177	105,374
Post-employment benefits	23,554	542	9,678
Other long-term employee benefits	78	3	16
Welfare expenses	5,737	42	12,711
General and administrative expenses	336,233	64,031	42,997
Acquisition cost	53,496	—	—
Agent commission	250,920	—	—
Claim survey expenses paid	—	—	58,255
Claim survey expenses recovered	—	—	(26,409)
Assumed reinsurance commission paid	4,711	—	—
Other	871	—	—

	905,904	69,795	202,622

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

43. Other income and expenses

Other income for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014[1]
Reversal of provision	533	523
Commission income	2,606	38,013
Rent income	19,665	20,491
Distribution income	—	292
Separate account revenues	17,737	17,251
Miscellaneous operating income	17,699	4,681

	58,240	81,251

[1]	Other income of LIG Investment & Securities Co., Ltd, which is classified as disposal group held for sale, amounting to ￦31,304 is included.

Other expenses for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014[1]
Increase in provision	18,577	5,713
Separate account expenses	369	74
Amortization of intangible assets	9,254	16,970
Provision fees	—	2,479
Other expenses related to the subsidiaries	34,671	83,460
Miscellaneous operating expenses	3,248	4,398

	66,119	113,094

[1]	Other income of LIG Investment & Securities Co., Ltd, which is classified as disposal group held for sale, amounting to ￦52,117 is included.

Other expenses related to the subsidiaries for the years ended December 31, 2015 and 2014, are as follow:

(In millions of won)	2015	2014
Short-term employee benefits	23,440	46,890
Post-employment benefits	1,911	3,922
Retirement bonus	—	470
Welfare expenses	4,727	7,487
Electronic operating expenses	688	6,582
Rental expenses	(940)	1,839
Fee and commission	724	3,247
Entertainment expenses	121	1,989
Advertising	31	552
Depreciation	97	1,605
Amortization of intangible assets	125	1,853
Tax and dues	930	2,638
Others	2,817	4,386

	34,671	83,460

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

44. Commission income and expenses

Commission income for the years ended December 31, 2015 and 2014, consists of:

(In millions of won)	2015	2014
Trust commission	—	11,594
Acceptance and arrangement	—	10,513
Collective investment security commission	—	1,331
Asset management commission	—	23
Purchase and acquisition commission	—	7,528
Other commission income	—	94

	—	31,083

Individual loan	1	1
Corporate loan	1,452	1,006
Stocks	14	—
Debt securities	150	164
Others	989	5,759

	2,606	6,930

Commission expenses recognized as other expenses for the years ended December 31, 2015 and 2014, consists of:

	2015	2014
Trading commission	—	1,575
Entrusted investments commission	—	26
Remittance commission	—	15
Other commission expenses	—	863

	—	2,479

45. Non-operating income and expenses

Non-operating income for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014[1]
Gain on disposal of assets held for sale	—	7,099
Gain on valuation of investments in associates	886	1,030
Gain on disposal of property and equipment	241	559
Gain on disposal of intangible assets	143	—
Miscellaneous non-operating income	3,289	5,540

	4,559	14,228

[1]	Non-operating income of LIG Investment & Securities Co., Ltd, which is classified as disposal group held for sale, amounting to ￦351 is included.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

Non-operating expenses for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014[1]
Loss on disposal of assets held for sale	3	231
Loss on valuation of investments in associates	—	15
Donation	1,275	5,146
Impairment of intangible assets	3	5,113
Loss on disposal of property and equipment	249	238
Loss on disposal of intangible assets	—	493
Miscellaneous non-operating expenses	3,281	3,307

	4,811	14,543

[1]	Non-operating expenses of LIG Investment & Securities Co., Ltd, which is classified as disposal group held for sale, amounting to ￦3,212 is included.

46.	Income tax expense

Income tax expense for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Current tax expense[1]	34,709	30,125
Tax effect of changes in cumulative temporary differences[2]	34,867	45,496
Income tax directly applied to equity	(13,198)	(48,892)

Income tax expense	56,378	26,729

Income tax expenses from discontinued operations	2,914	555

Income tax expenses from continuing operations	53,464	26,174

[1]	Current tax expenses include ￦2,432 million from prior year’s tax adjustments and a follow-up payment.
[2]	Changes in deferred income tax from temporary differences in 2015 include the decrease in deferred income tax liability of ￦1,415 million caused by the finalization of prior year’s tax adjustment.

An analysis of the profit before income tax and income tax expense for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Profit before income tax	215,726	135,958

Income tax at statutory tax rates	52,206	32,902
Adjustments :
Tax-exempt income	(196)	(181)
Non-deductible expense	1,522	1,011
Adjusted tax on tax filing	(60)	98
Additional payment (refund) of income tax	(2,372)	(7,686)
Tax credits	(18)	—
Other (Effects of tax rate changes, others )	5,296	585

Income tax expense	56,378	26,729

Effective tax rate	26.13%	19.66%

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

Movement in deferred tax assets (liabilities) for the years ended December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Beginning balance	Recognized in profit or loss	Recognized in other comprehensive income	Classified as disposal group held for sale	Ending Balance
Liability for defined benefit plans	52,437	7,195	—	—	59,632
Retirement insurance premium	(38,752)	(1,367)	—	—	(40,119)
Effective interest amortization	2,804	(967)	—	—	1,837
Emergency risk reserve	(141,609)	(8,355)	—	—	(149,964)
Loss on impairment of investment securities	14,913	6,562	—	—	21,475
Loss on impairment of intangible assets	2,632	192	—	—	2,824
Provisions	6,949	726	—	—	7,675
Depreciation	5,527	(2,939)	—	—	2,588
Advanced depreciation provision	(1,506)	8	—	—	(1,498)
Deferred loan origination fees and cost	(3,900)	(603)	—	—	(4,503)
Accrued income	(16,033)	(1,442)	—	—	(17,475)
Compensation receivables	(7,899)	190	—	—	(7,709)
Other	15,236	(22,427)	—	—	(7,191)
Gain (loss) on revaluation of land	(24,217)	—	1	—	(24,216)
Gain (loss) on valuation of available-for-sale securities	(71,460)	—	(13,425)	—	(84,885)
Gain (loss) on valuation of cash flow hedge	(423)	—	211	—	(212)
Change in shares of investment in associate and subsidiaries	(7)	—	7	—	—
Other comprehensive income arising from separate account	(4,634)	—	1,099	—	(3,535)
Deferred tax assets of subsidiaries	1,514	1,280	—	(367)	2,427
Deferred tax liabilities of subsidiaries	158	(446)	—	—	(288)

	(208,270)	(22,393)	(12,107)	(367)	(243,137)

	2014
(In millions of won)	Beginning balance	Recognized in profit or loss	Recognized in other comprehensive income	Ending Balance
Liability for defined benefit plans	43,158	9,279	—	52,437
Retirement insurance premium	(32,008)	(6,744)	—	(38,752)
Effective interest amortization	1,961	843	—	2,804
Emergency risk reserve	(139,141)	(2,468)	—	(141,609)
Loss on impairment of investment securities	14,720	193	—	14,913
Loss on impairment of intangible assets	2,143	489	—	2,632
Provisions	5,580	1,369	—	6,949
Depreciation	5,809	(282)	—	5,527
Advanced depreciation provision	(1,506)	—	—	(1,506)
Deferred loan origination fees and cost	(3,910)	10	—	(3,900)
Accrued income	(13,876)	(2,157)	—	(16,033)
Compensation receivables	(8,212)	313	—	(7,899)
Other	10,262	4,974	—	15,236
Gain (loss) on revaluation of land	(29,455)	479	4,759	(24,217)
Gain (loss) on valuation of available-for-sale securities	(19,728)	—	(51,732)	(71,460)
Gain (loss) on valuation of cash flow hedge	(103)	—	(320)	(423)
Gain (loss) on valuation of investments in associates	—	—	(7)	(7)
Other comprehensive income arising from separate account	(62)	—	(4,572)	(4,634)
Deferred tax assets of subsidiaries	2,027	(513)	—	1,514
Deferred tax liabilities of subsidiaries	(432)	590	—	158

	(162,773)	6,375	(51,872)	(208,270)

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

The deferred income tax and the deferred income tax liabilities of the Group are levied by the same taxable entity; and the Group offsets the deferred liabilities if, and only if the Group has a legally enforceable right and intends to offset current income tax assets and current income tax liabilities.

Deductible temporary difference which is not recognized as deferred tax assets as of December 31, 2015 and 2014, are as follows:

	2015		2014
(In millions of won)	Temporary difference	Deferred tax assets	Temporary difference	Deferred tax assets
Investment in subsidiaries[1]	4,374	1,059	4,374	1,059

[1]	The Group did not recognize deferred tax assets of investment in subsidiaries (excluding consolidated beneficiary certificates) as the related temporary differences are not likely to be utilized in the foreseeable future.

Amounts that were directly charged or credited to equity (or accumulated other comprehensive income) for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Gain (loss) on valuation of available-for-sale financial assets	(84,885)	(71,460)
Gain (loss) on cash flow hedge	(212)	(423)
Gain (loss) on valuation of investments in associates and subsidiaries	—	(7)
Revaluation of property and equipment	(22,015)	(22,014)
Remeasurements of defined benefit plans	18,619	19,276
The accumulated other comprehensive income in separate account	(3,535)	(4,635)
Accumulated other comprehensive income related to disposal group	(433)	—

	(92,461)	(79,263)

47. Earnings per Share

Basic earnings per share for the years ended December 31, 2015 and 2014, is as follows:

	2015	2014
Profit for the period (in won) attributable to ordinary equity holders of the Parent Company	164,198,627,698	109,341,984,412
Weighted average number of common shares outstanding	52,686,472	51,709,821
Earnings per share (in won)	3,117	2,115

[1]	Weighted-average number of common shares outstanding for the years ended December 31, 2015 and 2014, is as follows:

	2015	2014
Weighted average number of issued common shares	60,000,000	60,000,000
Weighted average number of treasury stocks held	7,313,528	8,290,179
Weighted average number of common shares outstanding	52,686,472	51,709,821

Diluted earnings per share for the years ended December 31, 2015 and 2014, are the same as basic earnings per share as the Group does not have any diluted securities.

48. Commitments and contingencies

(1) The contract amounts of insurance policies in effect as of December 31, 2015, amount to ￦2,514,925,922 million (2014: ￦1,887,453,798 million).

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(2) The Group assumes and cedes a portion of total insurance premiums with Korean Re Co., Ltd and foreign reinsurers including Munich Re. According to arrangements, the Group pays and receives reinsurance premium and commission fee by settlement with counter companies.

(3) Details of commitments between the Group and financial institutions as of December 31, 2015 and 2014, are as follows:

(In millions of won)		Limit
Commitments	Financial institutions	2015	2014
Bills discounts	The Korea Securities Finance Corporation	50,000	50,000
Half-day call		150,000	100,000
Loans on operating fund		50,000	50,000
Securities underwriting financing		100,000	100,000
Bond dealer’s loan (general)		280,000	280,000
Commitments on bank overdrafts	Shinhan Bank and others	5,000	5,000
Overdraft intra-day		120,000	120,000

		755,000	705,000

(4) Payment guarantees offered by financial institutions as of December 31, 2015, are as follows:

(In US dollars)	Limit	Amount	Guaranteed period
Australia and New Zealand Bank	25,000,000	23,369,038	Dec. 31, 2015 ~Jan. 10, 2017

(5) Pending litigations as a defendant as of December 31, 2015 and 2014, are as follows:

	2015
(In millions of won)	Number of litigations	Amount of damage claim	Descriptions
Automobile insurance	671	45,076	Compensation claim and others
General/long-term insurance and others	406	123,751	Compensation claim and others

	1,077	168,827

	2014
(In millions of won)	Number of litigations	Amount of damage claim	Descriptions
Automobile insurance	342	45,349	Compensation claim & others
General/long-term insurance and others	304	70,428	Compensation claim & others

	646	115,777

For the above pending litigations as a defendant, the Group has reserved estimated losses as a reserve for outstanding claims. As of December 31, 2015, such litigations are in process and the ultimate outcome of such litigations cannot be predicted.

(6) The details of contingent liabilities related to the Group’s debt guarantee as of December 31, 2015, are as follows:

(In millions of won)		Provided	Amount
Real estate PF	Purchase guaranteed agreement	Kwonsun Be To Third Co.,Ltd.	30,000
		HtheHILL Co.,Ltd.	30,000
		New Werye Prugio 4th Co., Ltd	9,600
		IK 2ND	15,000
		The Van Segok 1st Co.,Ltd.	10,000
		Solution Yeongjong first Co., Ltd	20,000

			114,600

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

49.	Related Party Transactions

(1) The related parties as of December 31, 2015 and 2014, are as follows:

2015	2014	Relationship
Kocref Cr-reit VIII	Kocref Cr-reit VIII	Associates
Kocref Cr-reit XI	Kocref Cr-reit XI	Associates
KT-LIG ACE Private Equity Fund Co., Ltd	KT-LIG ACE Private Equity Fund Co., Ltd	Associates
LIG Special Purpose Acquisition 2nd Co., Ltd	LIG Special Purpose Acquisition 2nd Co., Ltd	Associates
KB Financial Group Inc.	—	Others[1]
Kookmin Bank	—	Others[2]
KB Kookmin Card Co., Ltd	—	Others[2]
KB Investment & Securities Co., Ltd	—	Others[2]
KB Life Insurance Co., Ltd	—	Others[2]
KB Asset Management Co., Ltd	—	Others[2]
KB Capital Co., Ltd	—	Others[2]
KB Real Estate Trust Co., Ltd	—	Others[2]
KB Investment Co., Ltd	—	Others[2]
KB Credit Information Co., Ltd	—	Others[2]
KB Data Systems	—	Others[2]
KB Savings Bank Co., Ltd	—	Others[2]
Kookmin Bank (China) Ltd.	—	Others[2]
—	LIG System Co., Ltd	Others[3]
—	Huseco Co., Ltd	Others[3]
—	Lshop Co., Ltd	Others[3]
—	LIG Ensulting Co., Ltd	Others[3]
—	LIG NEX 1 Co., Ltd	Others[3]
—	LIG Corp.	Others[4]

[1]	Entities over which the Group has significant influence.
[2]	Subsidiary of KB Financial Group Inc.
[3]	Subsidiary of LIG Corp.
[2]	Entity owned by the Group’s major shareholder

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(2) Significant transactions which occurred in the normal course of business with related parties for the years ended December 31, 2015 and 2014, are as follows:

		2015
(In millions of won)	Related parties	Revenues	Expenses
Associates	Kocref Cr-reit VIII	6	11
	Kocref Cr-reit XI	1,784	—
	KT-LIG ACE Private Equity Fund Co., Ltd	149	—
	LIG Special Purpose Acquisition 2nd Co., Ltd	17	—
	LIG-ES Special Purpose Acquisition Co., Ltd	10	—
Others	KB Financial Group Inc.	343	1
	Kookmin Bank	3,064	5,352
	KB Kookmin Card Co., Ltd	1,649	4,139
	KB Investment & Securities Co., Ltd	233	17
	KB Life Insurance Co., Ltd	118	4
	KB Asset Management Co., Ltd	65	—
	KB Capital Co., Ltd	1,269	368
	KB Real Estate Trust Co., Ltd	32	—
	KB Investment Co., Ltd	16	—
	KB Credit Information Co., Ltd	4	194
	KB Data Systems	34	—
	KB Savings Bank Co., Ltd	38	8
	LIG System Co., Ltd	600	14,727
	Huseco Co., Ltd	223	17,899
	Lshop Co., Ltd	1	4,931
	LIG NEX 1 Co., Ltd	278	1
	LIG Corp and others	442	780

		10,375	48,432

		2014
(In millions of won)	Related parties	Revenues	Expenses
Associates	Kocref Cr-reit VIII	745	—
	Kocref Cr-reit XI	2,338	—
	KT-LIG ACE Private Equity Fund Co., Ltd	88	—
Others	LIG System Co., Ltd	901	25,440
	Huseco Co., Ltd	932	38,411
	Lshop Co., Ltd	2	14,462
	LIG Ensulting Co., Ltd	528	4,764
	LIG NEX 1 Co., Ltd and others	1,557	2,590

		7,091	85,667

According to Korean IFRS 1024, the Group includes parent, subsidiaries, parent’s subsidiaries, associates, associates of parent’s subsidiaries, key management (including family members), and post-employment benefit plans of the Group and its related party companies in the scope of related parties. Additionally, the Group discloses balances (receivables and payables) and other amounts arising from the related party transactions in the notes to the consolidated financial statements.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

(3) Repurchase transactions with related parties for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015
	Transaction	Beginning balance	Increase (decrease)	Ending balance
Others
Service Co., Ltd	RP Sold	40	(40)	—
Related individuals and others	RP Sold	6,110	(5,633)	477

		6,150	(5,673)	477

(In millions of won)	2014
	Transaction	Beginning balance	Increase (decrease)	Ending balance
LIG Learning Center Co., Ltd	RP Sold	311	(311)	—
Service Co., Ltd	RP Sold	—	40	40
Related individuals and others	RP Sold	16,252	(10,141)	6,111

		16,563	(10,412)	6,151

(4) The financing transactions with the related parties for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won) Relationship		2015
	Related parties	Investment	Collection
Associate	LIG Special Purpose Acquisition 2nd Co., Ltd	20	—

(In millions of won)		2014
Relationship	Related parties	Investment	Collection
	Kocref Cr-reit VIII	—	12,207
Associate	LIG Special Purpose Acquisition 2nd Co., Ltd	10	—

		10	12,207

(5) Account balances with related parties as of December 31, 2015 and 2014, are as follows:

		2015
(In millions of won)	Related parties	Receivables	Payables
Investments in associates	Kocref Cr-reit XI	18,188	—
	LIG Special Purpose Acquisition 2nd Co., Ltd	421	—
	LIG-ES Special Purpose Acquisition Co., Ltd	407	—
Others	Kookmin Bank	1,336	5,240
	KB Kookmin Card Co., Ltd	6,446	6,665
	KB Investment & Securities Co., Ltd	8	65
	KB Life Insurance Co., Ltd	20	64
	KB Capital Co., Ltd	4	2,372
	KB Credit Information Co., Ltd	—	14
	Kookmin Bank (China) Ltd and others	7,183	—
	Retirement Pension	—	19,374

		34,013	33,794

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

		2014
(In millions of won)	Related parties	Receivables	Payables
Investments in associates	Kocref Cr-reit XI	17,983	—
	KT-LIG ACE Private Equity Fund Co., Ltd	22	—
Others	LIG System Co., Ltd	52	1,275
	Huseco Co., Ltd	—	2,711
	Lshop Co., Ltd	116	545
	LIG NEX 1 Co., Ltd	229	287

		18,402	4,818

(6) There is no collateral the Group provide to the related parties as of December 31, 2015.

(7) The details of assets pledged as collaterals from related parties as of December 31, 2015 are as follows:

(In millions of won)	Assets pledged as collateral	2015
KB Wise Star private Real Estate Investment Trust No. 2	Building/Land	26,000

(8) Commitments provided by related parties as of December 31, 2015 are as follows:

(In millions of won)	Related party	2015
Loan commitments	Kookmin Bank	20,000

(9) Key management personnel, including registered directors and non-registered outside directors compensation for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015		2014
Short-term employee benefits	￦	7,917	11,769
Retirement benefits		1,244	3,279

	￦	9,161	15,048

(10) Loans for management personnel and employees as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015		2014
Loans secured by real estate	￦	300	391
Loans secured by credits		3,501	3,562
Loans secured by third party guarantees		19,015	22,379

	￦	22,816	26,332

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

50. Interests of unconsolidated structured entity

(1) Nature and range of interests of unconsolidated structured entity

1) The Group is involved in the structured entities through asset-backed securitization, structured financing and investment funds. Details of the unconsolidated structured entities are as follows:

Nature	Purpose	Activity	Method of Financing
Asset-backed securitization	Facilitation of raising funds through transfer of securitization assets	(1) Purchase and transfer of securitization assets (2) Issuance and repayment of ABS	Issuance of ABS based on securitization assets
Structured financing	(1) Granting PF loans to SOC and real estate (2) Granting loans to ships SPC (3) Loans for M&A	(1) Construction of SOC and real estate (2) Building ships or construction (3) M&A	Loan commitments through providing lines of credit and investment agreements
Investment funds	Investment in beneficiary certificates, PEF and partnerships	Management of fund assets and allocation of fund profits	Issuance of beneficiary certificates, investments and borrowing

2) Total size of the unconsolidated structured entities as of December 31, 2015 and 2014, are as follow:

	2015				2014
	Asset-backed securitization	Structured deposits	Investment funds	Total	Asset-backed securitization	Structured deposits	Investment funds	Total
Total assets	10,882,012	12,441,536	14,467,342	37,790,890	18,036,459	12,146,014	30,325,114	60,507,587

(2) Nature of associated risks

As of December 31, 2015 and 2014, the risks associated with the Group’s interests in unconsolidated structured entities, are as follows:

	2015
(In millions of won)	Asset-backed securitization	Structured deposits	Investment funds	Total
Assets on financial statements
Financial assets at fair value through profit or loss	—	—	37	37
Available-for-sale financial assets	482,248	512	1,479,995	1,962,755
Loans	210,727	798,971	254,532	1,264,230
Investment in associates	—	—	9,132	9,132
Other assets	3,744	2,357	1,685	7,786

	696,719	801,840	1,745,381	3,243,940

Maximum exposure to loss[1]	696,719	929,941	2,179,466	3,806,126
Methods of determining the maximum exposure to loss	—	Loan commitments, investment agreements, purchase commitments and acceptances and guarantees	Investment agreements

[1]	Maximum exposure to loss includes the recognized assets in the consolidated statements of financial position of the Group.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

	2014
(In millions of won)	Asset-backed securitization	Structured deposits	Investment funds	Total
Assets on financial statements
Financial assets at fair value through profit or loss	884	—	132,298	133,182
Available-for-sale financial assets	470,971	1,682	1,465,667	1,938,320
Derivatives	—	—	89	89
Loans	302,109	914,911	263,442	1,480,462
Investment in associates	—	—	11,553	11,553
Other assets	4,852	3,210	2,237	10,299

	778,816	919,803	1,875,286	3,573,905

Maximum exposure to loss[1]	778,816	1,101,086	2,040,836	3,920,738
Methods of determining the maximum exposure to loss	—	Loan commitments, investment agreements, purchase commitments and acceptances and guarantees	Investment agreements

[1]	Maximum exposure to loss includes the recognized assets in the consolidated statements of financial position of the Group.

51. Separate account

Separate account statements of financial position as of December 31, 2015 and 2014, are as follows:

(In millions of won)	2015		2014
	Retirement insurance	Retirement pension	Retirement insurance	Retirement pension
Assets[1]
Cash and cash equivalents	11,273	218,287	11,761	67,352
Financial assets at fair value through profit or loss	—	223,051	—	235,638
Available-for-sale financial assets	—	1,820,689	—	1,137,192
Held-to-maturity financial assets	—	10,000	—	10,000
Derivative assets to hedge	—	637	—	—
Loans and other receivables	—	438,097	—	282,224
Non-financial assets	—	3	—	2
General accounts receivable	1,487	292,536	59	449,907

	12,760	3,003,300	11,820	2,182,315

Liabilities[2]
Other financial liabilities	6	14,992	1	8,771
General accounts receivable	54	9,597	60	27,539
Policyholders reserve (insurance)	12,700	—	11,759	—
Policyholders reserve (investment)	—	2,964,105	—	2,126,854

	12,760	2,988,694	11,820	2,163,164

Equity
Accumulated other comprehensive income	—	14,606	—	19,151

	12,760	3,003,300	11,820	2,182,315

[1]	Separate account asset in the consolidated financial statement is the total amount of retirement insurance asset and retirement pension asset less the general accounts receivable.
[2]	Separate account liability in the consolidated financial statement is the total amount of retirement insurance liability and retirement pension liability less the general account payable.

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

Separate account statements of comprehensive Income for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015		2014
	Retirement insurance	Retirement pension	Retirement insurance	Retirement pension
Income
Premium income	1,360	—	5	—
Investment income	197	95,364	330	72,593
Other operating income	113	1,445	40	246

	1,670	96,809	375	72,839

Expenses
Policyholders reserve (insurance)	939	—	(788)	—
Policyholders reserve (investment)	—	55,022	—	43,742
Insurance claims paid	642	—	1,071	—
Investment expenses	16	24,053	18	12,828
Other operating expenses	73	17,734	74	16,269

	1,670	96,809	375	72,839

The revenue and expense of participating type specific account (participating retirement pension insurance) were not presented in the consolidated statements of comprehensive income of the general account. Revenue and expense of participating type specific account included in the operating performance above for the years ended December 31, 2015 and 2014 were ￦3,529million and ￦3,300 million, respectively.

52. Supplemental cash flows information

Cash and cash equivalents in statements of cash flows include deposits that have a short maturity of three months or less from the date of acquisition.

Significant non-cash activities for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014
Transfer from investment property to owner-occupied property and equipment	24,901	(37,276)
Transfer from property and equipment to assets held for sale	—	1,541
Transfer from assets related to the subsidiaries to assets held-for-sale	1,039,888	—
Transfer from assets related to the subsidiaries to liabilities held-for-sale	884,470	—
Transfer from account payables to available-for-sale financial assets	513	—

KB Insurance Co., Ltd (Formerly LIG Insurance Co., Ltd) and Subsidiaries

Notes to The Consolidated Financial Statements

December 31, 2015 and 2014

53. Operating income

Operating income for the years ended December 31, 2015 and 2014, are as follows:

(In millions of won)	2015	2014[1]
Operating revenue
Insurance operating revenue	9,909,858	9,751,262
Investment revenue	845,453	866,254
Other operating revenue	354,971	269,273

	11,110,282	10,886,789

Operating expenses
Insurance operating expenses	10,310,367	10,233,199
Investment expenses	373,416	311,319
Other operating expenses	184,109	205,998

	10,867,892	10,750,516

Operating income	242,390	136,273

[1]	Operating revenue, operating expenses and operating income of LIG Investment & Securities Co., Ltd, which is classified as disposal group held for sale, amounting to ￦108,292, ￦105,598 and ￦2,694, respectively, are included.